PROSPECTUS SUPPLEMENT DATED DECEMBER 7, 1998
(TO PROSPECTUS DATED NOVEMBER 30, 1998)

                            DVI BUSINESS TRUST 1998-2
                                    (Issuer)
                              DVI RECEIVABLES CORP.
                                (OWNER OF ISSUER)
                           DVI FINANCIAL SERVICES INC.
                           (Contributor And Servicer)

o THE PUBLICLY OFFERED NOTES:
  The issuer will issue $35,882,000 5.242% of Class A-1, $117,000,000 5.64% of
  Class A-2, $38,090,000 5.76% of Class A-3, $4,365,000 5.93% of Class B and
  $4,910,955 6.37% of Class C asset-backed notes, Series 1998-2.

o THE CREDIT ENHANCEMENT FOR THE PUBLICLY OFFERED NOTES:
  o THE PRIVATELY OFFERED NOTES                                                           ----------------------------------------
    The issuer also anticipates issuing the following notes that are not being            CONSIDER CAREFULLY THE RISK FACTORS
    offered to the public: $4,910,955 of Class D Notes and $4,910,955 of Class E          BEGINNING ON PAGE 11 IN THE PROSPECTUS
    Notes. The issuer will not pay the interest or principal, respectively, on            AND PAGE S-10 OF THIS PROSPECTUS
    the Class D or Class E notes unless and until the interest or principal on            SUPPLEMENT.
    the publicly offered notes are paid first.
                                                                                          o A note is not a deposit and neither
  o THE RESERVE ACCOUNT                                                                     the notes nor the underlying accounts
    The issuer will fund a reserve fund that can be used to pay certain                     or receivables are insured or
    shortfalls in payments on the notes.                                                    guaranteed by the Federal Deposit
                                                                                            Insurance Corporation or any other
  o THE RETAINED INTEREST                                                                   governmental agency.
    The notes are senior to the issuer's retained interest, which represents the
    excess of the future collections on the assets of the issuer over the                 o The notes will represent obligations
    required payments on the publicly offered notes and the privately offered               of the issuer only and will not
    notes.                                                                                  represent interests in or obligations
                                                                                            of DVI Financial Services Inc. or any
  o THE UNDERWRITING:                                                                       affiliate of DVI Financial Services
    The underwriters will offer to the public the Class A Notes, the Class B                Inc.
    Notes and the Class C Notes at the following prices:
                                                                                          o This prospectus supplement may be
                                                                                            used to offer and sell the notes only
                                                                                            if accompanied by the prospectus.
                                                                                          ----------------------------------------

                                                        CLASS A NOTES                            CLASS B            CLASS C
                                       A-1 NOTES          A-2 NOTES          A-3 NOTES            NOTES              NOTES
Price to Public(1)                        100%            99.99395%          99.97149%          99.98204%          99.98487%
------------------                        ----            ---------          ---------          ---------          ---------
Underwriting Discount(2)                 0.25%              0.35%              0.40%              0.45%              0.55%
Proceeds to Issuer(3)                  99.75000%          99.64395%          99.57149%          99.53204%          99.43487%

(1) Total price to public is approximately $200,228,490.06.
(2) Total underwriting discount is approximately $698,217.75. The issuer has indemnified the underwriters for certain liabilities that they may incur.
(3) Total proceeds to issuer, before deducting expenses payable by issuer estimated to be $348,000, are approximately $199,530,272.31.

The notes are offered subject to receipt and acceptance by the underwriters, to prior sale and to the underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify an order without notice. It is expected that delivery of the notes will be made in book-entry form through the facilities of The Depository Trust Company on or about December 11, 1998. You should read "PLAN OF DISTRIBUTION" in this prospectus supplement for further information.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                           ---------------------------
                                  UNDERWRITERS

LEHMAN BROTHERS                               PRUDENTIAL SECURITIES INCORPORATED

    You can find a listing of the pages where capitalized terms used in the prospectus supplement and the prospectus are defined under the respective caption "INDEX OF DEFINED TERMS" beginning on page S-81 of the prospectus supplement and page 38 of the prospectus.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


SUMMARY OF PROSPECTUS SUPPLEMENT...........................................S-1

RISK FACTORS..............................................................S-10

USE OF PROCEEDS...........................................................S-14

PLAN OF DISTRIBUTION......................................................S-14

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.........................S-15

THE CONTRACTS.............................................................S-16
     Contracts............................................................S-16
     Prepayment Amount and Partial Prepayment Amount......................S-18
     Substitute Contracts.................................................S-28
     Eligibility Requirements for the Contracts...........................S-29
     Eligibility Requirements for Substitute Contracts....................S-29

DVI  .....................................................................S-30
     General..............................................................S-30
     Underwriting Criteria................................................S-30
     Portfolio Monitoring and Credit Collections..........................S-31

THE SERVICER..............................................................S-34
     Servicing............................................................S-34
     Servicing Compensation and Payment of Expenses.......................S-35
     Evidence as to Compliance............................................S-35
     Other Servicing Procedures...........................................S-35
     Resignation/Removal of the Servicer..................................S-36
     Voluntary Termination................................................S-36

DVI RECEIVABLES CORP......................................................S-36

THE ISSUER................................................................S-37
     General..............................................................S-37

THE OWNER TRUSTEE.........................................................S-37

THE TRUSTEE...............................................................S-37

DESCRIPTION OF THE NOTES, INDENTURE, CONTRIBUTION
     AND SERVICING AGREEMENT AND TRUST AGREEMENT..........................S-37
     General..............................................................S-38
     Conveyance of Trust Property.........................................S-42
     Limited Repurchase Obligation........................................S-42
     Indemnification......................................................S-43
     Indenture Accounts; Investment of Funds..............................S-43
     Reserve Account......................................................S-43
     Flow of Funds........................................................S-45
     Class A Distribution Sub-Account; Class B Distribution Sub-Account;
          Class C Distribution Sub-Account; Class D Distribution
          Sub-Account; Class E Distribution Sub-Account...................S-49

     Reports to Noteholders...............................................S-50
     Optional Redemption..................................................S-50
     Indenture Events of Default and Acceleration.........................S-54
     Remedies.............................................................S-55
     Servicing Procedure..................................................S-56
     Payments on Contracts................................................S-56
     Servicer Events of Default...........................................S-57
     Termination of the Servicer..........................................S-58
     Duties and Immunities of the Trustee.................................S-59

PREPAYMENT AND YIELD CONSIDERATIONS.......................................S-59

CERTAIN LEGAL MATTERS AFFECTING AN
     OBLIGOR'S RIGHTS AND OBLIGATIONS.....................................S-68
     General..............................................................S-68
     The Equipment........................................................S-68

MATERIAL FEDERAL INCOME TAX CONSEQUENCES..................................S-70

CERTAIN STATE, LOCAL AND OTHER TAX CONSIDERATIONS.........................S-75

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS.................................S-75

LEGAL INVESTMENT..........................................................S-78

RATINGS...................................................................S-78

LEGAL MATTERS.............................................................S-78

INDEX OF DEFINED TERMS....................................................S-79

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

CLOSING DATE................  On or about December 11, 1998.

CUT-OFF DATE................  November 30, 1998. The issuer owns all payments due after the cut-off date on the contracts in the trust property.

THE ISSUER..................  The issuer of the notes is DVI Business Trust
                              1998-2, a business trust organized under the laws of the State of Delaware.

                              For more information about the issuer, you should read the section titled "THE ISSUER" in this prospectus supplement.

OWNER TRUSTEE...............  The owner trustee of the issuer is Wilmington
                              Trust Company, acting not in its individual capacity but solely as owner trustee under the trust agreement.

                              For more information about the owner trustee, you should read the section titled "THE OWNER TRUSTEE" in this prospectus supplement.

OWNER OF THE ISSUER.........  The sole owner of the issuer is DVI Receivables
                              Corp., a Delaware corporation wholly owned by DVI Financial Services Inc.

                              For more information about DVI Receivables Corp., you should read the section titled "DVI RECEIVABLES CORP" in this prospectus supplement.

CONTRIBUTOR AND SERVICER....  DVI Financial Services Inc., a Delaware
                              corporation, is the sole owner of DVI Receivables Corp. and the sole contributor of the assets that comprise the trust property.

                              For more information about DVI Financial Services Inc., you should read "DVI" and "THE SERVICER" in this prospectus supplement.

TRUSTEE.....................  U.S. Bank Trust National Association, a national banking association. For more information about the trustee, you should read the section titled "THE TRUSTEE" in this prospectus supplement.

THE TRUST PROPERTY

The trust property is all of the assets of the issuer. If an event of default under the documents related to this transaction ever occurs (read the section of this prospectus supplement titled "DESCRIPTION OF THE NOTES, INDENTURE, CONTRIBUTION AND SERVICING AGREEMENT AND TRUST AGREEMENT -- INDENTURE EVENTS OF DEFAULT AND ACCELERATION" for a description of those events) then the trustee, acting on your behalf, could claim, foreclose upon and sell the trust property.

The trust property consists of:

THE CONTRACTS. A pool of non-cancelable contracts, which may be of any one of the following five types:

     "FINANCE LEASES" -- contracts in the form of a lease that contains an end of term purchase option for a nominal amount;

     "FAIR MARKET VALUE LEASES" -- contracts in the form of a lease that contain a purchase option based on either (a) a stated non-nominal percentage of the original cost of the related equipment, or (b) the fair market value of the related equipment at the expiration, or earlier termination, of the contract;

     "LEVERAGED LEASE LOANS" -- contracts in the form of loans, each of which is

     o made to a lessor of the related equipment which is leased under an equipment lease with the obligor, and

     o secured by a pledge by such lessor of all of its right, title and interest to the underlying equipment lease and the related equipment;

     "LEASE RECEIVABLE PURCHASES" -- contracts in the form of a purchase of the lessor's right to scheduled payments under an equipment lease and that is secured by the lessor's rights in the related equipment; and

     "SECURED EQUIPMENT NOTES" -- contracts in the form of a loan to the user of the related equipment secured by such equipment.

THE CONTRACT PAYMENTS. The contracts contain provisions which require the obligor to make the periodic, scheduled payment of rent or other payments thereunder on a periodic basis. These payments may be in arrears or advance.

SECURITY INTEREST IN EQUIPMENT. If an obligor defaults under its contract, the servicer, on behalf of the trustee, will be able to repossess and release or sell the related equipment to cover the remaining unpaid payments under such contract.

THE INSURANCE POLICIES. The issuer owns DVI Financial Services Inc.'s rights under any property insurance policies relating to the equipment financed under the contracts.

COLLECTION ACCOUNT AMOUNTS. The trustee will establish a bank account that collects funds to be paid to noteholders. The issuer owns any amounts deposited from time to time in the collection account.

RESERVE ACCOUNT AMOUNTS. The trustee will also establish a bank account that holds reserve funds. The issuer owns any amounts on deposit in the reserve account.

CONTRIBUTION AND SERVICING AGREEMENT RIGHTS. The issuer owns DVI Receivables Corp.'s rights and remedies under the Contribution and Servicing Agreement. Initially, DVI Financial Services Inc. is the servicer of the trust property. The person who acts as servicer is responsible for servicing, making collections and advances on and otherwise enforcing the contracts. The servicer must exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar assets owned by the servicer. On each payment date, the servicer receives a monthly servicing fee from amounts on deposit in the collection account. The servicer may resign or be removed, in which event the trustee (or another satisfactory company) will be appointed as successor servicer.

EXCLUDED ASSETS

The trust property will not consist of either:

PURCHASE OPTION PAYMENTS. Any purchase option payments are specified in each individual contract. In general, purchase option payments are any payment made by the obligor under such contract to purchase the equipment covered thereby. A purchase option payment would include any funds received in respect of any of the following:

o    an end of term purchase option for $1,

o an end of term option to purchase the equipment at a stated percentage of the original cost of the equipment,

o an option to purchase the equipment at the fair market value of the equipment determined at the end of the contract term, or

o an end of term option to extend the term of the lease for one or more immediately succeeding twelve month periods.

MISCELLANEOUS PAYMENTS. These are amounts included in the obligor's payments for which the issuer is not the ultimate beneficiary, including, but not limited to, property taxes, sales taxes, manufacturer's maintenance costs, insurance premiums and supplies and transaction costs.

THE CONTRACTS

DVI Financial Services Inc. selects the contracts from its portfolio of contracts based on the criteria specified in the section in this prospectus supplement titled "THE CONTRACTS-ELIGIBILITY REQUIREMENTS FOR THE CONTRACTS." DVI Financial Services Inc. either originates or acquires the contracts from others in its ordinary course of financing activities. Many of the contracts in the trust property were previously and indirectly sold by DVI Financial Services Inc. to a special-purpose, bankruptcy-remote limited liability company that was wholly and indirectly owned by DVI Financial Services Inc.

THE DISCOUNTED AGGREGATE CONTRACT BALANCE. The outstanding principal balance, discounted at a rate of 6.25% per year, of the contracts included in the statistical information presented in this prospectus supplement is $222,019,847.44 as of the cut-off date. We discounted the contract payments to show what the value in today's dollars is of the total contract payments due over time. We did not include purchase option payments or miscellaneous payments in our calculations of discounted contract balances. For the purposes of future calculations, except when calculating a repurchase price of a contract, we assumed that the discounted contract balance of any defaulted contract is zero.

For a further discussion of discount rates and the contracts, you should read the section titled "THE CONTRACTS" in this prospectus supplement.

OTHER POOL DATA.  As of the cut-off date,

o the weighted average remaining term to maturity of the statistical pool of contracts was approximately 54.04 months,

o the final scheduled payment date of the contract in the statistical pool with the latest maturity is October, 2005, and

o the average outstanding principal balance of the contracts referenced in the statistical pool was approximately $38,950.85.

For more data about the contracts as of the cut-off date, you should read the section titled "THE CONTRACTS" in this prospectus supplement.

THE EQUIPMENT. The equipment is principally non-invasive medical diagnostic and therapeutic equipment.

The contracts require the obligor to assume all responsibility with respect to the equipment, including the obligation to pay all costs relating to its operation, maintenance, repair, insurance and taxes. Some equipment contracts pledged as collateral for leveraged lease loans, however, may require the related lessor to maintain and service the equipment. Some contracts may also require payments for which the servicer is not the ultimate beneficiary thereof and which are not part of the trust property.

THE OBLIGORS. The obligor is the person obligated to make payments under a contract. The term obligor is used in this prospectus supplement to include any guarantor. The obligors under the contracts are primarily hospitals, non-hospital medical facilities, physician groups and physicians, businesses, institutions, and professionals (who utilize the equipment under such contract for commercial use). No affiliates of DVI Financial Services Inc. are obligors under any contracts. Each obligor's obligation under its contract is a full recourse obligation.

MODIFICATIONS TO THE CONTRACTS. The terms of a contract may be modified or adjusted by the servicer for administrative reasons. A lessee or a lessor may also request a modification or adjustment to its contract. Such modifications or adjustments may include either

o    changes to the equipment's acceptance date, cost or components; or

o corrections of information that occur when a contract enters the servicer's administrative servicing system.

Such modifications and adjustments could result in changes to:

o the contract's commencement date, amount of monthly payment, timing of monthly payment, or

o    the equipment.

However, such changes will not

o    extend the stated maturity date of the notes,

o extend the scheduled termination date of such contract by more than 24 months,

o have a material adverse effect on the weighted average life of any class of notes,

o affect more than twenty percent of the initial aggregate principal balance of the contracts (discounted at the actual discount rate of 6.35146%),

o    be made to any contract that is ninety days or more delinquent,

o decrease the discounted principal balance of any contract being modified, unless the issuer deposits an amount equal to such decrease in the collection account.

TERMINATION OF CONTRACTS. Generally, obligors do not have the right to terminate or prepay their contract. However, the servicer may allow either full or partial prepayment of a contract by an obligor. In fact, the servicer historically has permitted obligors to terminate contracts early (or, in case of contracts covering more than one item of equipment, to partially prepay contracts) either in connection with the execution of a new contract of replacement equipment, or upon payment of a negotiated premium, or both.

FULL PREPAYMENTS. The servicer may only permit a full prepayment if the obligor pays an amount at least equal to the sum of:

     (1) the discounted principal balance of the contract as of the first day of the calendar month immediately preceding such prepayment, together with one month of interest thereon at the actual discount rate of 6.35146%, and

     (2) any unreimbursed amounts that the servicer advanced to the obligor as permitted in the Contribution and Servicing Agreement (for further information, you should consult the definition of "SERVICER ADVANCES" and read the section titled "THE SERVICER" of this prospectus supplement), and

     (3) any payments due and outstanding under such contract that constitute trust property but were not the subject of a servicer advance.

PARTIAL PREPAYMENTS. The servicer may only permit an obligor to partially prepay a contract if the obligor pays an amount equal to the difference between the following (A) and (B).

(A) is the sum of (1) the difference between the discounted principal balance of such contract before such prepayment is made and the discounted principal balance of such contract after such prepayment is made and (2) one month's interest on such difference, and

(B) is an amount equal to any of such contract payments actually received by the servicer with respect to the prepaid portion of such contract for the current calendar month on or before the date of such partial prepayment.

LEGAL MATTERS AFFECTING AN OBLIGOR'S RIGHTS AND OBLIGATIONS

The issuer warrants that the pledge to the trustee is a valid pledge of a security interest in the contracts. The issuer must take any action required to perfect the noteholders' security interest in the contracts. The issuer warrants that the trustee, on behalf of the noteholders, has a first priority perfected security interest in the contracts, except for liens which have priority by operation of law, and the proceeds.

PRINCIPAL AND INTEREST ON THE OFFERED NOTES

INTEREST. The trustee pays interest on the notes on the eleventh day of each month (or, if such eleventh day is not a business day, the next day that is a business day) to each noteholder. The first payment date will be January 11, 1999. To be considered a noteholder for such payment, the trustee must have you registered on its records on the fifth business day immediately preceding such payment date as a noteholder.

We accumulate the aggregate amount of any monthly interest not previously paid to any noteholders. The issuer will pay the aggregate amount of such overdue interest on the next payment date to the extent that sufficient funds are available to make such payment. Overdue interest does not itself bear interest.

PRINCIPAL. Principal payments on the notes are required to be made on each payment date to the extent funds are available for such payments. Principal payments will be calculated based on the decline in the aggregate discounted contract principal balance during the prior calendar month.

FLOW OF FUNDS

On each payment date, the trustee will disburse all funds deposited in the collection account (including any investment income with respect to monies on deposit in the collection account) in accordance with the servicer's monthly report in the following order of priority:

FIRST, fees to the servicer, unreimbursed advances and other servicer advances due to the servicer;

SECOND, to the Class A noteholders, all Class A interest

THIRD, to the Class B noteholders, all Class B interest

FOURTH, to the Class C noteholders, all Class C interest

FIFTH, to the Class D noteholders, all Class D interest

SIXTH, to the Class E noteholders, all Class E Interest

SEVENTH,

     IF no amortization event is happening, then :

     o   FIRST, to the Class A noteholders, all Class A principal

     o   SECOND, to the Class B noteholders, all Class B principal

     o   THIRD, to the Class C noteholders, all Class C principal

     o   FOURTH, to the Class D noteholders, all Class D principal

     o   FIFTH, to the Class E noteholders, all Class E principal

     o SIXTH, to the reserve account, the amount needed to make the reserve account meet its deposit requirements

     BUT, if an amortization event is happening and has not been waived by the noteholders, then

     o FIRST, to the Class A noteholders, all of the Class A outstanding principal balance

     o SECOND, to the Class B noteholders, all of the Class B outstanding principal balance

     o THIRD, to the Class C noteholders, all of the Class C outstanding principal balance

     o FOURTH, to the Class D noteholders, all of the Class D outstanding principal balance

     o FIFTH, to the Class E noteholders, all of the Class E outstanding principal balance in making the seventh group of payments outlined above if an amortization event is happening, the trustee may also draw upon funds deposited in the reserve account (but there still may not be enough funds in the collection account to make all of such payments on any payment date),

EIGHTH, if the servicer is no longer DVI Financial Services Inc. and the servicer's fee is deemed to be commercially unreasonable, the amount necessary to make the servicing fee commercially reasonable and to cover the reasonable costs in transferring the servicing obligations,

NINTH, any remaining funds on deposit in the collection account to the issuer, or, if the Class F instruments have been issued, to the holder of the Class F instruments.

For a more detailed description of how funds are paid to you, you should read the section "DESCRIPTION OF THE NOTES, INDENTURE, CONTRIBUTION AND SERVICING AGREEMENT AND TRUST AGREEMENT -- FLOW OF FUNDS" in this prospectus supplement.

CREDIT ENHANCEMENT

We have provided three forms of credit enhancement. First, we have the subordination of the different classes of notes. Second, we have a reserve account of funds to pay certain shortfalls in payments on the notes. Third, we have the subordination of the issuer's right to receive retained interest amounts, until noteholders have received all amounts then payable to them.

SUBORDINATION. Subordination enhances the credit of each superior class of notes. Notes that are subordinated in priority of payment to other classes of notes have a lesser likelihood of receiving the regular distributions as outlined in the "FLOW OF FUNDS" section of this prospectus supplement. Similarly, if the trustee should ever foreclose upon the trust property, each superior class of notes has a greater protection against realizing losses than do notes that are subordinated.

Payments of interest on the Class D and Class E Notes are subordinate to payments of interest on the Class A, Class B and Class C Notes, and payments of principal on the Class D and Class E Notes are subordinate to payments of principal on the Class A, Class B and Class C Notes.

Furthermore, the following note payments are subordinated as shown below.

Note Payment                           Subordinated To The Full Payment Of:
------------                           -----------------------------------

Class A interest                       Interest on the Class A Notes is not
                                       subordinated to any other note payments.

Class A principal                      All interest due and overdue on all
                                       classes of notes.

Class B interest                       All interest due and overdue on the Class
                                       A Notes.

Class B principal                      If NO amortization event IS happening:

                                       o    all interest due and overdue on all
                                            classes of notes

                                       o    all principal due and overdue on the
                                            Class A Notes

                                       If an amortization event IS happening:

                                       o    all interest due and overdue on all
                                            classes of the notes

                                       o    the entire outstanding principal
                                            amount due on the Class A Notes

Class C interest                       All interest due and overdue on the
                                       Class A Notes and the Class B Notes.

Class C principal                      If NO amortization event IS happening:

                                       o    all interest due and overdue on all
                                            classes of the notes

                                       o    all principal due and overdue on the
                                            Class A Notes and the Class B Notes,

                                       If an amortization event IS happening

                                       o    all interest due and overdue on all
                                            classes of the notes

                                       o    the entire outstanding principal
                                            amount due on the Class A Notes and
                                            the Class B Notes


RESERVE ACCOUNT

The reserve account is a segregated trust account in the name of the trustee. The trustee funds the reserve account on the closing date by depositing an amount from note proceeds, and thereafter by depositing amounts otherwise distributable to the issuer or any Class F instrumentholder. If a shortfall arises between available funds in the collection account and principal or interest due on the notes, the trustee will withdraw money from the reserve account to pay the affected noteholders. However, noteholders can only be compensated to the extent that funds are available in the reserve account. If amounts in the reserve account exceed the amount required to be on deposit in the reserve account, then excess amounts on deposit in the reserve account may also be paid to the Class F instrumentholder, or, if no Class F instrument has been issued, to the issuer.

For more information about the reserve account, you should read the section titled "DESCRIPTION OF

THE NOTES, INDENTURE, CONTRIBUTION AND SERVICING AGREEMENT AND TRUST AGREEMENT -- RESERVE ACCOUNT"in this prospectus supplement.

RETAINED INTEREST

The amount of notes issued by the issuer is less than all of the cash flows that the issuer expects to receive from the trust property. We refer to the difference between the amount of notes issued and the anticipated cash flow as the "retained interest". At a later date, the issuer may issue a Class F instrument with a value up to the retained interest.

POOL A CONTRACTS AND POOL B CONTRACTS

The trust property is composed of two pools of contracts. First, there are the contracts identified on the contract schedule attached to the Contribution and Servicing Agreement as the pool A contracts. Second, there are the contracts identified on the contract schedule attached to the Contribution and Servicing Agreement as the pool B contracts. The servicer's rights with regard to substitution of contracts and purchase of all contracts in a pool differ as between the pool A contracts and the pool B contracts. The two pools shall comprise a single collateral pool from which payments will be made for all of the notes.

For further information regarding the different rights of substitution and replacement with respect to the pool A contract and the pool B contracts, you should read the section titled "THE CONTRACTS -- SUBSTITUTE CONTRACTS" in this prospectus supplement.

OPTIONAL REDEMPTION

The issuer may buy back either all of or some of the notes.

FULL REDEMPTION. The issuer may buy back all of, but not some of, the notes on any payment date if:

o    the issuer pays the redemption price that we have specified;

o the aggregate outstanding discounted contract balance of all of the contracts in pool A is less than 10% of the aggregate outstanding discounted contract balance of all of the contracts in pool A on the closing date; and

o the aggregate outstanding discounted contract balance of all of the contracts in pool B is less than 20% of the aggregate outstanding discounted contract balance of all of the contracts in pool B on the closing date.

PARTIAL REDEMPTION. The issuer may buy back any portion (but not all) of the notes on a payment date if

o    it pays the partial redemption price, and

o the aggregate outstanding discounted contract balance of all of the contracts in pool B is less than 20% of the aggregate outstanding discounted contract balance of all of the contracts in pool B as of the closing date.

For further information about the issuer's rights to buy back the notes, you should read the section titled "DESCRIPTION OF THE NOTES, INDENTURE, CONTRIBUTION AND SERVICING AGREEMENT AND TRUST AGREEMENT -- OPTIONAL REDEMPTION" in this prospectus supplement.

LIMITED REPURCHASE OBLIGATION

90 days following the discovery or receipt of notice of a breach in the Contribution and Servicing Agreement, if the breach is material and has not been cured or waived as described therein, then DVI Financial Services Inc. must either substitute or repurchase the contract causing the breach from the issuer.

For further information about the issuer's mandatory repurchase obligations, you should read the section titled "DESCRIPTION OF THE NOTES, INDENTURE, CONTRIBUTION AND SERVICING AGREEMENT AND TRUST AGREEMENT -- LIMITED REPURCHASE

OBLIGATION" in this prospectus supplement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Under current law, special tax counsel to the underwriters is of the opinion that the Class A Notes, the Class B Notes and the Class C Notes will be treated as indebtedness for federal income tax purposes.

For further information regard tax treatment of the notes, you should read the section titled "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

If you are buying Notes on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. These rules are described in the section called"CONSIDERATIONS FOR BENEFIT PLAN INVESTORS." Buying Notes on behalf of an employee benefit plan may result in a so-called "prohibited transaction" unless you meet the requirements of certain exemptions. To assure that exemptions are available for the benefit of all investors, you must make certain representations when you acquire notes. See "CONSIDERATIONS FOR BENEFIT PLAN INVESTORS" IN THIS PROSPECTUS SUPPLEMENT."

RATINGS

The issuer's issuance of the notes is subject to receipt by each of the following classes of all of the ratings set forth next to such class.



               DUFF &                    MOODY'S
               PHELPS                   INVESTORS
               CREDIT     FITCH IBCA,   SERVICE,
  CLASS      RATING CO.      INC.         INC.
  -----      ----------      ----         ----

Class A1         D1+       F1+/ AAA        P1
Class A2         AAA         AAA           Aaa
Class A3         AAA         AAA           Aaa
Class B          AA          AA            Aa3
Class C          A           A+            A2

A rating on a security is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. For further information about rating, you should read the sections of this prospectus supplement entitled "PREPAYMENT AND YIELD CONSIDERATIONS" and "RATINGS".

RISK FACTORS

For a discussion of factors that should be considered by prospective investors in the notes, you should read the section titled "RISK FACTORS" in this prospectus supplement.

PERMISSIBLE TRANSFER

The Class A1 Notes are eligible for purchase by money market funds under the Investment Company Act of 1940, as amended.

                                  RISK FACTORS

                  Prospective noteholders should consider, among other things, the following factors in connection with the purchase of the Notes.

              RISKS AFFECTING COLLECTIBILITY OF THE TRUST PROPERTY

THE ISSUER, THE SERVICER OR DVI RECEIVABLES CORP. COULD BREACH THEIR OBLIGATIONS THAT ENABLE THE TRUSTEE TO HAVE, ON YOUR BEHALF, A PERFECTED FIRSTPRIORITY SECURITY INTEREST IN THE TRUST PROPERTY.

                  If either the issuer, DVI Receivables Corp. or the servicer sells, pledges or causes the delivery of a contract in the trust property to a person other than the trustee, then such other person would probably acquire an interest in that contract. The interest of that other person may have priority over the trustee's security interest. Anyone owed money by the owner of a contract, if that debt is overdue, can foreclose upon and sell the contract. Thus, if a person delivers a contract in the trust property to someone other than the trustee, the trustee may not be in control of the decision concerning whether or not to foreclose on the collateral.

                  In addition, the person with the highestpriority security interest will be paid first from any payments under, or any proceeds of sale of, a contract. Thus, if the person other than the trustee has a security interest with higher priority than the trustee's, that person's interest in the contract will be paid first. Only after the other person's interest is paid will the trustee's interest be paid, and then only to the extent that there still are sufficient funds available from the payments or proceeds.

THE OBLIGOR MAY HAVE RIGHTS THAT RESTRICT THE TRUSTEE'S ABILITY TO COLLECT ON THE CONTRACTS FOR YOU.

                  An obligor might assert claims and defenses against DVI Financial Services Inc., DVI Receivables Corp., the issuer or the trustee with respect to the contracts or the related equipment. DVI Financial Services Inc. warrants that, on the closing date, no such claims or defenses have been asserted or threatened with respect to the contracts.

STATE LAWS CAN RESTRICT THE TRUSTEE'S ABILITY TO COLLECT ON THE CONTRACTS FOR
YOU.

                  State laws impose requirements and restrictions relating to foreclosure sales of collateral. Such laws may also restrict the trustee's ability to go to court and obtain a judgment that the issuer is deficient in the payments it must make to you following such a foreclosure sale. The trustee may not realize the full amount due on a contract (or may not realize the full amount on a timely basis) because of the application of those requirements and restrictions.

FAILURE TO TAKE CERTAIN ACTION, EQUIPMENT OBSOLESCENCE AND LEGAL COSTS MAY ALSO RESTRICT THE TRUSTEE'S ABILITY TO COLLECT ON THE CONTRACTS FOR YOU.

                  In addition to the considerations mentioned above, other factors that can hinder the trustee's ability to collect payments from contracts that it foreclosed upon include:

                  o a failure to file UCC financing statements to perfect a
                    security interest,
                  o depreciation, obsolescence, damage or loss of any item of equipment,
                  o the application of Federal and state bankruptcy and
                    insolvency laws,
                  o the expense of legal proceedings under a defaulted contract and other factors. If any of these circumstances occurs, the noteholders may be subject to delays in payments and losses.

EQUIPMENT OBSOLESCENCE.

                  If an obligor defaults on a contract, the only source of payment for amounts due on the contract will be the income and proceeds from the related equipment. However, the market value of our medical equipment generally declines with age. In addition, some of our equipment may be subject to sudden, significant declines in value because of technological advances. Because of these factors, if the servicer or the trustee forecloses upon and sells the equipment securing a defaulted contract, the servicer or trustee may not recover the entire amount due on such contract.

               RISKS RELATING TO THE STRUCTURE OF THE TRANSACTION

IF DVI FINANCIAL SERVICES INC. GOES BANKRUPT, A BANKRUPTCY COURT COULD TERMINATE SOME OF THE CONTRACTS, AND YOU WOULD NOT GET ALL OF YOUR PAYMENTS.

                  DVI Financial Services Inc. believes that the transfer of the contracts and the security interest in the related equipment to DVI Receivables Corp. and the subsequent transfer to the issuer should be treated as an absolute and unconditional transfer. However, if DVI Financial Services Inc. goes bankrupt, a bankruptcy court could nonetheless attempt to recharacterize such transfer as a borrowing. Such an attempt, even if unsuccessful, could result in delays in payments on the notes.

                  If a bankruptcy court successfully recharacterizes the sale as a borrowing, the court could then elect to accelerate payment of the notes and liquidate the contracts. If an acceleration occurs, the trustee's recovery on behalf of noteholders could be limited to the thencurrent value of the contracts or the underlying equipment. In addition, if such attempt were successful, bankruptcy law allows the bankruptcy trustee to reject leases that it considers to be "true" leases (such as "fair market value" leases). The same law allows the bankruptcy trustee to reject any other contract if the court believes that any signatory to that contract has yet to finish performing its duties thereunder. If a contract is rejected by a bankruptcy trustee for whichever reason, the contract is terminated. An obligor would not owe any further payments under a terminated contract. If the trust property contains a contract that is terminated, you would then lose the right to some future payments of interest and principal on the notes. If many contracts in the trust property are terminated, your losses could be sizeable.

IF A LESSOR GOES BANKRUPT, A BANKRUPTCY COURT COULD REJECT AND TERMINATE ANY FAIR MARKET VALUE CONTRACTS UNDER LEVERAGED LEASE LOANS OR OTHERWISE, AND YOU WOULD NOT GET ALL OF YOUR PAYMENTS.

                  LEVERAGED LEASE LOANS. Some contracts represent leveraged lease loans from DVI Financial Services Inc. to various lessors. Because leveraged lease loans are secured by the lessor's pledge of its rights in equipment and of a lease with the lessee of such equipment, rejection of the lease by that lessor would terminate the lease, the obligor would not owe further contract payments, and you might lose the right to some future payments of interest and principal on the notes.

                  FAIR MARKET VALUE LEASES. Other contracts are fair market value leases from DVI Financial Services, Inc. to various lessees. When DVI Financial Services Inc. contributed these leases to DVI Receivables Corp., it also granted a security interest in the leased equipment to DVI Receivables Corp. DVI Receivables Corp., in turn, assigned such security interest to the issuer along with a first priority security interest in a lease between such lessor and the lessee.

                  THE RISK OF REJECTION. If a lessor under either a leveraged lease loan or fair market value lease were to seek protection under the Bankruptcy Code, then the lessor, as debtorin possession, or its bankruptcy trustee would have the option of rejecting, assuming or assigning the underlying lease. If a lessor or bankruptcy trustee chooses to reject the lease, you could experience delays in payment or losses on your investment.

SUBORDINATED NOTES HAVE LESS LIKELIHOOD OF BEING FULLY PAID THAN DO THE SUPERIOR CLASSES OF NOTES.

                  Investors who purchase subordinated notes will not receive distributions of interest or principal on any given payment date until after the Class A Notes and the classes of more senior subordinated notes receive their respective distributions of interest or principal. The subordinated notes will bear losses and delinquencies in reverse order of their priority. Depending upon the timing of defaults and severity of losses, investors may realize less on their investment than they originally anticipated. It may also take longer for investors holding subordinated notes to earn a return on their investment. For more information about subordinated notes, you should read the section of this prospectus supplement titled "DESCRIPTION OF THE NOTES SUBORDINATION".

                                   OTHER RISKS

PAYMENT OF PRINCIPAL AND INTEREST ON YOUR NOTE DEPENDS UPON THE UNPREDICTABLE RATE OF PREPAYMENTS ON THE CONTRACTS.

                  The rate of payment of principal on the notes will depend, among other things, on an unpredictable rate of prepayments on the contracts. Therefore, the rate of payment of principal on the notes cannot be predicted.
Prepayments on the contracts include

o partial and full prepayments (to the extent not replaced with substitute contracts) by the obligor on the contract,
o        payments upon the liquidation of defaulted contracts,
o payments upon acquisitions by DVI Financial Services Inc. of contracts from the related trust property on account of a breach of certain representations and warranties in the Contribution and Servicing Agreement, and
o payments upon an optional acquisition by DVI Financial Services Inc. of contracts from the trust property.

                  The rate of early terminations of contracts due to prepayments and defaults may be influenced by a variety of economic and other factors which are unknown at this time. You will bear the risk of reinvesting distributions of the principal of your note. No assurance can be given as to the level of prepayments that the contracts will experience.

THE SERVICER OR THE ISSUER MAY SUBSTITUTE CONTRACTS IN THE TRUST PROPERTY, CAUSING DIFFERENT PAYMENT AND PREPAYMENT RATES ON YOUR NOTE.

                   DVI Financial Services Inc. and the issuer have the right in certain circumstances to replace prepaid or certain nonperforming contracts. These rights differ as between the pool A contracts and the pool B Contracts. For further information about the servicer's rights of substitution, you should read the section of this prospectus supplement titled "THE CONTRACTS
SUBSTITUTE CONTRACTS". The payment flow on your notes will be different if a substitution occurs, rather than if the issuer pays the proceeds of the defaulted or prepaid contract through to you. The performance of such substitute contracts could be different than the performance of the original contracts.

THE RATE OF DELINQUENCIES OF DVI FINANCIAL SERVICES INC.'S PORTFOLIO OF CONTRACTS IS NOT AN ASSURANCE OF THE PERFORMANCE OF THE CONTRACTS IN THE TRUST PROPERTY.

                  We cannot assure you that the levels of delinquencies and losses experienced in recent years by DVI Financial Services Inc. on its entire equipment finance portfolio are indicative of the contracts in the trust property. Delinquencies and losses on contracts could increase significantly for various reasons, including changes in the federal income tax law, changes in the local, regional or national economies or other events. You should not assume that data from DVI Financial Services Inc.'s entire portfolio of contracts is or will be indicative of the performance of the trust property.

CONTEMPLATED CHANGES IN FEDERAL HEALTH CARE REGULATIONS COULD HAVE AN ADVERSE EFFECT ON YOUR NOTE PAYMENTS.

                  In recent years, the administration and Congress have considered various changes in federal regulations and reimbursement policies relating to health care delivery in the United States. Legislation adopted in 1999 or thereafter may affect the regulation and availability of, and the pricing and reimbursement applicable to, health care products and services provided by an obligor, or financing services provided by DVI Financial Services Inc. Such regulations could affect the financial wellbeing of several obligors or DVI Financial Services Inc. No one can accurately predict the effect, if any, that any such legislation will have on the servicer or on the ability of an obligor to satisfy its payment obligations.

THE RATINGS OF THE NOTES ARE NOT RECOMMENDATIONS AND MAY BE WITHDRAWN AT A LATER DATE.

                  None of the ratings of the notes by any rating agency are recommendations to purchase, hold or sell the notes. Ratings do not comment as to market price or suitability for you. Moreover, the rating agencies do not assure that the ratings will remain for any given period of time. Indeed, whenever a rating agency that rates the notes believes that circumstances so warrant, that rating agency may lower or withdraw its rating.

THERE MAY BE NO PURCHASER AVAILABLE IF YOU WISH TO SELL YOUR NOTE.

                  After the initial issuance of the notes on the closing date, the underwriters intend to make a secondary market for the purchase of the notes. A secondary market is one in which a noteholder sells a note to another person. However, the underwriters have no obligation to make a secondary market. There is no assurance that such a secondary market will develop or, if it develops, that it will continue.

                  The secondary markets for assetbacked securities have experienced periods of illiquidity in the past and can be expected to do so in the future. Illiquidity means that you may not easily find another investor to buy your note. Consequently, you may not be able to sell your note readily or at prices that will enable you to realize the yield that you desire on your note.

                  The market values of the notes are also likely to fluctuate. These fluctuations could be significant and result in sizable losses to you, depending on where or when you resell your note.

REGISTERING THE NOTES IN BOOKENTRY FORMAT MAY MAKE IT MORE DIFFICULT TO RESELL YOUR NOTES AND CAUSE DELAYS IN YOUR RECEIPT OF PAYMENT ON THE NOTES.

                  The notes are being issued in bookentry form. For more information about bookentry form, you should read the section of this prospectus supplement titled "DESCRIPTION OF THE NOTESBOOK ENTRY REGISTRATION". Registering the notes in bookentry form may make it more difficult for you to sell your note to another investor. For further discussion of liquidity on the secondary markets, you should read the section of this prospectus supplement titled "RISK FACTORSTHERE MAY BE NO INVESTOR WILLING TO PURCHASE YOUR NOTE". In most cases noteholders will only be able transfer the notes through the Depository Trust Company or the Depository Trust Company's participants. You may therefore have limited ability to pledge your note to a person who does not participate in the Depository Trust Company system. Because the trustee will first pay distributions on your note to Cede & Co., as nominee of the Depository Trust Company, you could also experience some delay in receipt of your note payments.

YEAR 2000 COMPUTER ERRORS COULD ADVERSELY AFFECT YOUR NOTE PAYMENTS.

                  The servicer believes, based on discussions with current systems vendors, that its software applications and operational programs will properly recognize calendar dates beginning in the year 2000. In addition, the servicer is discussing with its customers and suppliers the possibility of any interface difficulties relating to the year 2000 which may affect the servicer. To date, no significant concerns have been identified; however, there can be no assurance that there will not be any year 2000related operating problems or expenses that arise and affect the payments on your notes.

                                 USE OF PROCEEDS

                  The Issuer will use substantially all of the net proceeds from the sale of the Notes for general organizational purposes, towards payment of the purchase price of the Contracts to DVI Financial Services Inc. and to make the required deposits in the reserve account (the "RESERVE ACCOUNT"). See "DESCRIPTION OF THE NOTES, INDENTURE, CONTRIBUTION AND SERVICING AGREEMENT, AND TRUST AGREEMENT--RESERVE ACCOUNT" for a description of the Reserve Account.

                              PLAN OF DISTRIBUTION

                  Subject to the terms and conditions set forth in an underwriting agreement (the "UNDERWRITING AGREEMENT") dated December 7, 1998, the Issuer has agreed to sell and Lehman Brothers Inc. and Prudential Securities Incorporated (the "UNDERWRITERS") have severally agreed to purchase, the Class A-1 Notes (the "CLASS A-1 NOTES"), the Class A-2 Notes (the "CLASS A-2 NOTES"), the Class A-3 Notes (the "CLASS A-3 NOTES"; together with the Class A-1 Notes and the Class A-2 Notes, the "CLASS A NOTES"), the Class B Notes (the "CLASS B NOTES") and the Class C Notes (the "CLASS C NOTES"; together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Class D Notes (the "CLASS D NOTES"), and the Class E Notes (the "CLASS E NOTES"), the "NOTES") in the principal amounts set forth opposite their names:


                                        PRINCIPAL       PRINCIPAL       PRINCIPAL       PRINCIPAL      PRINCIPAL
                                     AMOUNT-OF-CLASS AMOUNT OF CLASS AMOUNT OF CLASS AMOUNT OF CLASS AMOUNT OF CLASS
UNDERWRITER                             A-1 NOTES       A-2 NOTES       A-3 NOTES        B NOTES         C NOTES
--------------------------------------------------------------------------------------------------------------------
Lehman Brothers Inc.                 $ 21,529,200    $ 70,200,000    $ 22,854,000    $ 2,619,000     $ 2,946,573
Prudential Securities Incorporated   $ 14,352,800    $ 46,800,000    $ 15,236,000    $ 1,746,000     $ 1,964,382
----------------------------------   ------------    ------------    ------------    -----------     -----------
Total                                $ 35,882,000    $117,000,000    $ 38,090,000    $ 4,365,000     $ 4,910,955


                  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions therein, to purchase all the Class A Notes, the Class B Notes and the Class C Notes offered hereby in the amounts set forth above if any of such Class A Notes, the Class B Notes and the Class C Notes are purchased.

                  The Issuer has been advised by the Underwriters that the Underwriters propose initially to offer the Class A Notes, Class B Notes and Class C Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a discount not in excess of 0.15%, 0.21%, 0.24%, 0.40% and 0.40% per Class A-1 Note, Class A-2 Note, Class A-3 Note, Class B Note and Class C Note, respectively. The Underwriters may allow and such dealers may reallow a discount not in excess of 0.10%, 0.15%, 0.175%, 0.25% and 0.25% per Class A-1 Note, Class A-2 Note, Class A-3 Note, Class B Note and Class C Note, respectively, to certain other dealers. After the initial public offering, the prices of the Notes, such concessions and such discounts may vary.

                  The Issuer has been advised by the Underwriters that they presently intend to make a market in the Class A Notes, the Class B Notes and the Class C Notes; however, they are not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for such Notes will develop.

                  For further information regarding any offer or sale of the Class A Notes, the Class B Notes and the Class C Notes pursuant to this Prospectus Supplement, see "PLAN OF DISTRIBUTION" in the Prospectus.

                  The Underwriting Agreement provides that DVI Financial Services Inc. (the "CONTRIBUTOR" or "DVI") and DVI Receivables Corp. (the "TRANSFEROR") will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "SECURITIES ACT" or the "1933 ACT"), or contribute to payments the Underwriters may be required to make in respect thereof.

                  In connection with this offering and in compliance with applicable law and industry practice, the Underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Class A Notes, Class B Notes and Class C Notes at a level above that which might otherwise prevail in the open market, including stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the Underwriters to reclaim a selling concession from a syndicate member in connection with the offering when the Class A Notes, Class B Notes and Class C Notes originally sold by the syndicate member are purchased in syndicate covering transactions. The Underwriters are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. TO THE EXTENT THAT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONTROL.

                  With respect to each series of Notes offered hereby, there are incorporated herein and in the related Supplement to the Indenture by reference all documents and reports filed or caused to be filed by the Issuer pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of Notes, that relate specifically to such related series of Notes. The Issuer will provide or cause to be provided without charge to each person to whom this Prospectus Supplement and the related Prospectus is delivered in connection with the offering of one or more classes of such series of Notes, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such series of Notes, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to the Issuer at the address set forth for it in the Summary section of this Prospectus Supplement.

                  Unless and until Definitive Notes are issued, periodic and annual reports containing information concerning the trust property will be prepared by the Servicer and sent on behalf of the Issuer only to the Trustee for the noteholders and Cede & Co., as registered holder of the Notes and the nominee of DTC. See "DESCRIPTION OF THE NOTES, INDENTURE, CONTRIBUTION AND SERVICING AGREEMENT AND TRUST AGREEMENT -- BOOK-ENTRY REGISTRATION" and "DESCRIPTION OF THE NOTES, INDENTURE, CONTRIBUTION AND SERVICING AGREEMENT AND TRUST AGREEMENT -- REPORTS TO SECURITYHOLDERS" in the accompanying Prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Issuer will file with the Securities and Exchange Commission (the "COMMISSION") such periodic reports as are required under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder and as are otherwise agreed to by the Commission. Copies of any such period reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates.

                                                   THE CONTRACTS

CONTRACTS

                  The following defined terms with respect to the Contracts shall have the meanings set forth below:

                  "AGGREGATE DISCOUNTED CONTRACT BALANCE" means the sum of the Discounted Contract Balances of all Contracts. The "DISCOUNTED CONTRACT BALANCE" means with respect to any Contract, on any date of determination, an amount equal to the sum of (a) present value of each remaining Contract Payment to become due under a Contract before the last day of the month prior to the month of the Stated Maturity Date, discounted monthly from the last day of the Collection Period in which such Contract Payment is to become due at a rate equal to one-twelfth (or with respect to the period from the Closing Date to but excluding the initial Payment Date, a fraction, the numerator of which is equal to the number of days from the Closing Date to but excluding the initial Payment Date, and the denominator of which is equal to 360) of the Discount Rate and (b) one hundred percent (100%) of the unpaid balance, as of such date of determination of Contract Payments due with respect to such Contract which were not the subject of a Servicer Advance; PROVIDED, HOWEVER, that, except for purposes of computing the Repurchase Amount or for computing the Discounted Contract Balance of a Predecessor Contract, (x) on the date a Contract becomes a Defaulted Contract, the Discounted Contract Balance for such Contract will be zero and (y) any Purchase Option Payments shall not be included in the Discounted Contract Balance. For purposes of calculating the Discounted Contract Balance of a Contract, any Contract Payment for which the Contributor received on or prior to the Cut-off Date a security deposit or an advance payment shall be deemed to be zero.

                  "COLLECTION PERIOD" means, with respect to each Payment Date related thereto, the entire calendar month immediately preceding such Payment Date.

                  "DEFAULTED CONTRACT" means any Contract with respect to which under the Contribution and Servicing Agreement, (i) any Contract Payment (or portion thereof) is delinquent for more than 180 days as of the last day of the calendar month or (ii) the Servicer has declined to make a Servicer Advance with respect to any delinquent amounts in accordance with the Contribution and Servicing Agreement on the grounds that such advance would be a Nonrecoverable Advance or (iii) any Contract has been rejected by or on behalf of the Obligor in a bankruptcy proceeding or (iv) the lessor with respect to any Leveraged Lease Loan has rejected the related lease in a bankruptcy proceeding. For purposes of clause (i), the delinquency of a Contract Payment shall be measured based on the Contract Payments required to be made during the term of such Contract as of the date that such Contract became part of the Trust Property without giving effect to any modifications (except those modifications permitted pursuant to Section 4.02 of the Contribution and Servicing Agreement), waivers or extensions subsequently granted by the Servicer.

                  "DELINQUENT CONTRACT" means, as of any Determination Date, any Contract (other than a Contract which became a Defaulted Contract prior to such Determination Date) with respect to which the Obligor has not paid all Contract Payments due as of the end of the immediately preceding Collection Period. The delinquency of a Contract Payment shall be measured based on the Contract Payments required to be made during the term of such Contract as of the date such Contract became part of the Trust Property without giving effect to any modifications, waivers or extensions subsequently granted by the Servicer.

                  "DISCOUNT RATE" means the Actual Discount Rate of 6.35146% per annum.

                  "INITIAL AGGREGATE DISCOUNTED CONTRACT BALANCE" means the initial Aggregate Discounted Contract Balance, of the Initial Contracts, on the Cut-off Date (calculated based on the actual Discount Rate of 6.35146% (the "ACTUAL DISCOUNT RATE")).

                  "NONRECOVERABLE ADVANCE" means any Servicer Advance previously made in respect of a Delinquent Contract by the Servicer pursuant to the terms of the Contribution and Servicing Agreement, which in the good faith judgment of the Servicer and pursuant to an Officer's Certificate, will not be ultimately recoverable by the Servicer from payments by the related Obligor or disposition of the related Equipment.

                  "PAYMENT DATE" means the eleventh day of each month (or if such date is not a business day, the immediately succeeding business day), commencing January 11, 1999.

                  "PREDECESSOR CONTRACT" means, with respect to any Substitute Contract acquired by the Transferor by substitution pursuant to Section 7 of the Contribution and Servicing Agreement, the Contract or Contracts for which such Substitute Contract or any intervening Substitute Contract has been substituted.

                  "REPURCHASE AMOUNT" means, with respect to any Contract, the sum of (1) the Discounted Contract Balance as of the first day of the Collection Period preceding such repurchase, together with one month of interest thereon at the Discount Rate and (2) any unreimbursed Servicer Advances with respect to such Contract.

                  "SERVICER ADVANCE" means an advance made by the Servicer in accordance with Section 5.01 of the Contribution and Servicing Agreement.

                  "STATED MATURITY DATE" means with respect to the Class A-2 Notes, Class A-3 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, the Payment Date occurring in October 2006, and, with respect to the Class A-1 Notes, the Payment Date occurring in December 1999.

                  The Contracts consist of non-cancelable Finance Leases, Fair Market Value Leases, Leveraged Lease Loans, Lease Receivable Purchases and Secured Equipment Notes. The Obligors are primarily hospitals, non-hospital medical facilities, physician groups and physicians, businesses, institutions, and professionals (who utilize the equipment under such Contract for commercial use) throughout the United States. No affiliates of DVI are or will be Obligors under the Contracts. The Equipment is principally non-invasive medical diagnostic and therapeutic equipment (as more specifically set forth on the table on page S-22 herein). The Issuer will acquire certain of the Contracts (the "INITIAL CONTRACTS") on the Closing Date. On the Closing Date, the Notes will be secured by the Initial Contracts, the other Trust Property as of the Closing Date and the amounts on deposit in the Reserve Account.

                  A portion of the Contracts transferred by DVI to the Transferor (which are then assigned by the Transferor to the Issuer and then pledged to the Trustee for the benefit of the Noteholders) were acquired by DVI from Affiliated Capital Corporation ("AFFILIATED") in an asset acquisition from Irwin Financial Corporation and Irwin Equipment Financial Corporation on September 30, 1998. The representations and warranties of DVI with respect to any Contract acquired from Affiliated will be made to the same extent, and with the same force and effect, as for all other Contracts. However, the Contracts acquired from Affiliated were not underwritten or re-underwritten in accordance with DVI's underwriting criteria. For a description of the underwriting criteria applicable to these Contracts see "AFFILIATED -- CREDIT POLICIES AND PROCEDURES OF AFFILIATED."

                  A portion of the Contracts transferred by DVI were originated by third parties ("BROKERS") and acquired by DVI through purchases in the ordinary course of business from various entities without recourse to such entities ("BROKERED TRANSACTIONS"). It is the policy of DVI that contracts acquired by DVI in Brokered Transactions are subject to the same underwriting criteria that DVI applies to contracts originated by it, and contracts so acquired are serviced by DVI. See "DVI--UNDERWRITING CRITERIA" for a description of DVI's underwriting and credit and collection policies. It is the policy of DVI to ensure that UCC financing statements covering the underlying Equipment with respect to Contracts acquired by DVI in Brokered Transactions are filed against the applicable Obligors to the same extent as such financing statements would be filed if such Contracts were originated by DVI and to arrange for such financing statements to be assigned to DVI. In addition, DVI files financing statements in its favor covering the Contracts and related assets transferred to it in Brokered Transactions against the applicable Broker.

                  The Contracts (other than the Leveraged Lease Loans) and the equipment contracts pledged as collateral for a Leveraged Lease Loan are exclusively on a "net basis", that is, the Obligor is responsible for all operating expenses, including taxes and insurance premiums; PROVIDED, HOWEVER, that certain equipment leases pledged as collateral for Leveraged Lease Loans may require the lessor to maintain and service the Equipment. All Obligors are obligated to: (1) remit all Contract Payments due; (2) operate the Equipment in compliance with the manufacturers' instructions; (3) except as described in the immediately preceding sentence, maintain and service the Equipment; and (4) insure the Equipment against casualty losses, liability for bodily injury and against property damage. Contract documentation also typically specifies that the Obligor is responsible for compliance with all applicable laws and regulations with respect to operation of the Equipment. Although, except as provided above, the terms of the Contracts provide that maintenance is to be provided by the Obligor, in certain transactions certain supplies and transaction fees are included in the Obligor's payments and remitted to the appropriate Broker or service provider by DVI. These fees, as well as any other amounts included in an Obligor's payments for which DVI is not the ultimate beneficiary, including, but not limited to, property taxes, sales taxes, manufacturer's maintenance costs, insurance premiums and supplies and transaction costs, do not constitute part of the Trust Property. Also not included in the Trust Property are any Purchase Option Payments and any rights of DVI in any accounts receivable of the Obligor pledged to DVI as collateral for loans other than the Contract with such Obligor.

                  The Contracts (other than the Leveraged Lease Loans) and the equipment leases pledged as collateral for a Leveraged Lease Loan generally do not provide for a right of the Obligor to prepay. However, under the Contribution and Servicing Agreement, dated as of December 1, 1998 (the "CONTRIBUTION AND SERVICING Agreement"), among DVI, Contributor and Servicer, and the Transferor, the Servicer is permitted to allow prepayment, in part or in full, in an amount not less than the Prepayment Amount or Partial Prepayment Amount, as applicable. In addition, in the event that an Obligor requests an upgrade or trade-in of Equipment, the Servicer may remove the Equipment and related Contract from the Trust Property, but only upon payment of an amount equal to the Prepayment Amount or Partial Prepayment Amount, as applicable, or upon the substitution of an Eligible Contract. The Servicer historically has permitted obligors to terminate contracts early either in connection with the execution of a new contract of replacement equipment, or upon payment of a negotiated premium, or both. Any such Prepayment Amounts or Partial Prepayment Amounts paid shall be deposited by the Servicer into the Collection Account and shall be applied as a prepayment of the Notes.

PREPAYMENT AMOUNT AND PARTIAL PREPAYMENT AMOUNT

                  "PARTIAL PREPAYMENT AMOUNT" means, with respect to the Collection Period and a Contract for which the Obligor has requested to make a voluntary partial prepayment and for which no Substitute Contract has been provided, an amount equal to the excess, if any, of (A) the difference between
(i) the Discounted Contract Balance of such Contract as of the first day of such Collection Period together with one month of interest thereon at the Discount Rate and (ii) the Discounted Contract Balance of such Contract as of the first day of such Collection Period calculated based on the amount of each Contract Payment payable by the Obligor after giving effect to the reduction of such Contract Payment which will result from such partial prepayment, minus (B) any Contract Payments actually received by the Servicer with respect to the prepaid portion of such Contract for the current Collection Period on or before the date of such partial prepayment.

                  "PREPAYMENT AMOUNT" means, with respect to any Contract, the sum of (1) the Discounted Contract Balance as of the first day of the Collection Period preceding such prepayment, together with one month of interest thereon at the Discount Rate, (2) any unreimbursed Servicer Advances with respect to such Contract and (3) any Contract Payments due and outstanding under such Contract that are not the subject of a Servicer Advance.

                  DVI believes that the Contracts are representative of all contracts owned by DVI. The Contracts have been selected by DVI and will meet all the criteria specified herein.

                  DVI shall deliver to the Trustee the original counterpart of each Contract as well as copies of documents and instruments relating to each Contract and evidencing the security interest in the Equipment securing each Contract (collectively, the "CONTRACT FILE"). DVI, the Transferor and the Issuer, as the case may be, will cause its accounting records to be clearly and unambiguously marked to show that such Contract has been transferred by DVI to the Transferor, by the Transferor to the Issuer and pledged by the Issuer to the Trustee for the benefit of the Noteholders pursuant to the Indenture.

                  The statistical information presented in this Prospectus Supplement concerning the statistical contracts (the "STATISTICAL CONTRACTS") included in the statistical information presented herein as of the Cut-off Date has been calculated using an assumed discount rate of 6.25% per annum (the "ASSUMED DISCOUNT RATE"). The Aggregate Discounted Contract Balance of the Statistical Contracts as of the Cut-off Date is $222,019,847.44 using the Assumed Discount Rate. The Aggregate Discounted Contract Principal Balance of the Initial Contracts as of the Cut-off Date is $218,254,123.54 using the Actual Discount Rate. The statistical distribution of such characteristics of the Initial Contracts as of the Cut-off Date using the Actual Discount Rate will vary somewhat from the statistical distribution of such characteristics of the Statistical Contracts as presented in this Prospectus Supplement, although DVI does not expect that such variance will be material. In addition, certain Statistical Contracts included in the statistical information included herein may not meet the eligibility requirements as of the Cut-off Date. In addition, there may be certain Initial Contracts that are not included as Statistical Contracts. As a result, the statistical distribution of characteristics as of the Closing Date for the final pool of Initial Contracts will vary somewhat from the statistical distribution of such characteristics as presented in this Prospectus Supplement, although DVI does not expect that such variance will be material.

                  Certain data with respect to the Statistical Contracts are set forth below. References herein to percentages refer in each case to the percentage of the aggregate Discounted Contract Balance calculated based on the Assumed Discount Rate of the Statistical Contracts as of the Cut-off Date. As of the Cut-off Date, the Statistical Contracts had remaining terms to maturity of 3 to 83 months. The final scheduled payment date of the Statistical Contracts with the latest maturity will be in October, 2005. As of the Cut-off Date, the Discounted Contract Balances of the Statistical Contracts range from $113.39 to $4,501,710.67. No more than 2.40% of the Aggregate Discounted Contract Balance of the Statistical Contracts is attributable to any one Obligor, and the average Discounted Contract Balance of the Statistical Contracts is approximately $38,950.85.

                  Certain information with respect to the Statistical Contracts is set forth in the tables below. Figures may not sum exactly to the stated totals due to rounding. Such information has been calculated on the basis of the Assumed Discount Rate.

                  The statistical information in this Prospectus Supplement does not reflect any information regarding any Contracts that are Initial Contracts but were not Statistical Contracts. Although the addition of such Contracts may change relative data set forth in the tables below, all Initial Contracts must satisfy certain conditions, including that they are Eligible Contracts. See "ELIGIBILITY REQUIREMENTS FOR THE CONTRACTS" herein.

                  Any references in the tables below to (i) "Number of Contracts" treat separate equipment schedules to the same master contract as separate Contracts, (ii) "Original Equipment Cost" means, with respect to Contracts acquired by DVI from others, the amount recorded on DVI's records as paid by DVI to acquire such Contract and the Broker's interest in the related Equipment, (iii) "Discounted Contract Balance" means that the statistical Discounted Contract Balances shown have been calculated based on an Assumed Discount Rate of 6.25%. Management of the Issuer believes that the use of such Assumed Discount Rate does not materially alter such information in a manner adverse to the Noteholders.

                                            GEOGRAPHIC DISTRIBUTION OF THE STATISTICAL
                                             CONTRACT POOL BY EQUIPMENT LOCATION(1)




                                                                       PERCENTAGE                         PERCENTAGE
                                   PERCENTAGE OF                      OF AGGREGATE                       OF AGGREGATE
                        NUMBER       AGGREGATE       DISCOUNTED        DISCOUNTED        ORIGINAL          ORIGINAL
                          OF         NUMBER OF        CONTRACT          CONTRACT         EQUIPMENT        EQUIPMENT
      LOCATION         CONTRACTS     CONTRACTS         BALANCE          BALANCE            COST              COST
      --------         ---------     ---------         -------          -------            ----              ----
Alaska                     17          0.30%         $   197,555.65        0.09%        $300,177,00.00       0.13%
Alabama                    60          1.05              484,436.87        0.22          704,098.09.00       0.30
Arkansas                   36          0.63              187,318.52        0.08          399,592.71.00       0.17
Arizona                    79          1.39           12,312,124.26        5.55          11,784,073.81       4.95
California                849         14.89           39,434,519.82       17.76          41,240,295.41      17.33
Colorado                   95          1.67              984,277.67        0.44           1,428,071.88       0.60
Connecticut                91          1.60            6,195,700.42        2.79           5,984,243.84       2.51
District of Columbia       19          0.33              360,529.10        0.16             443,405.84       0.19
Delaware                   12          0.21              343,944.31        0.15             379,312.52       0.16
Florida                   435          7.63           25,140,234.44       11.32          27,146,201.51      11.41
Georgia                   156          2.74            6,143,142.35        2.77           6,455,568.23       2.71
Hawaii                     36          0.63              232,811.64        0.10             442,799.60       0.19
Iowa                       32          0.56              185,188.81        0.08             309,848.59       0.13
Idaho                      22          0.39              155,814.02        0.07             231,097.19       0.10
Illinois                  244          4.28            6,689,655.12        3.01           7,570,439.64       3.18
Indiana                    83          1.46              683,460.80        0.31             962,018.01       0.40
Kansas                     33          0.58              240,134.57        0.11             405,114.50       0.17
Kentucky                   63          1.11            1,123,453.02        0.51           1,366,278.98       0.57
Louisiana                  81          1.42            3,341,329.98        1.50           3,645,330.83       1.53
Massachusetts              98          1.72            1,649,641.39        0.74           2,026,677.90       0.85
Maryland                  101          1.77            1,158,579.58        0.52           1,685,604.93       0.71
Maine                      13          0.23              120,479.59        0.05             170,645.80       0.07
Michigan                  142          2.49            1,198,644.32        0.54           1,882,070.94       0.79
Minnesota                  71          1.25              675,354.97        0.30           1,077,989.06       0.45
Missouri                  103          1.81            4,635,415.50        2.09           4,687,425.85       1.97
Mississippi                52          0.91              424,657.24        0.19             651,749.87       0.27
Montana                    14          0.25              228,994.23        0.10             265,066.13       0.11
North Carolina            120          2.11            2,971,006.58        1.34           3,133,093.21       1.32
Nebraska                   39          0.68              411,576.19        0.19             564,619.79       0.24
New Hampshire              14          0.25              123,515.48        0.06             153,940.04       0.06
New Jersey                294          5.16           11,124,980.47        5.01          12,046,800.76       5.06
New Mexico                 34          0.60              680,360.44        0.31             811,410.49       0.34
Nevada                     36          0.63            3,046,907.09        1.37           3,226,995.12       1.36
New York                  574         10.07           21,876,238.39        9.85          23,002,542.51       9.67
Ohio                      164          2.88            2,158,714.30        0.97           2,831,404.77       1.19
Oklahoma                   58          1.02              613,284.37        0.28             803,021.47       0.34
Oregon                     54          0.95              337,995.50        0.15             548,415.88       0.23
Pennsylvania              193          3.39           11,092,506.57        5.00          11,706,137.11       4.92
Rhode Island               15          0.26              347,229.51        0.16             434,444.24       0.18
South Carolina             82          1.44            2,519,086.57        1.13           3,236,161.28       1.36
South Dakota               16          0.28              136,620.49        0.06             252,298.05       0.11
Tennessee                  90          1.58            2,797,217.17        1.26           3,105,247.21       1.30
Texas                     526          9.23           39,164,854.05       17.64          38,968,349.64      16.38
Utah                       34          0.60            1,201,248.99        0.54           1,324,369.39       0.56
Virginia                  106          1.86            3,233,980.66        1.46           3,700,685.60       1.56
Vermont                     7          0.12               62,681.21        0.03             100,351.50       0.04
Washington                111          1.95            2,564,142.84        1.15           2,886,012.71       1.21
Wisconsin                  60          1.05              664,635.30        0.30             948,534.75       0.40
West Virginia              22          0.39              222,187.64        0.10             340,754.17       0.14
Wyoming                    14          0.25              141,479.45        0.06             192,725.80       0.08
                        -----        ------         ---------------      ------        ---------------     ------
Total                   5,700        100.00%        $222,019,847.44      100.00%       $237,963,514.15     100.00%
                        =====        ======         ===============      ======        ===============     ======



 (1)     Based upon equipment addresses as reflected on the Servicer's records.


                                              DISTRIBUTION OF THE STATISTICAL
                                         CONTRACT POOL BY REMAINING CONTRACT TERM


                                                                   PERCENTAGE                          PERCENTAGE
   RANGE OF                    PERCENTAGE OF                      OF AGGREGATE                        OF AGGREGATE
   REMAINING                    AGGREGATE                          DISCOUNTED                          ORIGINAL
     TERMS      NUMBER OF       NUMBER OF        DISCOUNTED        CONTRACT            ORIGINAL        EQUIPMENT
  (IN MONTHS)   CONTRACTS       CONTRACTS     CONTRACT BALANCE      BALANCE          EQUIPMENT COST      COST
  -----------   ---------       ---------     ----------------      -------          --------------      ----

      1-12       1,412           24.77%          4,002,499.28       1.80%           14,398,374.50        6.05%

     13-24       1,461           25.63           9,064,400.81       4.08            17,301,079.99        7.27

     25-36       1,517           26.61          21,471,851.78       9.67            24,883,745.60       10.46

     37-48         660           11.58          25,255,069.35      11.38            26,622,740.67       11.19

     49-60         580           10.18          80,869,402.59      36.42            79,822,971.67       33.54

     61-72          56            0.98          63,374,237.43      28.54            58,819,471.71       24.72

     73-84          14            0.25          17,982,386.20       8.10            16,115,130.01        6.77
                 -----          ------        ---------------     ------          ---------------      ------
     Total       5,700          100.00%       $222,019,847.44     100.00%         $237,963,514.15      100.00%
                 =====          ======        ===============     ======          ===============      ======



                          DISTRIBUTION OF THE STATISTICAL CONTRACT POOL BY ORIGINAL CONTRACT TERM



                                                                     PERCENTAGE                            PERCENTAGE
   RANGE OF                    PERCENTAGE                           OF AGGREGATE                          OF AGGREGATE
   ORIGINAL                   OF AGGREGATE                           DISCOUNTED                             ORIGINAL
     TERMS       NUMBER OF      NUMBER OF         DISCOUNTED          CONTRACT          ORIGINAL           EQUIPMENT
  (IN MONTHS)    CONTRACTS      CONTRACTS      CONTRACT BALANCE       BALANCE         EQUIPMENT COST         COST
  -----------    ---------      ---------      ----------------       -------         --------------         ----
 1-12             184             3.23%           1,137,998.23          0.51%           1,951,539.24          0.82%

 13-24            377             6.61            2,044,911.90          0.92            3,541,277.14          1.49

 25-36          1,116            19.58           10,773,917.02          4.85           16,209,425.92          6.81

 37-48          1,346            23.61           21,887,762.15          9.86           24,955,149.52         10.49

 49-60          2,147            37.67           70,646,175.73         31.82           81,965,017.58         34.44

 61-72            506             8.88           82,955,437.31         37.36           79,339,349.08         33.34

Over 73            24             0.42           32,573,645.10         14.67           30,001,755.67         12.61
                -----           ------         ---------------        ------         ---------------        ------

 Total          5,700           100.00%        $222,019,847.44        100.00%        $237,963,514.15        100.00%
                =====           ======         ===============        ======         ===============        ======

                                              DISTRIBUTION OF THE STATISTICAL
                                            CONTRACT POOL BY TYPE OF EQUIPMENT



                                                                       PERCENTAGE
                                     PERCENTAGE                       OF AGGREGATE                            PERCENTAGE
                                    OF AGGREGATE                       DISCOUNTED                           OF AGGREGATE
                        NUMBER OF    NUMBER OF        DISCOUNTED        CONTRACT          ORIGINAL            ORIGINAL
EQUIPMENT TYPE          CONTRACTS    CONTRACTS     CONTRACT BALANCE     BALANCE          EQUIPMENT COST    EQUIPMENT COST
--------------          ---------    ---------     ----------------     -------          --------------    --------------
 Magnetic Resonance
     Imaging(1)           70          1.23%        $  92,914,494.94      41.85%        $  90,392,215.48        37.99%
Medical
Equipment(2)           2,906         50.98            44,990,218.12      20.26            54,555,043.27        22.93

Surgical(3)              504          8.84            13,637,683.71       6.14            14,638,847.16         6.15

Facilities(4)             45          0.79            12,332,615.29       5.55            11,595,399.17         4.87

Radiation Therapy(5)       7          0.12            10,749,393.53       4.84             9,765,255.19         4.10
 Computer and
     Peripherals(6)      386          6.77             7,893,348.96       3.56             8,808,417.80         3.70

Imaging System(7)         23          0.40             6,388,453.87       2.88             6,079,048.34         2.55
Computerized
Tomography(8)             12          0.21             6,370,243.57       2.87             6,161,251.77         2.59

Ultrasound(9)             18          0.32             5,608,441.21       2.53             5,746,058.32         2.41

Medical Devices           97          1.70             2,974,283.69       1.34             3,268,503.03         1.37

Physical Therapy(10)     367          6.44             2,763,127.08       1.24             3,974,416.93         1.67

Other                    520          9.12             2,717,652.08       1.22             7,187,121.15         3.02

Laboratory               318          5.58             2,601,289.00       1.17             4,341,711.16         1.82

Mammography(11)           11          0.19             2,359,692.63       1.06             2,393,906.39         1.01

Optometry                 17          0.30             1,980,582.87       0.89             1,960,235.35         0.82

Radiology(12)              9          0.16             1,708,351.60       0.77             1,652,148.29         0.69

X-Ray(13)                 74          1.30             1,542,117.19       0.69             1,815,973.11         0.76

Furniture & Fixtures     202          3.54               859,079.82       0.39             1,696,731.13         0.71

Telecommunications       102          1.79               710,634.68       0.32             1,012,281.79         0.43

Urology                    1          0.02               489,128.47       0.22               477,000.00         0.20

Dental Equipment           3          0.05               229,126.49       0.10               222,916.41         0.09

Patient Monitoring         8          0.14               199,888.63       0.09               219,032.91         0.09
                       -----        ------          ---------------     ------          ---------------       ------
     Total             5,700        100.00%         $222,019,847.44     100.00%         $237,963,514.15       100.00%
                       =====        ======          ===============     ======          ===============       ======

--------------------
(1) Magnetic Resonance Imaging ("MRI") provides high resolution images of soft tissues and is particularly useful for diagnosis of neurological disorders of the spine, head and neck that would otherwise require risky exploratory surgeries. More recently, MRI systems have become widely known for the diagnosis of musculoskeletal injuries, most notably, knee and shoulder problems related to sports injuries. MRI is based on the principle that body tissues behave differently in response to the application of strong but harmless magnetic fields which produce differentiated and contrasting images of healthy versus diseased organs and tissues. MRI systems range in selling price from $750,000 to $2,200,000.

(2) Medical Equipment represents all equipment located in a medical facility or laboratory including, but not limited to, hyperbaric chambers, IV pumps, teleradiology/telecardiology systems, blood gas analyzers, endoscopy systems, and medical beds.

(3) Surgical equipment is patient treatment equipment used in surgical procedures. Prices range from $5,000 to $1,000,000.

(4) Facilities are primarily specific improvements used to house MRI, CT and Radiation Therapy units. The prices range from $50,000 to $500,000.

(5) Radiation Therapy equipment includes linear accelerators, radiation therapy simulators and planning systems. These are used to provide radiation for the treatment of patients diagnosed with cancer. Prices range from $100,000 to $1,500,000.

(6) Computers and Peripherals are hardware and software used in practice management, accounting, billing, patient management and research and development within medical facilities. The cost of the computer systems range from $5,000 to $2,000,000.

(7) Imaging Systems (excluding MRI and CT) are nuclear medicine systems that generate metabolic or functional images to determine whether organs or tissues function properly. Images are generated through the use of short-lived radioactive isotopes which are ingested by or injected into patients to study metabolic functions. As the isotopes decay, they emit small doses of radioactivity which are detected by the nuclear medicine camera to produce two-dimensional images. These systems range in selling price from $50,000 to $500,000.

(8) Computerized Tomography ("CT") is used to image tumors and for motion sensitive, yet high contrast, diagnostic studies. It produces higher contrast images than conventional X-ray. Computerized Tomography scanners range in selling price from $300,000 to $800,000.

(9) Ultrasound is the preferred imaging modality for obstetrics, as well as certain vascular and cardiac studies. Ultrasound systems emit ultrasonic sound waves which are reflected by body tissues, then recorded and processed into images by a computer. Selling prices for ultrasound systems range from $50,000 to $750,000.

(10) Physical Therapy equipment is used in patient rehabilitation including treadmill machines, fitness equipment and therapy simulators. Prices range from $5,000 to $400,000.

(11) Mammography equipment is special equipment used in the detection of breast cancer. Selling prices range from $30,000 to $500,000.

(12) Radiology equipment is used to determine the functional state of organs. Prices range from $50,000 to $500,000.

(13) Conventional X-ray uses ionizing radiation to produce single-dimension images on a sheet of transparent film. Other X-ray systems are used in diagnostic imaging studies such as peripheral and coronary angiography. Selling prices range from $5,000 to $500,000.


                                              DISTRIBUTION OF THE STATISTICAL
                                       CONTRACT POOL BY DISCOUNTED CONTRACT BALANCE



                                                                              PERCENTAGE                       PERCENTAGE
                                                PERCENTAGE                       OF                                OF
                                                   OF                         AGGREGATE                        AGGREGATE
                                                AGGREGATE      DISCOUNTED     DISCOUNTED         ORIGINAL       ORIGINAL
     RANGE OF DISCOUNTED          NUMBER OF     NUMBER OF       CONTRACT      CONTRACT          EQUIPMENT      EQUIPMENT
      CONTRACT BALANCES           CONTRACTS     CONTRACTS        BALANCE       BALANCE             COST           COST
      -----------------           ---------     ---------        -------       -------             ----           ----

$       0.01 -   $  5,000.00       2,446          42.91%    $ 6,564,858.26     2.96%         $ 18,415,712.82        7.74%

    5,000.01 -     10,000.00       1,415          24.82      10,147,314.15     4.57            16,432,725.77        6.91

   10,000.01 -     15,000.00         769          13.49       9,304,975.42     4.19            11,199,361.60        4.71

   15,000.01 -     20,000.00         336           5.89       5,741,389.23     2.59             6,850,868.23        2.88

   20,000.01 -     25,000.00         164           2.88       3,634,112.65     1.64             4,214,299.44        1.77

   25,000.01 -     50,000.00         229           4.02       7,752,499.71     3.49             8,357,422.81        3.51

   50,000.01 -     75,000.00          64           1.12       3,919,901.88     1.77             3,965,867.82        1.67

   75,000.01 -    100,000.00          37           0.65       3,248,398.20     1.46             3,439,892.70        1.45

  100,000.01 -    150,000.00          46           0.81       5,779,674.94     2.60             5,839,193.25        2.45

  150,000.01 -    200,000.00          26           0.46       4,405,346.35     1.98             4,307,812.88        1.81

  200,000.01 -    250,000.00          29           0.51       6,504,099.66     2.93             6,426,315.62        2.70

  250,000.01 -    300,000.00          12           0.21       3,269,167.80     1.47             3,299,406.47        1.39

  300,000.01 -    350,000.00          11           0.19       3,561,575.25     1.60             3,454,934.99        1.45

  350,000.01 -    400,000.00          15           0.26       5,643,658.18     2.54             6,477,398.33        2.72

  400,000.01 -    450,000.00           7           0.12       2,993,646.89     1.35             2,880,735.29        1.21

  450,000.01 -    500,000.00           5           0.09       2,343,480.80     1.06             2,231,716.90        0.94

  500,000.01 -    600,000.00           5           0.09       2,716,184.07     1.22             2,621,381.71        1.10

  600,000.01 -    750,000.00           7           0.12       4,745,799.61     2.14             4,702,442.87        1.98

  750,000.01 -  1,000,000.00          13           0.23      12,007,817.8      5.41            11,968,115.63        5.03

1,000,000.01 -  2,000,000.00          46           0.81      62,571,115.72    28.18            59,734,208.21       25.10

2,000,000.01 -  3,000,000.00           7           0.12      16,351,007.91     7.36            15,055,047.37        6.33

Over            3,000,000.00          11           0.19      38,813,822.94    17.48            36,088,653.44       15.17
                                  ------         ------    ---------------   ------          ---------------      ------
Total                             5 ,700         100.00%   $222,019,847.44   100.00%         $237,963,514.15      100.00%
                                  ======         ======    ===============   ======          ===============      ======


                                              DISTRIBUTION OF THE STATISTICAL
                                         CONTRACT POOL BY ORIGINAL EQUIPMENT COST




                                                                            PERCENTAGE OF                      PERCENTAGE
                                                PERCENTAGE                    AGGREGATE                       OF AGGREGATE
                                               OF AGGREGATE    DISCOUNTED     DISCOUNTED         ORIGINAL       ORIGINAL
     RANGE OF ORIGINAL            NUMBER OF     NUMBER OF       CONTRACT      CONTRACT          EQUIPMENT      EQUIPMENT
      EQUIPMENT COSTS             CONTRACTS     CONTRACTS        BALANCE       BALANCE             COST           COST
      ---------------             ---------     ---------        -------       -------             ----           ----

$       0.01 -   $  5,000.00         757          13.28%    $ 1,596,460.00     0.72%         $  2,845,821.69        1.20%

    5,000.01 -     10,000.00       1,969          34.54%      8,632,266.75     3.89%           15,310,164.13        6.43

   10,000.01 -     15,000.00       1,363          23.91      11,395,608.97     5.13            16,324,963.73        6.86

   15,000.01 -     20,000.00         584          10.25       6,885,447.48     3.10            10,012,461.54        4.21

   20,000.01 -     25,000.00         252           4.42       3,931,775.32     1.77             5,633,841.20        2.37

   25,000.01 -     50,000.00         399           7.00       9,745,729.67     4.39            13,200,366.92        5.55

   50,000.01 -     75,000.00          96           1.68       4,797,349.56     2.16             5,842,278.51        2.46

   75,000.01 -    100,000.00          30           0.53       2,432,928.26     1.10             2,599,476.55        1.09

  100,000.01 -    150,000.00          57           1.00       6,862,562.99     3.09             7,014,168.68        2.95

  150,000.01 -    200,000.00          29           0.51       5,057,514.05     2.28             5,014,477.59        2.11

  200,000.01 -    250,000.00          24           0.42       5,460,201.15     2.46             5,313,267.37        2.23

  250,000.01 -    300,000.00          14           0.25       3,827,052.42     1.72             3,794,786.61        1.59

  300,000.01 -    350,000.00          10           0.18       4,081,986.48     1.84             3,223,609.22        1.35

  350,000.01 -    400,000.00          14           0.25       5,393,046.23     2.43             5,353,991.41        2.25

  400,000.01 -    450,000.00          10           0.18       4,211,017.53     1.90             4,251,390.42        1.79

  450,000.01 -    500,000.00           6           0.11       2,799,483.92     1.26             2,853,408.98        1.20

  500,000.01 -    600,000.00           3           0.05       1,807,266.27     0.81             1,744,538.94        0.73

  600,000.01 -    750,000.00           5           0.09       3,393,714.25     1.53             3,338,596.01        1.40

  750,000.01 -  1,000,000.00          16           0.28      14,350,450.02     6.46            14,524,587.12        6.10

1,000,000.01 -  2,000,000.00          45           0.79      62,535,983.12    28.17            60,232,840.14       25.31

2,000,000.01 -  3,000,000.00           8           0.14      20,435,062.14     9.20            19,070,103.65        8.01

           Over 3,000,000.00           9           0.16      32,386,940.84    14.59            30,464,373.74       12.80
                                   -----         ------    ---------------   ------          ---------------      ------
               Total               5,700         100.00%   $222,019,847.44   100.00%         $237,963,514.15      100.00%
                                   =====         ======    ===============   ======          ===============      ======



                                          DISTRIBUTION OF THE STATISTICAL
                                       CONTRACT POOL BY TEN LARGEST OBLIGORS


                                                                               PERCENTAGE
                                                                                  OF                               PERCENTAGE
                                              PERCENTAGE                        AGGREGATE                         OF AGGREGATE
                                             OF AGGREGATE     DISCOUNTED       DISCOUNTED        ORIGINAL           ORIGINA
                              NUMBER OF        NUMBER OF       CONTRACT         CONTRACT         EQUIPMENT          EQUIPMENT
     OBLIGOR RANKING          CONTRACTS        CONTRACTS         BALANCE        BALANCE            COST               COST
     ---------------          ---------        ---------         -------        -------            ----               ----
            1                        2            0.04%      $  5,324,294.62         2.40%     $  5,006,305.86         2.10%
            2                        3            0.05          5,161,312.48         2.32         5,075,920.19         2.13
            3                        5            0.09          5,022,745.23         2.26         4,734,107.78         1.99
            4                        4            0.07          4,696,013.81         2.12         4,568,104.53         1.92
            5                        1            0.02          4,501,710.67         2.03         4,000,000.00         1.68
            6                        2            0.04          3,694,484.71         1.66         3,394,130.99         1.43
            7                        1            0.02          3,618,977.58         1.63         3,172,520.99         1.33
            8                        1            0.02          3,536,071.33         1.59         3,020,996.15         1.27
            9                        1            0.02          3,445,766.20         1.55         3,385,242.20         1.42
           10                        1            0.02          3,406,556.92         1.53         3,059,513.10         1.29
          Other                  5,679           99.63        179,611,913.90        80.90       198,546,672.36        83.44
                                 -----          ------       ---------------       ------      ---------------       ------
          Total                  5,700          100.00%      $222,019,847.44       100.00%     $237,963,514.15       100.00%
                                 =====          ======       ===============       ======      ===============       ======



                          DISTRIBUTION OF THE STATISTICAL CONTRACT POOL BY CONTRACT TYPE



                                                                                  PERCENTAGE OF                    PERCENTAGE OF
                                                PERCENTAGE                         AGGREGATE                           AGGREGATE
                                              OF AGGREGATE        DISCOUNTED       DISCOUNTED         ORIGINAL          ORIGINAL
                               NUMBER OF        NUMBER OF          CONTRACT        CONTRACT          EQUIPMENT        EQUIPMENT
          CONTRACT TYPE        CONTRACTS        CONTRACTS           BALANCE        BALANCE             COST             COST
          -------------        ---------        ---------           -------        -------             ----             ----

Finance Leases                   1,770          31.05%        $ 64,842,746.88       29.21%      $ 68,168,433.74       28.65%
Fair Market Value Leases         3,727          65.39           50,742,646.70       22.86         69,080,407.77       29.03
Leveraged Lease Loans               57           1.00            9,705,146.13        4.37          9,512,258.73        4.00
Secured Equipment Notes            108           1.89           92,202,216.93       41.53         86,516,828.90       36.36
Lease Receivables Purchases         38           0.67            4,527,090.80        2.04          4,685,585.01        1.97
                                 -----         -------        ---------------      ------       ---------------      ------
Total                            5,700         100.00%        $222,019,847.44      100.00%      $237,963,514.15      100.00%
                                 =====         ======         ===============      ======       ===============      ======


                                          DISTRIBUTION OF THE STATISTICAL
                                          CONTRACT POOL BY BUSINESS TYPE



                                                                                 PERCENTAGE OF                       PERCENTAGE
                                               PERCENTAGE                          AGGREGATE                        OF AGGREGATE
                                              OF AGGREGATE      DISCOUNTED       DISCOUNTED           ORIGINAL      ORIGINAL
                                 NUMBER OF      NUMBER OF        CONTRACT         CONTRACT           EQUIPMENT      EQUIPMENT
BUSINESS TYPE                    CONTRACTS      CONTRACTS         BALANCE          BALANCE             COST           COST
-------------                    ---------      ---------         -------          -------             ----           ----
Multi-Modality Center                 46           0.81%      $ 38,490,631.07       17.34%      $ 37,216,976.88       15.64%

MRI Only Center                       34           0.60         30,971,224.70       13.95         28,898,230.04       12.14

MRI & Other Multiple Center           26           0.46         20,370,776.55        9.18         21,083,757.88        8.86

Holding Company-Var. Center           24           0.42         19,143,794.24        8.62         17,561,056.11        7.38

Dental Center                      1,566          27.47         15,323,189.40        6.90         20,314,405.35        8.54

Hospital                              93           1.63         10,011,186.55        4.51         10,016,613.89        4.21

Radiation Therapy Center              14           0.25          9,499,966.17        4.28          9,025,842.12        3.79

Physician Practices                   38           0.67          6,562,197.77        2.96          6,560,137.50        2.76

Outpatient Surgery Center             24           0.42          4,002,503.47        1.80          3,878,235.74        1.63

Other Multiple Center                  5           0.09          3,054,625.23        1.38          2,814,103.55        1.18

Internal Medicine                    306           5.37          2,568,138.40        1.16          3,796,376.19        1.60

Chiropractor                         452           7.93          2,122,673.97        0.96          3,584,626.48        1.51

Family/General Practice              268           4.70          2,068,618.33        0.93          3,194,984.81        1.34

Veterinarian                         315           5.53          1,869,776.10        0.84          3,429,088.13        1.44

M.D. Clinic                          144           2.53          1,638,932.83        0.74          2,138,983.11        0.90
 Skilled Nursing Center/
    Nursing Home                      16           0.28          1,623,265.55        0.73          1,672,608.65        0.70

Hyperbaric Chambers                    5           0.09          1,149,874.41        0.52          1,118,946.21        0.47

Optometrist                          104           1.82          1,133,866.81        0.51          1,338,879.72        0.56

Gynecology & Obstetrics              111           1.95          1,132,480.28        0.51          1,508,038.82        0.63

Eye Clinics                           12           0.21          1,048,646.72        0.47          1,087,989.37        0.46

Cardiovascular Disease                62           1.09            926,490.68        0.42          1,421,555.08        0.60

Osteopath                            102           1.79            893,353.80        0.40          1,245,985.47        0.52

Phys. Pract. Mgt./Mgt. Serv            3           0.05            738,287.11        0.33            780,103.22        0.33

Otolaryngology                        37           0.65            674,013.34        0.30            886,697.97        0.37

Institutional Pharmacy                20           0.35            657,888.24        0.30            764,281.23        0.32

Other                              1,873          32.86         44,343,445.72       19.97         52,625,010.63       22.11
                                   -----         ------       ---------------      ------       ---------------       -----
    Total                          5,700         100.00%      $222,019,847.44      100.00%      $237,963,514.15      100.00%
                                   =====         ======       ===============      ======       ===============      ======

SUBSTITUTE CONTRACTS

                  "POOL A" means the Contracts identified on the schedule of Contracts attached to the Contribution and Servicing Agreement and the Indenture (the "CONTRACT SCHEDULE") as constituting Pool A and the other Trust Property related thereto.

                  "POOL B" means the Contracts identified on the Contract Schedule as constituting Pool B and the other Trust Property related thereto.

                  "POOL A AGGREGATE DISCOUNTED CONTRACT BALANCE" means, with respect to any date of determination, the sum of the Discounted Contract Balances of all Contracts in Pool A.

                  "POOL B AGGREGATE DISCOUNTED CONTRACT BALANCE" means, with respect to any date of determination, the sum of the Discounted Contract Balances of all Contracts in Pool B.

                  Under certain circumstances, the Servicer will have the right (but not the obligation) at any time to substitute (a "POOL A NON-PERFORMING CONTRACT SUBSTITUTION") one or more Eligible Contracts and a security interest in the related Equipment subject thereto (the foregoing collectively, a "SUBSTITUTE CONTRACT") for a Pool A Contract and the related Equipment subject thereto (the foregoing collectively, a "POOL A CONTRACT") if: (i)(A) any Contract Payment on the Pool A Contract is delinquent for at least sixty (60) consecutive days as of the most recent Determination Date; or (B) a bankruptcy petition has been filed by or against the Obligor or, with respect to a Leveraged Lease Loan, the related lessor, under any Predecessor Contract; or (C) the Pool A Contract was initially classified as a Defaulted Contract during the related Collection Period, (ii) certain other conditions set forth in the Contribution and Servicing Agreement have been satisfied and (iii) the sum of
(x) the Discounted Contract Balances of all Substitute Contracts substituted pursuant to a Pool A Non-Performing Contract Substitution and (y) amounts deposited by the Servicer in the Collection Account in connection with all such substitutions pursuant to a Pool A Non-Performing Contract Substitution does not exceed 10% of the Pool A Aggregate Discounted Contract Balance as of the Closing Date.

                  In addition to the Servicer's Pool A Non-Performing Contract Substitution rights, the Servicer will have the right (but not the obligation) at any time to substitute (a "POOL A PREPAID CONTRACT SUBSTITUTION") one or more Substitute Contracts and a security interest in the related Equipment for a Pool A Contract and a security interest in the related Equipment if (i) the Pool A Contract has been prepaid, (ii) certain conditions set forth in the Contribution and Servicing Agreement have been satisfied and (iii) the sum of (x) the Discounted Contract Balance of all Substitute Contracts substituted pursuant to a Pool A Prepaid Contract Substitution and (y) amounts deposited by the Servicer in the Collection Account in connection with all such substitutions pursuant to a Pool A Prepaid Contract Substitution does not exceed 10% of the Pool A Aggregate Discounted Contract Balance as of the Closing Date.

                  Under certain circumstances, the Servicer will have the right (but not the obligation), at any time in connection with the exercise by the Transferor of its substitution rights, to substitute (a "POOL B GENERAL CONTRACT SUBSTITUTION") Substitute Contracts and a security interest in the related Equipment for a predecessor Contract in Pool B (a "POOL B CONTRACT") and a security interest in the related Equipment if (i) certain conditions set forth in the Contribution and Servicing Agreement have been satisfied and (ii) the sum of (x) the Discounted Contract Balances of all Substitute Contracts substituted under this paragraph and (y) amounts deposited by the Servicer in the Collection Account in connection with all such substitutions under this paragraph does not exceed 10% of the Pool B Aggregate Discounted Balance as of the Closing Date.

                  In addition to the Servicer's Pool B General Contract Substitution rights, the Servicer will have the right (but not the obligation), at any time in connection with the exercise by the Transferor of its substitution rights, to substitute (a "POOL B PREPAID CONTRACT SUBSTITUTION") one or more Substitute Contracts and a security interest in the related Equipment for a Pool B Contract and a security interest in the related Equipment if (i) the Pool B Contract has been prepaid, (ii) certain conditions set forth in the Contribution and Servicing Agreement have been satisfied and (iii) the sum of (x) the Discounted Contract Balance of all Substitute Contracts substituted pursuant to Pool B Prepaid Contract Substitution and (y) amounts deposited by the Servicer in the Collection Account in connection with all such substitutions pursuant to Pool B Prepaid Contract Substitution does not exceed 10% of the Pool B Aggregate Discounted Contract Balance as of the Closing Date; PROVIDED, HOWEVER, that unless the Rating Agency has given its prior consent, the sum of clauses (x) and (y) in this paragraph may not exceed 10% of the Pool B Aggregate Discounted Balance as of the Closing Date.

ELIGIBILITY REQUIREMENTS FOR THE CONTRACTS

                  Any Contract transferred to the Issuer must be an eligible contract ("ELIGIBLE CONTRACT"). Among the representations that Eligible Contracts must satisfy are the requirements that, as of the Cut-off Date and as to the Initial Contracts in the aggregate: (A) no Discounted Contract Balance of any Contract will include an amount attributable to any Purchase Option Payment for such Contract or any Contract Payment for which the Contributor (or any predecessor in interest of the Contributor) received a security deposit on or prior to the related Cut-off Date; (B) no item of Equipment has been repossessed; (C) no Contract is a refinancing due to delinquencies under a prior lease, security agreement or loan with the same Obligor relating to the Equipment; (D) the Obligor with respect to each Contract has a place of business in, or is organized under, the laws of any state or territory of the United States of America; (E) each Contract has a Scheduled Termination Date of no later than October 2005; (F) the Discounted Contract Balance of Contracts that have, with respect to each such Contract, a final Contract Payment that is no greater than six times any other Contract Payment (each such Contract Payment, a "BALLOON PAYMENT") constitute not more than 4.0% of the Aggregate Discounted Contract Balance of the Initial Contracts; (G) the Discounted Contract Balance of Contracts (excluding Contracts that have Balloon Payments) that have non-level payments to the date upon which such Contract is scheduled to terminate in accordance with its terms (the "SCHEDULED TERMINATION DATE") constitutes not more than 12.0% of the Aggregate Discounted Contract Balance of the Initial Contracts; (H) as of the Closing Date, the sum of the Discounted Contract Balances of all Contracts with Equipment located in any one State will not exceed 20% of the Aggregate Discounted Principal Contract Balance of the Initial Contracts, no single Obligor will have a Discounted Contract Balance that exceeds 2.50% of the Aggregate Discounted Contract Balance, and the sum of the Discounted Contract Balances of the largest seven Obligors shall not exceed 15.0% of the Aggregate Discounted Contract Balance; (I) not more than 10.0% of the Aggregate Discounted Contract Balance of the Initial Contracts will arise from Contracts which do not constitute loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance and services; and (J) the Obligor under each Contract has made at least one Contract Payment under such Contract prior to the first Payment Date occurring after the time of signing such Contract in addition to any payment made at the time of the signing of such Contract except for Contracts representing 1.5% of the Aggregate Discounted Contract Balance of the Initial Contracts which Contracts provide for the related initial Contract Payment to be due within 30 days of the Payment Date occurring in January, 1999.

ELIGIBILITY REQUIREMENTS FOR SUBSTITUTE CONTRACTS

                  The Servicer will have the right (but not the obligation) at any time to substitute one or more Eligible Contracts and the Servicer's interest in the related Equipment subject thereto (the foregoing collectively, a "SUBSTITUTE CONTRACT") for a predecessor Contract if: (i) the predecessor Contract has been prepaid on such Determination Date as the result of the casualty to the related Equipment; or any Scheduled Payment on the predecessor Contract is delinquent for at least sixty (60) consecutive days as of the most recent Determination Date; or a bankruptcy petition has been filed by or against the Obligor under any predecessor Contract; or the predecessor Contract was initially classified as a Defaulted Contract during the related Collection Period; (ii) the sum of (x) the aggregate Contract Principal Balances of all Substitute Contracts so substituted and (y) amounts deposited by the Servicer in the Collection Account in connection with all such substitution does not exceed 10% of the Aggregate Discounted Contract Balance as of the Closing Date; and
(iii) certain other conditions, as more specifically set forth in the Contribution and Servicing Agreement, have been satisfied.

                  To become a Substitute Contract, a Contract must meet all the criteria of an Eligible Contract. See "ELIGIBILITY REQUIREMENTS FOR THE CONTRACTS", above, for further information thereon.

                                       DVI

GENERAL

                  DVI is engaged in the business of providing financing for users of diagnostic imaging, therapeutic and other medical equipment. DVI focuses primarily on financing technologically advanced medical equipment such as computerized tomography ("CT"), magnetic resonance imaging ("MRI"), nuclear medicine and radiation therapy systems, as well as lower cost medical devices, for a customer base that consists principally of outpatient healthcare providers, physicians and physician groups, medium-sized hospitals and shared service providers.

                  DVI's policy is to provide financing to its customers in transactions which, with very limited exceptions, take the form of direct financing leases and loans. Most of DVI's equipment financing transactions have a term of approximately 60 months and, in most cases, are full payout transactions that allow DVI to recover all the costs of acquiring and financing the equipment during the initial non-cancelable term. The equipment financed by DVI generally ranges from $5,000 to $3,000,000 in cost.

                  The assets of Affiliated were acquired by DVI from Irwin Financial Corporation and Irwin Equipment Financial Corporation on September 30, 1998. Prior to that date, Affiliated, headquartered in Northbrook, Illinois, had operated for 15 years as a lessor of small ticket medical equipment, with an average original equipment cost of approximately $15,000. Affiliated had approximately 8,700 lessees which were originated primarily through direct relationships with approximately 27 vendors and/or equipment manufacturers. Upon acquisition of Affiliated's portfolio, DVI hired substantially all of the employees of Affiliated and plans to operate Affiliated as a division of DVI originating contracts for equipment with an original equipment cost of less than $200,000.

                  DVI's principal office is located at 500 Hyde Park, Doylestown, Pennsylvania 18901, and its telephone number is (215) 345-6600. DVI is one of two wholly owned direct operating subsidiaries of DVI, Inc. DVI, on a consolidated basis, composes the bulk of the assets of DVI, Inc. DVI, Inc. is headquartered in Doylestown, PA, employs 283 people and its stock is traded on the New York Stock Exchange (symbol "DVI").

                  DVI's servicing portfolio, at September 30, 1998, consisted of approximately 13,162 Contracts.

UNDERWRITING CRITERIA

                  DVI and DVI, Inc. have established specific credit guidelines for transactions in which the original equipment cost is in excess of $200,000, that help identify and predict the ability of a prospective Obligor to meet its financial obligations to DVI. DVI believes these guidelines have contributed positively to its loss experience since its inception in July 1986. The guidelines are flexible so as to recognize the variables that are most relevant among different customer types within DVI's targeted markets, E.G., providers of medical services which are not located in a licensed hospital facility ("FACILITIES"), physicians and multiple primary care physicians which have grouped together to provide medical services ("PHYSICIAN GROUPS"), hospitals which contain between 50 to 400 beds ("MEDIUM-SIZED Hospitals") and entities which acquire and provide medical equipment to multiple users on a per use or time basis ("SHARED SERVICE PROVIDERS"). Due to the large size of the company's transactions, each transaction is analyzed and reviewed on its own merits. Pursuant to company policy, the Credit Manager of DVI Financial Services, Inc. has approval authority for all transactions up to $500,000. The Vice President of Credit has approval authority for all transactions up to $750,000. The Chief Credit Officer - U.S., with any other member of the credit committee, has approval authority up to $1 million. The credit committee has approval authority for all transactions greater than $1 million. If a transaction causes aggregate customer exposure to exceed $3 million, it must receive credit committee approval, regardless of size.

                  DVI has historically focused most of its equipment financing efforts on the non-hospital sector of the medical equipment marketplace, which DVI believes requires a rigorous credit analysis and structuring discipline. From a credit perspective, most Facilities that operate high-cost equipment, such as MRI systems, are businesses which have few employees, minimal inventory and limited space requirements. Facilities provide medical service to patients who are not admitted to a hospital, or provide various services to a hospital's inpatients outside of the licensed hospital facility. They are normally characterized as having a high proportion of fixed costs to total costs and, as a result, are revenue driven. For these reasons, DVI's credit analysis is heavily focused on understanding and substantiating the projected revenue sources of a project. DVI's credit analysis and structuring of a project often takes from three to nine months and includes person-to-person contact with identified patient referral sources, analysis of a physician's patient referral history and a thorough analysis of actual and prospective competition. Projected expenses are examined for thoroughness and compared against the actual expenses of similar facilities financed by DVI.

                  DVI's intention is to become involved early in the planning process of a financing project, as it then has the opportunity to structure the transaction to DVI's specific credit guidelines. Among numerous factors, this process generally involves: (i) prescribing minimum working capital and net worth requirements; (ii) requiring outside financial support as needed in the form of cash equity, additional collateral, guarantees or fee subordinations;
(iii) ensuring that all key parties are at risk; and (iv) establishing that the contractual relationship with the user is well conceived and documented.

                  In evaluating Medium-Sized Hospital credits, DVI generally takes a similar approach, although in the case of financially stronger hospitals ("FINANCIALLY STRONGER HOSPITALS") a modified, somewhat less stringent approach may be applied. Financially Stronger Hospitals are hospitals which in DVI's judgment have a consistent history of earnings, a sound capital structure and generate sufficient cash flow to repay their short-term and long-term obligations with an adequate margin of safety.

                  DVI also has made the impact on each customer of the industry trend toward managed care an increasingly important credit measurement for the past several years. In addition, DVI considers the ability of a prospective Obligor to contract with managed care payors and providers to be very important.

                  At various stages in the structuring and credit approval process, credit information is submitted by field sales personnel to DVI's sales and credit personnel for discussion and structuring purposes. When fully completed, a formal credit package is prepared and sent to the appropriate approval body as described above.

                  The underwriting criteria of Affiliated are significantly different from those of DVI and will be used prospectively by DVI on all transactions where the cost of equipment is under approximately $200,000. Affiliated's applications from Obligors are analyzed for approval based upon a combination of the financial condition of the applicant as well as the credit score of the applicant (for applicants who are individuals), which is obtained from a national credit reporting organization. Applications are filed with the credit department and screened for repeat customers, in which case the previous file, credit and payment history are also analyzed. Based on such information, an individual credit analyst assigns status to the application (approved, declined, or request for further information or change in acceptable terms). If the application is approved and conditions and requirements of approval are met, an account manager or sales support representative processes the file and issues a signed purchase order. The account is then reviewed for completion of all requirements and signed for authorization to book the transaction. In general, Affiliated completes UCC filings on all transactions where the cost of equipment exceeds $20,000.

                  Affiliated has established specific credit guidelines for hospitals, group practices and sole-practitioners which generally require Obligors to (1) be in business for a certain period of time (ranging from a minimum of one year to over two years), (2) provide financial statements, corporate resolutions and the appropriate purchase documents, (3) provide personal guarantees under certain circumstances, (4) provide proof of medical license and (5) meet a certain minimum TRW credit report score requirements. Affiliated has imposed other requirements and certain circumstances and may consider an obligors specialty in evaluating creditworthiness.

                  Affiliated may allow exceptions to the foregoing requirements as warranted, in which event, the signatures of two credit officers are required.

PORTFOLIO MONITORING AND CREDIT COLLECTIONS

                  DVI as Servicer will service all Contracts constituting Trust Property. For Contracts above approximately $200,000, key members of the credit, sales, operations and accounting departments meet regularly to discuss the contract portfolio delinquency report and the status of delinquent borrowers. Delinquent obligors are contacted immediately by the collection and/or sales department, with other staff members intervening as deemed necessary. The collection of large-balance delinquent accounts and severely delinquent accounts is administered personally by DVI's Director of Portfolio Management. Once DVI suspects that an obligor may experience problems in meeting its obligations, DVI acts to identify a new operator of the equipment in the event that the obligor defaults. Any repossessions are handled on an individual transaction basis. Due to the relatively small number of contracts in DVI's portfolio, management possesses a high degree of familiarity with virtually the entire obligor base. These procedures will also be followed by DVI in its capacity as Servicer of the Contracts.

                  DVI personnel in Chicago formerly employed by Affiliated will continue to handle collections and other servicing of Contracts originated by Affiliated and new contracts originated by DVI below approximately $200,000. The collection department meets monthly to review and discuss the status of certain accounts and any trends in performance. Invoices are generated on the 10th and 25th day of each month with a nine-day grace period. Late accounts are sorted by region and assigned by aging. For the accounts that are 10-30 days past due, an active collection process is initiated by phone contact, and a reminder notice is sent at 15 days past due. At 31 days past due, a final notice letter is sent and any items $30,000 and over are included on an ongoing watch list which is reviewed monthly with senior management. A demand letter for possession of collateral is sent at 61-90 days past due, and accounts are reviewed with a supervisor on a weekly basis. Contracts between $20,000 and $30,000 are included on an ongoing watch list at 61 days, and along with all items at 91 days+ are reviewed monthly with senior management. Any repossessed equipment is remarketed on a best effort basis through the manufacturer and/or a network of independent distributors.

DELINQUENCY EXPERIENCE

         The following table describes DVI's delinquency experience:

                                              DELINQUENCY EXPERIENCE

The following table sets forth certain information with respect to the delinquencies for the contracts originated or acquired by DVI (including contracts held by DVI in its contract portfolio and contracts sold or otherwise permanently funded, but excluding all contracts purchased by DVI from Affiliated (the "Affiliated Contracts")) for the periods indicated.


                                                                            (DOLLARS IN THOUSANDS)
                                                                                 As of June 30
                                     --------------------------------------------------------------------------------------------
                         As of
                        9/30/98             1998               1997              1996               1995               1994
                        -------             ----               ----              ----               ----               ----
Managed net
financed assets(2)     $985,501           $932,006           $809,090          $ 601,543         $ 473,625           $ 233,340

Delinquencies(1)              % of               % of               % of              % of               % of                % of
                    Amount    Total   Amount    Total    Amount     Total  Amount     Total   Amount     Total   Amount     Total
                    ------    -----   ------    -----    ------     -----  ------     -----   ------     -----   ------     -----
31-60 days          $ 13,510   1.4    $ 15,811   1.7     $  3,705    0.5   $ 10,352    1.7    $ 12,483    2.6     $ 3,996    1.7
61-90 days             4,038   0.4      15,012   1.6       12,133    1.5      3,614    0.6       3,137    0.7         200    0.1
91+ DAYS              65,011   6.6      37,230   4.0       17,315    2.1     13,548    2.3       6,948    1.5       4,513    1.9
---------------     --------   ---    --------   ---     --------    ---     ------    ---       -----    ---     -------    ---
Total
Delinquencies       $ 82,559   8.4     $68,053   7.3     $ 33,153    4.1   $ 27,514    4.6    $ 22,568    4.8     $ 8,709    3.7
                    ========   ===     =======   ===     ========    ===   ========    ===    ========    ===     =======    ===

--------------------
(1) Delinquencies as a percentage of total managed net financed assets. Delinquencies reflects the entire outstanding balance on delinquent contracts, excluding any international net financed assets.

(2) Managed net financed assets consists of gross financial receivables net of unearned income, excluding any international net financed assets. Amounts for 1995 through 1998 are based on servicing records for the entire servicing portfolio. Amounts for 1994 are based on financial statements and may include additional assets.

LOSS EXPERIENCE

         The following table sets forth certain information with respect to losses for contracts originated or acquired by DVI (including contracts held by DVI in its portfolio and contracts sold or otherwise permanently funded, but excluding all Affiliated Contracts) for the periods indicated.

                                                  LOSS EXPERIENCE

                                              (dollars in thousands)



                                                               Year Ending June 30
                                     ---------------------------------------------------------------------------------
                                       Three Months
                                      Ended 9/30/98        1998          1997         1996         1995      1994
                                     ------------------------------------------------------------------=--------------
Average managed net financed assets
    (1).............................   $ 1,114,029     $  934,198      $ 717,112   $ 544,023    $ 342,353   $ 188,128
Net charge-offs.....................           903          1,642            436       1,475          473         264
Net charge-offs as a percentage of
    average
    managed net financed assets.....          0.32%(2)       0.18%          0.06%       0.27%        0.14%        0.14%

(1) Presentation of amounts for 1995 through 1998 is based on averages of quarterly period average balances for the entire servicing portfolio. Presentation of amounts for 1994 is based on averages of quarterly period end balances from the financial statements and may include additional assets.

(2) Annualized.

                  The Discounted Contract Balance of the Affiliated Contracts included in the Trust Property is equal to 19.2% of the Aggregate Discounted Contract Balance of the Statistical Contracts included in the Trust Property. With respect to the Affiliated portfolio at September 30, 1998, (i) contract delinquencies over thirty days represented a total of 5.8% of Affiliated's managed net financed assets, where the total balance on delinquent contracts was $4,100 and the managed net financed assets were $70,737 (such amounts are dollars in thousands), and (ii) the net charge-offs on an annualized basis for the three month period ending September 30, 1998 represented 1.5% of Affiliated's average managed net financed assets, where the net charge-offs were $261 and the average managed net financed assets were $69,616 (such amounts are dollars in thousands). Affiliated was acquired by DVI in September 1998, and current management, accordingly, cannot certify delinquency and loss experience in prior periods with respect to the Affiliated portfolio. The delinquency and loss experience in prior periods with respect to the Affiliated portfolio for most periods was not materially worse than the experience presented in the second preceding sentence. There can be no assurance that the levels of delinquency and loss experience reflected in the Delinquency and Loss Experience tables with respect to DVI, or in the amounts set forth in the third preceding sentence with respect to the Affiliated portfolio, are or will be indicative of the performance of the Contracts included in the Trust Property for the Notes.

                                  THE SERVICER

SERVICING

                  The Contracts will be serviced by DVI, as Servicer, pursuant to the Contribution and Servicing Agreement. The Contribution and Servicing Agreement requires that servicing of the Contracts by the Servicer be carried out in the same manner in which it services leases and equipment held for its own account and consistent with customary practices of servicers in the industry, but in performing its duties thereunder, the Servicer will act on behalf and for the benefit of the Issuer, the Trustee and the holders of the Notes, subject at all times to the provisions of the Indenture, without regard to any relationship which the Servicer or any affiliate of the Servicer may otherwise have with an Obligor. The Servicer shall at all times act in accordance with the provisions of each Contract, and shall observe and comply with all requirements of law applicable to it. Except as permitted by the terms of any Contract following a default thereunder, the Servicer shall not take any action which would result in the interference with the Obligor's right to quiet enjoyment of the Equipment subject to the Contract during the term thereof. Following each Determination Date, the Servicer shall advance and remit to the Trustee, in such manner as will ensure that the Trustee will have immediately available funds on account thereof by 11:00 a.m. New York time on the second Business Day prior to the next succeeding Payment Date, a Servicer Advance in an amount sufficient to cover all amounts due and unpaid on any Delinquent Contract as of the related Determination Date; PROVIDED, HOWEVER, that the Servicer will not be obligated to make a Servicer Advance with respect to (a) any Defaulted Contract, (b) any Contract that was finally liquidated on or prior to such Determination Date or (c) any Contract if the Servicer, in its good faith judgment, believes that such Servicer Advance would be a Nonrecoverable Advance. If the Servicer determines that any Servicer Advance it has made, or is contemplating making, would be a Nonrecoverable Advance, the Servicer shall deliver to the Trustee an Officer's Certificate stating the basis for such determination. "OFFICER'S CERTIFICATE" means a certificate delivered to the Trustee and signed by the Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the relevant entity.

                  The Servicer, as an independent contractor on behalf of the Issuer (as assignee of the Transferor) and for the benefit of the Noteholders, will be responsible for managing, servicing and administering the Trust Property, enforcing and making collections on the Contracts and for enforcing the rights of the Issuer in any item of Equipment, all as set forth in the Contribution and Servicing Agreement. The Servicer will be responsible, among other duties, to (i) invoice each Obligor for all Contract Payments required to be paid by such Obligor in such manner and to the same extent as the Servicer does with respect to similar contracts held for its own account, (ii) maintain with respect to each Contract and each item of Equipment, and with respect to each payment by each Obligor and compliance by each Obligor with the provisions of each Contract, complete and accurate records in such manner and to the same extent as the Servicer does with respect to similar contracts held for its own account and (iii) execute, deliver and file (or cause the same to be done) on behalf of the Transferor, the Issuer and the Trustee, any and all tax returns with respect to sales, use, personal property and other taxes (other than corporate income tax returns) and any and all reports or licensing applications required to be filed in any jurisdiction with respect to any Contract or any item of Equipment and UCC financing statements necessary to perfect, or to maintain the perfection of, the interest of the Trustee in the Trust Property.

                  The terms of a Contract may be modified or adjusted by the Servicer for administrative reasons, at the request of a lessee or a lessor. Such modifications or adjustments may include changes to the delivery date of Equipment, the cost of Equipment, the components of leased Equipment or corrections of information that occur when a Contract enters the Servicer's administrative servicing system. Such modifications and adjustments may result in changes to the acceptance date of the Contract, the amount of monthly payment of such Contract, the monthly payment date of the Contract or changes to the Equipment. However, such changes will neither (i) extend the Stated Maturity Date of the Notes, (ii) extend by more than 24 months the Scheduled Termination Date of such Contract, (iii) have a material adverse effect on the weighted average life of any class of Notes, (iv) be implemented on more than twenty percent of the Initial Aggregate Discounted Contract Balance of the Contracts,
(v) be effected upon any Contract that is ninety days or more delinquent, (vi) decrease the Discounted Contract Balance of any Contract being so modified, unless the Issuer deposits an amount equal to such decrease in the Collection Account, (vii) be inconsistent with the servicing standards set forth in Section
4.01 of the Contribution and Servicing Agreement, (viii) reduce or adversely affect, individually or in the aggregate, the Obligor's obligation to maintain, service, insure and care for the Equipment or would permit the alteration of any item of Equipment in any way which could adversely affect its present or future value, or (ix) otherwise adversely affect, individually or in the aggregate, the interests of any of the Transferor, the Issuer, the Trustee or the Noteholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

                  As compensation to the Servicer for its servicing of the Contracts, the Servicer will be entitled to receive on each Payment Date a servicing fee (the "SERVICING FEE") from amounts on deposit in the Collection Account equal to the product of (i) one-twelfth (or with respect to the initial Payment Date, a fraction, the numerator of which is equal to the number of days from the Closing Date to but excluding the initial Payment Date, and the denominator of which is equal to 360), (ii) 0.45% and (iii) the Aggregate Discounted Contract Balance of all Contracts as of the beginning of the related Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid prior to distribution of any amounts to the Noteholders. In addition, the Servicer will be entitled to receive as additional compensation, late payment fees, the penalty portion of interest paid on past due amounts, origination fees, documentation fees, other administrative fees or similar charges allowed by applicable law with respect to the Contracts, and certain other similar fees paid by the Obligors ("SERVICING CHARGES") and earnings from any eligible investments of amounts on deposit in the Collection Account. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

                  The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of similar types of contracts as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collection and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Contracts, accounting for collections and furnishing statements to the Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Contracts.

                  All costs of servicing the Contracts in the manner required by the Contribution and Servicing Agreement shall be borne by the Servicer, but the Servicer shall be entitled to retain, out of any amounts actually recovered with respect to any Contract or the Equipment subject thereto, the Servicer's actual out-of-pocket expenses paid to third parties reasonably incurred with respect to such Contract or Equipment. In addition, the Servicer shall be entitled to receive on each Payment Date any unreimbursed Nonrecoverable Advances or Servicer Advances with respect to any Defaulted Contract.

EVIDENCE AS TO COMPLIANCE

                  The Contribution and Servicing Agreement requires that with each set of financial statements delivered pursuant to the Contribution and Servicing Agreement, the Servicer will deliver an Officer's Certificate stating
(i) that the officer signing such Certificate has reviewed the relevant terms of the Contribution and Servicing Agreement and have made, or caused to be made under such officer's supervision, a review of the activities of the Servicer during the period covered by the statements then being furnished, (ii) that the review has not disclosed the existence of any Servicer Event of Default or, if a Servicer Event of Default exists, describing its nature and what action the Servicer has taken and is taking with respect thereto and (iii) that on the basis of such review the officer signing such certificate is of the opinion that during such period the Servicer has serviced the Contracts in compliance with the required procedures except as described in such certificate.

OTHER SERVICING PROCEDURES

                  On the third Business Day immediately preceding each Payment Date (each such date, a "DETERMINATION DATE"), the Servicer shall deliver a report in writing (the "MONTHLY SERVICER REPORT") to the Trustee (who shall forward a copy to each Noteholder) and Duff & Phelps Credit Rating Co. ("DCR"), Fitch IBCA, Inc. ("FITCH") or Moody's Investors Service, Inc. ("MOODY'S"; together with DCR and Fitch, the "RATING AGENCIES").

                  Upon receipt of notice from the Issuer, the Trustee or any other person, or if the Servicer otherwise learns that the Obligor under any Contract is in default thereunder, the Servicer will take such action as is appropriate, consistent with the Servicer's administration of contracts held for its own account and consistent with the customary practices of servicers in the industry, including such action as may be necessary to cause, or attempt to cause, the Obligor thereunder to cure such default (if the same may be cured) or to terminate or attempt to terminate such Contract and to recover, or attempt to recover, all damages resulting from such default.

                  The Servicer will use its best efforts to sell or re-lease any Equipment subject to a Defaulted Contract or remaining subject to the lien of the Indenture upon the expiration of the Contract to which such Equipment is subject, in a timely manner and in a manner consistent with that utilized by the Servicer with respect to equipment owned by it so as to maximize, to the extent possible under then prevailing market conditions, the net proceeds from such Equipment.

RESIGNATION/REMOVAL OF THE SERVICER

                  The Contribution and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except in connection with an assignment permitted by the Contribution and Servicing Agreement or upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Contribution and Servicing Agreement. The Servicer can only be removed pursuant to a Servicer Event of Default. See "DESCRIPTION OF THE NOTES, INDENTURE, CONTRIBUTION AND SERVICING AGREEMENT AND TRUST AGREEMENT -- TERMINATION OF THE SERVICER" herein.

VOLUNTARY TERMINATION

                  At the option of the Servicer, the obligations and responsibilities of the Servicer shall terminate on any Payment Date on which the Pool A Aggregate Discounted Contract Balance is less than 10% of the Pool A Aggregate Discounted Contract Balance as of the Closing Date so long as the Servicer deposits or causes to be deposited into the Collection Account the Repurchase Amount for each Contract.

                  At the option of the Servicer, the obligations and responsibilities of the Servicer with respect to the Contracts in Pool B shall terminate on any Payment Date on which the Pool B Aggregate Discounted Contract Balance is less than 20% of the Pool B Aggregate Discounted Contract Balance as of the Closing Date so long as the Servicer deposits or causes to be deposited into the Collection Account the Repurchase Amount for each Contract in Pool B. See "THE SERVICER -- VOLUNTARY TERMINATION" herein.

YEAR 2000 COMPUTER PROGRAMMING COMPLIANCE

                  The Servicer believes, based on its discussions with current systems vendors, that its software applications and operational programs will properly recognize calendar dates beginning in the year 2000. In addition, the Servicer is discussing with its customers and suppliers the possibility of any interface difficulties relating to the year 2000 which may affect the Servicer. To date, no significant concerns have been identified; however, there can be no assurance that there will not be any year 2000-related operating problems or expenses that will arise with the Servicer's computer systems and software of its vendors, customers and suppliers.

                              DVI RECEIVABLES CORP.

                  DVI Receivables Corp. is a limited purpose corporation organized under the laws of the State of Delaware on January 21, 1994. All of the Transferor's outstanding capital stock is owned by DVI. The Transferor's principal executive office is located at 500 Hyde Park, Doylestown, Pennsylvania, 18901. Its telephone number is (215) 345-6600.

                                   THE ISSUER

GENERAL

                  The Issuer is a business trust organized under the laws of the State of Delaware on December 1, 1998. DVI Receivables Corp. is the sole beneficial owner of the Issuer. The principal office of Wilmington Trust Company, as Owner Trustee for the Issuer, is located at the Corporate Trust Department, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, and its telephone number is (302) 651-1000.

                  The Issuer will not engage in any business or investment activities other than acquiring, owning, financing, transferring, receiving or pledging the assets transferred to the Issuer pursuant to the Pooling and Trust Agreement (the "TRUST AGREEMENT") with the Transferor and certain related activities set forth in the Trust
Agreement.


                                THE OWNER TRUSTEE

                  Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The principal offices of the Owner Trustee are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement.

                                   THE TRUSTEE

                  The Trustee, U.S. Bank Trust National Association, has its principal corporate trust office (the "CORPORATE TRUST OFFICE") at 180 Fifth Street, St. Paul, Minnesota 55101.

                  The Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of such Trustee set forth in the Indenture.

                  No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign at any time by giving written notice thereof to the Issuer and by mailing notice of resignation by first class mail, postage prepaid, to the Noteholders at their addresses appearing on the Note register (the "NOTE REGISTER"). Any successor Trustee shall meet the financial and other standards for qualifying as a successor Trustee under the Indenture. The Trustee may be removed at any time by written notice of the holders of Notes evidencing more than 50% of the Voting Rights, delivered to the Trustee and the Issuer. The Issuer may remove the Trustee under certain circumstances set forth in the Indenture.
 If
the Trustee shall resign, be removed, or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, with the consent of the holders of Notes evidencing more than 50% of the Voting Rights, by an act of the Issuer, shall promptly appoint a successor Trustee. If no successor Trustee shall have been so appointed by the Issuer or the Noteholders, or if no successor Trustee shall have accepted appointment within 30 days after notice of any such resignation or removal, existence of incapability, or occurrence of such vacancy, the Trustee or any Noteholder may petition any court of competent jurisdiction for the appointment of a successor Trustee. The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Noteholders, as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its principal corporate trust office ("CORPORATE TRUST OFFICE").

                DESCRIPTION OF THE NOTES, INDENTURE, CONTRIBUTION
                   AND SERVICING AGREEMENT AND TRUST AGREEMENT

                  The Notes will be issued pursuant to the Indenture entered into by and between the Issuer and the Trustee. See "THE TRUSTEE." The following summary describes certain provisions of the Notes, the Indenture and the Contribution and Servicing Agreement and the Trust Agreement as they relate to the Notes, does not purport to be complete and is subject to and qualified in its entirety by reference to such Agreements.

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GENERAL

                  The following terms used in this Prospectus Supplement shall have the respective meanings set forth below:

                  "CLASS A MONTHLY INTEREST" means, for any Payment Date, the sum of the Class A-1 Monthly Interest, the Class A-2 Monthly Interest and the Class A-3 Monthly Interest.

                  "CLASS A OVERDUE INTEREST" means, for any Payment Date, the excess, if any, of (a) the aggregate amount of Class A Monthly Interest payable on all prior Payment Dates over (b) the aggregate amount of interest actually paid to the Class A Noteholders on all prior Payment Dates.

                  "CLASS A OVERDUE PRINCIPAL" means, as of any Payment Date, the excess, if any, of (a) the aggregate amount of Class A Monthly Principal due on the Class A Notes on all prior Payment Dates over (b) the aggregate amount of principal actually paid to the Class A Noteholders on all prior Payment Dates.

                  "CLASS A PERCENTAGE" means 87.50%.

                  "CLASS A-1 MONTHLY INTEREST" means, for any Payment Date, the product of (i) the fraction of which the numerator is the actual number of days elapsed during the related month and the denominator of which is 360 days, (ii) the Class A-1 Note Rate and (iii) the Class A-1 Note Balance on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing
Date) after giving effect to all principal payments on the Class A-1 Notes on such Payment Date. The Class A-1 Monthly Interest, with respect to each Payment Date, shall accrue from and including the prior Payment Date to but excluding such Payment Date, and with respect to the initial Payment Date, shall accrue from and including the Closing Date to but excluding such Payment Date.

                  "CLASS A-1 MONTHLY PRINCIPAL" means (A) with respect to any Payment Date other than the Class A-1 Stated Maturity Date, an amount equal to the product of (a) the Class A Percentage and (b) Monthly Principal; PROVIDED, HOWEVER, that in no event shall the Class A-1 Monthly Principal exceed the Note Balance for the Class A-1 Notes as of such Payment Date and (B) on the Class A-1 Stated Maturity Date, the entire amount of the then Outstanding Note Balance.

                  "CLASS A-1 OVERDUE INTEREST" means, for any Payment Date, the excess, if any, of (a) the aggregate amount of Class A-1 Monthly Interest payable on all prior Payment Dates over (b) the aggregate amount of interest actually paid to the Class A-1 Noteholders on all prior Payment Dates.

                  "CLASS A-1 OVERDUE PRINCIPAL" means, as of any Payment Date, the excess, if any, of (a) the aggregate amount of Class A-1 Monthly Principal due on the Class A-1 Notes on all prior Payment Dates over (b) the aggregate amount of principal actually paid to the Class A-1 Noteholders on all prior Payment Dates.

                  "CLASS A-2 MONTHLY INTEREST" means, for any Payment Date, the product of (i) one-twelfth, (ii) the Class A-2 Note Rate and (iii) the Class A-2 Note Balance on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date) after giving effect to all principal payments on the Class A-2 Notes on such Payment Date. The Class A-2 Monthly Interest shall be calculated on a twelve month year of thirty days in each month, except for the first Payment Date, for which interest shall accrue from the Closing Date to but excluding such Payment Date.

                  "CLASS A-2 MONTHLY PRINCIPAL" means (A) prior to the Payment Date upon which the Class A-1 Note Balance is paid in full, zero, (B) on any Payment Date after the Class A-1 Note Balance has been reduced to zero, the product of (x) the Class A Percentage and (y) Monthly Principal, and (C) on the Class A-2 Stated Maturity Date, the entire amount of the then outstanding Class A-2 Note Balance.

                  "CLASS A-2 OVERDUE INTEREST" means, for any Payment Date, the excess, if any, of (a) the aggregate amount of Class A-2 Monthly Interest payable on all prior Payment Dates over (b) the aggregate amount of interest actually paid to the Class A-2 Noteholders on all prior Payment Dates.

                  "CLASS A-2 OVERDUE PRINCIPAL" means, as of any Payment Date, the excess, if any, of (a) the aggregate amount of Class A-2 Monthly Principal due on the Class A-2 Notes on all prior Payment Dates over (b) the aggregate amount of principal actually paid to the Class A-2 Noteholders on all prior Payment Dates.

                  "CLASS A-3 MONTHLY INTEREST" means, for any Payment Date, the product of (i) one-twelfth, (ii) the Class A-3 Note Rate and (iii) the Class A-3 Note Balance on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date) after giving effect to all principal payments on the Class A-3 Notes on such Payment Date. The Class A-3 Monthly Interest shall be calculated based upon a twelve month year of thirty days in each month, except for the first Payment Date, for which interest shall accrue from the Closing Date to but excluding such Payment Date.

                  "CLASS A-3 MONTHLY PRINCIPAL" means (A) prior to the Payment Date upon which the Class A-2 Note Balance is paid in full, zero, (B) on any Payment Date other than the Class A-3 Stated Maturity Date, the product of (x) the Class A Percentage and (y) Monthly Principal, and (C) on the Class A-3 Stated Maturity Date, the entire amount of the then outstanding Class A-3 Note Balance.

                  "CLASS A-3 OVERDUE INTEREST" means, for any Payment Date, the excess, if any, of (a) the aggregate amount of Class A-3 Monthly Interest payable on all prior Payment Dates over (b) the aggregate amount of interest actually paid to the Class A-3 Noteholders on all prior Payment Dates.

                  "CLASS A-3 OVERDUE PRINCIPAL" means, as of any Payment Date, the excess, if any, of (a) the aggregate amount of Class A-3 Monthly Principal due on the Class A-3 Notes on all prior Payment Dates over (b) the aggregate amount of principal actually paid to the Class A-3 Noteholders on all prior Payment Dates.

                  "CLASS B MONTHLY INTEREST" means, for any Payment Date, the product of (i) one-twelfth, (ii) the Class B Note Rate and (iii) the Class B Note Balance on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date) after giving effect to all principal payments on the Class B Notes on such Payment Date. The Class B Monthly Interest shall be calculated based upon a twelve month year of thirty days in each month, except for the first Payment Date, for which interest shall accrue from the Closing Date to but excluding such Payment Date.

                  "CLASS B MONTHLY PRINCIPAL" means (A) on any Payment Date other than the Class B Stated Maturity Date, the product of (x) the Class B Percentage and (y) Monthly Principal, and (B) on the Class B Stated Maturity Date, the entire amount of the then outstanding Class B Note Balance.

                  "CLASS B OVERDUE INTEREST" means, for any Payment Date, the excess, if any, of (a) the aggregate amount of Class B Monthly Interest payable on all prior Payment Dates over (b) the aggregate amount of interest actually paid to the Class B Noteholders on all prior Payment Dates.

                  "CLASS B OVERDUE PRINCIPAL" means, as of any Payment Date, the excess, if any, of (a) the aggregate amount of Class B Monthly Principal due on the Class B Notes on all prior Payment Dates over (b) the aggregate amount of principal actually paid to the Class B Noteholders on all prior Payment Dates.

                  "CLASS B PERCENTAGE" means 2.00%.

                  "CLASS C MONTHLY INTEREST" means, for any Payment Date, the product of (i) one-twelfth, (ii) the Class C Note Rate and (iii) the Class C Note Balance on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date) after giving effect to all principal payments on the Class C Note on such Payment Date. The Class C Monthly Interest shall be calculated based upon a twelve month year of thirty days in each month, except for the first Payment Date, for which interest shall accrue from the Closing Date to but excluding such Payment Date.

                  "CLASS C MONTHLY PRINCIPAL" means, (A) on any Payment Date other than the Class C Stated Maturity Date, an amount equal to the product of
(x) the Class C Percentage and (y) the Monthly Principal and (B) on the Class C Stated Maturity Date, the entire amount of the then outstanding Class C Note Balance.

                  "CLASS C OVERDUE INTEREST" means, for any Payment Date, the excess, if any, of (a) the aggregate amount of Class C Monthly Interest payable on all prior Payment Dates over (b) the aggregate amount of interest actually paid to the Class C Noteholders on all prior Payment Dates.

                  "CLASS C OVERDUE PRINCIPAL" means, as of any Payment Date, the excess, if any, of (a) the aggregate amount of Class C Monthly Principal due on the Class C Notes on all prior Payment Dates over (b) the aggregate amount of principal actually paid to the Class C Noteholders on all prior Payment Dates.

                  "CLASS C PERCENTAGE" means 2.25%.

                  "CLASS D MONTHLY INTEREST" means, for any Payment Date, the product of (i) one-twelfth, (ii) the Class D Note Rate and (iii) the Class D Note Balance on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date) after giving effect to all principal payments on the Class D Notes on such Payment Date. The Class D Monthly Interest shall be calculated based upon a twelve month year of thirty days in each month, except for the first Payment Date, for which interest shall accrue from the Closing Date to but excluding such Payment Date.

                  "CLASS D MONTHLY PRINCIPAL" means (A) on any Payment Date other than the Class D Stated Maturity Date, the product of (x) the Class D Percentage and (y) Monthly Principal, and (B) on the Class D Stated Maturity Date, the entire amount of the then outstanding Class D Note Balance.

                  "CLASS D OVERDUE INTEREST" means, for any Payment Date, the excess, if any, of (a) the aggregate amount of Class D Monthly Interest payable on all prior Payment Dates over (b) the aggregate amount of interest actually paid to the Class D Noteholders on all prior Payment Dates.

                  "CLASS D OVERDUE PRINCIPAL" means, as of any Payment Date, the excess, if any, of (a) the aggregate amount of Class D Monthly Principal due on the Class D Notes on all prior Payment Dates over (b) the aggregate amount of principal actually paid to the Class D Noteholders on all prior Payment Dates.

                  "CLASS D PERCENTAGE" means 2.25%.

                  "CLASS E MONTHLY INTEREST" means, for any Payment Date, the product of (i) one-twelfth, (ii) the Class E Note Rate and (iii) the Class E Note Balance on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date) after giving effect to all principal payments on the Class E Note on such Payment Date. The Class E Monthly Interest shall be calculated based upon a twelve month year of thirty days in each month, except for the first Payment Date, for which interest shall accrue from the Closing Date to but excluding such Payment Date.

                  "CLASS E MONTHLY PRINCIPAL" means, (A) on any Payment Date other than the Class E Stated Maturity Date, an amount equal to the product of
(x) the Class E Percentage and (y) the Monthly Principal and (B) on the Class E Stated Maturity Date, the entire amount of the then outstanding Class E Note Balance.

                  "CLASS E OVERDUE INTEREST" means, for any Payment Date, the excess, if any, of (a) the aggregate amount of Class E Monthly Interest payable on all prior Payment Dates over (b) the aggregate amount of interest actually paid to the Class E Noteholders on all prior Payment Dates.

                  "CLASS E OVERDUE PRINCIPAL" means, as of any Payment Date, the excess, if any, of (a) the aggregate amount of Class E Monthly Principal due on the Class E Notes on all prior Payment Dates over (b) the aggregate amount of principal actually paid to the Class E Noteholders on all prior Payment Dates.

                  "CLASS E PERCENTAGE" means 2.25%.

                  "MONTHLY INTEREST" means as of any Payment Date, the sum of
(i) the Class A Monthly Interest, (ii) the Class B Monthly Interest, (iii) the Class C Monthly Interest, (iv) the Class D Monthly Interest, and (v) the Class E Monthly Interest.

                  "MONTHLY PRINCIPAL" means, with respect to any Payment Date, an amount equal to the excess of (a) the Aggregate Discounted Contract Balance at the close of business on the last day of the second preceding Collection Period over (b) the Aggregate Discounted Contract Balance at the close of business on the last day of the immediately preceding Collection Period.

                  "NOTE BALANCE" means, as of the Closing Date, $190,972,000 for the Class A Notes cumulatively (and, with respect to each tranche thereof, $35,882,000 for the Class A-1 Notes, $117,000,000 for the Class A-2 Notes and $38,090,000 for the Class A-3 Notes), $4,365,000 for the Class B Notes, $4,910,955 for the Class C Notes, $4,910,955 for the Class D Notes and $4,910,955 for the Class E Notes and thereafter shall equal the Note Balance for such class reduced by all principal payments on such class of Notes.

                  "NOTE RATE" the annualized rate of interest on the relevant class of Notes (5.242% on the Class A-1 Notes, 5.64% on the Class A-2 Notes, 5.76% on the Class A-3 Notes, 5.93% on the Class B Notes, 6.37% on the Class C Notes, 7.39% on the Class D Notes, 9.42% on the Class E Notes and the interest rate set forth in the Supplement for the Class F Instruments).

                  "OUTSTANDING" or "OUTSTANDING" means, when used with reference to the Notes and as of any particular date, any Note theretofore and thereupon being authenticated and delivered except:

                           (i)  any Note canceled by the Trustee at or before
said date;

                           (ii) any Note, or portion thereof, for payment of
redemption of which monies equal to the principal amount or redemption price thereof, as the case may be, with interest to the date of maturity or redemption, shall have theretofore been irrevocably deposited with the Trustee (whether upon or prior to maturity or the redemption date of such Note);

                           (iii) any Note in lieu of or in substitution for
which another Note shall have been authenticated and delivered; and

                           (iv) any Note owned by the Transferor or any
Affiliate of the Transferor (except that, in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver of Noteholders under the Indenture, only Notes which the Trustee knows to be so owned shall be disregarded).

                  "OVERDUE INTEREST" means, for any Payment Date, the sum of (i) the Class A Overdue Interest, (ii) the Class B Overdue Interest, (iii) the Class C Overdue Interest, (iv) the Class D Overdue Interest and (v) the Class E Overdue Interest.

                  The obligations evidenced by the Notes are limited recourse obligations of the Issuer only (with such recourse limited to the extent of the Trust Property) and are nonrecourse to DVI, the Servicer, the Trustee or any other person. The Issuer will agree in the Indenture and in the Notes to pay to the Class A Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders and the Class E Noteholders in such amounts and on such dates as are set forth in the Indenture, (a) an amount of principal equal to the sum of (i) Monthly Principal for such Class and (ii) overdue principal for such Class and (b) an amount of interest equal to the sum of (i) the Monthly Interest for such Class and (ii) the Overdue Interest for such Class. Interest accrues on the Notes from Payment Date to Payment Date, and is payable, along with required principal, on the eleventh of each month (or, if such day is not a business day, the immediately following business day), except that with respect to the initial Payment Date, interest shall accrue on the Notes from the Closing Date to such Payment Date.

                  The Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined in the Prospectus). Each Note will be initially issued as a fully registered note, as authenticated by the Trustee in minimum denominations of $500,000 and integral multiples of $1,000 in excess thereof, except that one note of each Class may be issued in a different amount as may be necessary so that the Notes of such Class evidence the full initial principal balance thereof. The Notes will be represented by one or more certificates registered in the name of the nominee of DTC (Notes so registered, "BOOK-ENTRY SECURITIES"). The Issuer has been informed by DTC that DTC's nominee will be Cede & Co. ("CEDE"). No person acquiring an interest in the Notes (a "BENEFICIAL OWNER") will be entitled to receive a certificate representing such person's interest (a "DEFINITIVE SECURITY"), except as set forth below under "BOOK-ENTRY REGISTRATION OF THE NOTES--DEFINITIVE SECURITIES." Unless and until Definitive Securities are issued for the Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Noteholders with respect to the Notes shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

                  Payments on the Notes are required to be made by the Trustee on each Payment Date, to persons in whose names Notes are registered as of the Record Date. The first Payment Date for the Notes will be January 11, 1999. Payments are required to be made by the Trustee by wire transfer of immediately available funds, to the registered holders of such Notes (initially, Cede & Co.) entitled thereto at the account for such Noteholder appearing in the Note Register on the Record Date or, if no such account is so specified, then by check mailed to the address for such Noteholder appearing in the Note Register on such Record Date. "NOTE REGISTER" means a register kept by the Trustee in the Corporate Trust Office in which the Trustee shall provide for the registration of Notes and the transfer of Notes.

CONVEYANCE OF TRUST PROPERTY

                  On the Closing Date, DVI will convey to the Transferor, and the Transferor will transfer to the Issuer pursuant to the Trust Agreement, all of its right, title and interest in and to the Trust Property. The Trust Property does not include certain amounts included in the Obligor's payments for which DVI is not the ultimate beneficiary thereof, including, but not limited to, property taxes, sales taxes, manufacturer's maintenance costs, insurance premiums and supplies and transaction costs. Also not included in the Trust Property are any Purchase Option Payments, title to the Equipment that is subject to the Contracts that are Fair Market Value Leases that DVI originated (although a first priority perfected security interest therein is so included), or any rights of DVI in any accounts receivable of the Obligor pledged to DVI as collateral for loans other than the Contract with such Obligor.

                  The Contracts are described on the Contract Schedule, a copy of which has been delivered to the Trustee with respect to the Initial Contracts. The Contract Schedule will include for each Contract, a number identifying the Contract, the Obligor's name and address, the original maturity of each Contract, the type of Equipment subject to each Contract, the remaining maturity of each Contract, the Discounted Contract Balance as of the Cut-off Date, the amount and scheduled due date of each Contract Payment due under each of the Contracts and the original amount funded on each Contract.

                  DVI shall deliver to the Trustee the Contract Schedule and the Contract File for each Contract. DVI and the Issuer, as the case may be, will cause its accounting records to be marked to show that such Contract has been conveyed by DVI to the Transferor, and the Transferor will cause its accounting records to be marked to show that such Contract has been conveyed by the Transferor to the Issuer and pledged by the Issuer to the Trustee for the benefit of the Noteholders.

LIMITED REPURCHASE OBLIGATION

                  DVI will make certain representations and warranties in the Contribution and Servicing Agreement for the benefit of the Trustee, the Noteholders, the Issuer and the Transferor. DVI will be obligated to acquire (through repurchase or substitution pursuant to the Contribution and Servicing Agreement), any Contract if the breach of any representation and warranty materially and adversely affects the interest of the Noteholders in any Contract which has not been cured, or waived by Noteholders evidencing more than 50% of the Voting Rights as of 90 days following the discovery or receipt of notice of such breach. The Trustee will be granted the right to enforce such representations and warranties directly against DVI.

INDEMNIFICATION

                  The Contribution and Servicing Agreement provides that DVI, as contributor, will defend and indemnify the Servicer, the Trustee, the Transferor, the Owner Trustee, the Issuer and the Noteholders against any and all losses, claims, damages and liabilities to the extent that the same have been suffered by any such party by virtue of a breach by DVI of its obligations under the Contribution and Servicing Agreement.

                  Pursuant to the Contribution and Servicing Agreement, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall incur any liability to the Issuer, the Owner Trustee, the Trustee or the holders of the Notes, for any action taken or not taken in good faith pursuant to the terms of the Contribution and Servicing Agreement with respect to any Contract (including any Defaulted Contract) or the Equipment subject thereto; PROVIDED, HOWEVER, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made by it in the Contribution and Servicing Agreement or in any certificate delivered in conjunction with the purchase of the Notes or for any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties thereunder or by reason of reckless disregard of its obligations and duties thereunder.

INDENTURE ACCOUNTS; INVESTMENT OF FUNDS

                  The Servicer will establish each Lockbox Account in the name of the Trustee for the benefit of the Noteholders. Each Lockbox Account will be a segregated account initially established and maintained with First Union National Bank, First National Bank of Chicago or such other Lockbox Bank as the Servicer may select; PROVIDED, HOWEVER, that the Servicer will give the Trustee prior written notice of any change in the location of any Lockbox Account and the Servicer will give at least 10 days' prior written notice of the new location to each Obligor.

                  The Trustee, pursuant to the Indenture, is required to establish and maintain the Collection Account, the distribution account (the "DISTRIBUTION ACCOUNT") and the Reserve Account, each in the name of the Trustee and for the benefit of the Noteholders and the Issuer to the extent of their interest therein as provided in the Indenture, the Trust Agreement and in the Contribution and Servicing Agreement. Each such account will be one or more segregated trust accounts held by the Trustee. The Collection Account shall be two such accounts, which, for the purposes of the Transaction Documents, shall be deemed one account and from which funds shall be drawn equally to make the payments from the Collection Account pursuant to the Indenture (the "COLLECTION ACCOUNT"). In addition, the Trustee shall establish and maintain sub-accounts of the Distribution Account as follows: the Class A Distribution Sub- Account, the Class B Distribution Sub-Account, the Class C Distribution Sub-Account, the Class D Distribution Sub- Account, the Class E Distribution Sub-Account and the Class F Distribution Sub-Account (to the extent the Class F Instruments are issued). The Indenture permits the Servicer to direct the investment of amounts in the Collection Account and the Reserve Account in certain types of highly rated investments ("ELIGIBLE INVESTMENTS"). All such amounts and all investments made with such amounts, including all income and other gain from such investments, shall be held by the Trustee in such accounts as part of the Trust Property as provided in the Indenture. Any net loss of principal (determined on a month-by-month basis) resulting from such investment of the amounts in the above accounts shall be charged to the Issuer, and upon notice thereof by the Trustee, the Issuer shall reimburse such account within three (3) Business Days. The Trustee shall not in any way be held liable by reason of any insufficiency in the above accounts resulting from losses on investments made in accordance with the Indenture (other than in its capacity as obligor under any Eligible Investment). The Trustee shall not be liable for any investment made by it in accordance with the Indenture on grounds that it could have made a more favorable investment.

RESERVE ACCOUNT

                  "DELINQUENCY CONDITION" shall be deemed to exist on and as of any Determination Date if (x) the quotient of (1) the sum of the Discounted Contract Balances of all Contracts listed as more than 90 days delinquent as of the last day of the three immediately preceding calendar months, divided by (2) three exceeds (y) the product of (1) 0.06 and (2) the quotient of (A) the sum of the Aggregate Discounted Contract Balance as of the last day of the three immediately preceding Collection Periods, divided by (B) three.

                  "RESERVE ACCOUNT DEPOSIT AMOUNT" means, on any Payment Date, an amount equal to the excess of (A) the Reserve Account Required Amount over
(B) the amount on deposit in the Reserve Account (after giving effect to any Reserve Account Draws on such Payment Date).

                  "RESERVE ACCOUNT REQUIRED AMOUNT" means, with respect to the initial Payment Date, $2,182,541.24 (the "INITIAL RESERVE ACCOUNT REQUIRED AMOUNT", which equals 1% of the Initial Aggregate Discounted Contract Balance); and, with respect to each Payment Date thereafter, the lesser of either (i) the Initial Reserve Account Required Amount or (ii) the sum of (a) the Class A Note Balance, (b) the Class B Note Balance, (c) the Class C Note Balance, (d) the Class D Note Balance and (e) the Class E Note Balance; PROVIDED, HOWEVER, that if a Restricting Event has occurred and is then continuing, then notwithstanding the foregoing, the Reserve Account Required Amount shall be equal to the sum of
(i) the Reserve Account Required Amount on the immediately preceding Payment Date (after giving effect to any additions to or withdrawals from the Reserve Account on such Payment Date) and (ii) all amounts otherwise payable to the Issuer or the Class F Instrumentholder, if any.

                  "RESTRICTING EVENT" means the condition that exists on any Payment Date if any one of the following conditions exists: (i) a Delinquency Condition exists or (ii) an Indenture Event of Default has occurred and is then continuing.

                  The Reserve Account is a segregated trust account in the name of the Trustee and will be funded through deposit of the Reserve Account Deposit Amount from amounts otherwise distributable on the Closing Date or any Payment Date to the Issuer or, if the Class F Instruments have been issued, to the Class F Instrumentholders. If there exists a shortfall between the Available Funds and interest or principal due on the related Payment Date thereto for any of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, regardless of whether an Amortization Event has occurred and is continuing, amounts on deposit in the Reserve Account will be available to make payments of interest to, first, the Class A Noteholders, second, the Class B Noteholders, third, the Class C Noteholders, fourth, the Class D Noteholders, fifth, the Class E Noteholders and then to pay principal on, first, the Class A Notes, second, the Class B Notes, third, the Class C Notes, fourth, the Class D Notes, fifth, the Class E Notes (and if an Amortization Event has occurred and is continuing, the principal due on each such class shall be the entire Note Balance for such class of Notes). Amounts on deposit in the Reserve Account may be paid to the Class F Instrumentholder, or, if no Class F Instrument has been issued, to the Issuer, if, and only to the extent that, such amounts in the Reserve Account exceed the Reserve Account Required Amount.

                  On each Payment Date the Trustee shall promptly deposit into the Reserve Account all amounts required to be deposited into the Reserve Account and actually received by the Trustee pursuant to this Agreement. The obligation of the Trustee to deposit amounts into the Reserve Account in accordance with the terms of the Indenture shall be limited to the deposit of amounts in the Collection Account pursuant to Section 3.04(b) thereof. The Trustee shall not have any responsibility to determine the amount or adequacy of funds on deposit in the Reserve Account, or the amount of any deposits to or withdrawals from the Reserve Account. The Issuer, and any Class F Instrumentholder, if any, by its acceptance of the Class F Instrument, agrees to treat such assets (and all earnings thereon) (the "RESERVE ACCOUNT PROPERTY") as its assets (and earnings) for federal, state and local tax purposes and not to sell, transfer or otherwise dispose of its interest therein.

                  On each Payment Date, the Trustee shall, on the basis of the Monthly Servicer Report, deposit in the Reserve Account, pursuant to Section 3.04(b) of the Indenture, an amount equal to the Reserve Account Deposit Amount. If on any Payment Date, Available Funds are less than the Priority Payments, the Trustee shall withdraw from the Reserve Account the excess of the Priority Payments over the Available Funds in accordance with Section 3.04(c) of the Indenture. On each Payment Date, if the balance in the Reserve Account is greater than the Reserve Account Requirement, the Trustee shall release and, at the instruction of the Servicer, shall pay the amount (such amount, a "RESERVE ACCOUNT WITHDRAWAL") of the excess to the Issuer, or Class F Instrumentholder, if any. Amounts properly paid to the Issuer, or Class F Instrumentholder, if any, pursuant to this or the preceding paragraph, either directly from the Distribution Account without deposit in the Reserve Account or from the Reserve Account, shall be deemed released from the Trust Property, and the Issuer, or Class F Instrumentholder, if any, shall not in any event thereafter be required to refund any such paid amounts.

                  With respect to the Reserve Account Property, the Issuer and the Trustee agree that any Reserve Account Property that is held in deposit accounts shall be held solely in the name of the Trustee, on behalf of the Noteholders. Each such deposit account shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto.

                  Upon termination of the Indenture, any amounts on deposit in the Reserve Account, after payment of amounts due to the Class A Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders and the Class E Noteholders upon the Issuer's written request to the Trustee, shall be paid to the Issuer, or Class F Instrumentholder, if any.

FLOW OF FUNDS

                  The Servicer shall remit or cause the bank or trust company (the "LOCKBOX BANK") at which each lockbox account (a "LOCKBOX ACCOUNT") is established and maintained to remit all amounts received by them in respect of the Contracts to the Collection Account not later than the second business day after receipt. Notwithstanding the foregoing, if permitted by the Rating Agencies, the Servicer will on or before the second Business Day prior to each Payment Date remit or cause each Lockbox Bank to remit to the Collection Account all amounts received by it on or in respect of the Contracts during such Collection Period. The Trustee shall deposit all other amounts received by it in respect of the Contracts in accordance with the Indenture.

                  Unless the Notes have been declared due and payable pursuant to the Indenture and moneys collected by the Trustee are being applied accordingly, the Trustee shall on each Payment Date withdraw and pay or cause to be paid from the excess of (i) all amounts on deposit in the Collection Account on the second Business Day preceding such Payment Date over (ii) any portion thereof representing Contract Payments due, or voluntary prepayments deposited therein, subsequent to the end of the related Collection Period ("AVAILABLE FUNDS") (including any investment income with respect to monies on deposit in the Collection Account) the amounts required, for application in the following order of priority:

                          (i) to the Servicer, the Servicing Fee due to the
                  Servicer on such Payment Date;

                         (ii) to the Servicer, any unreimbursed Nonrecoverable
                  Advances or Servicer Advances previously made with respect to Delinquent Contracts;

                        (iii) first, to the Class A Distribution Sub-Account, in
                  the following order of priority, the sum of: (A) the Class A-1 Monthly Interest; and (B) the Class A-1 Overdue Interest, if any; second, to the Class A Distribution Sub-Account, in the following order of priority, the sum of: (A) the Class A-2 Monthly Interest; and (B) the Class A-2 Overdue Interest, if any; and third, to the Class A Distribution Sub-Account, in the following order of priority, the sum of: (A) the Class A-3 Monthly Interest; and (B) the Class A-3 Overdue Interest, if any;

                         (iv) to the Class B Distribution Sub-Account, in the following order of priority, in the sum of:

                         (A)      the Class B Monthly Interest; and

                         (B)      the Class B Overdue Interest, if any;

                          (v) to the Class C Distribution Sub-Account, in the following order of priority, the sum of:

                         (A)      the Class C Monthly Interest; and

                         (B)      the Class C Overdue Interest, if any;

                         (vi) to the Class D Distribution Sub-Account, in the following order of priority, in the sum of:

                         (A)      the Class D Monthly Interest; and

                         (B)      the Class D Overdue Interest, if any;

                        (vii) to the Class E Distribution Sub-Account, in the following order of priority, the sum of:

                         (A)      the Class E Monthly Interest; and

                         (B)      the Class E Overdue Interest, if any;

                       (viii) PROVIDED that no Amortization Event shall have
                  occurred and be continuing, to the Class A Distribution Sub-Account, in the following order of priority, the sum of:

                         (A)      the Class A-1 Overdue Principal, if any;

                         (B)      the Class A-1 Monthly Principal;

                         (C)      the Class A-2 Overdue Principal, if any;

                         (D)      the Class A-2 Monthly Principal; if any;

                         (E)      the Class A-3 Overdue Principal, if any; and

                         (F)      the Class A-3 Monthly Principal;

                         (ix) PROVIDED that no Amortization Event shall have
                  occurred and be continuing, to the Class B Distribution Sub-Account, in the following order of priority, the sum of:

                         (A)      the Class B Overdue Principal, if any; and

                         (B)      the Class B Monthly Principal;

                          (x) PROVIDED that no Amortization Event shall have
                  occurred and be continuing, to the Class C Distribution Sub-Account, in the following order of priority, the sum of:

                         (A)      the Class C Overdue Principal, if any; and

                         (B)      the Class C Monthly Principal;

                         (xi) PROVIDED that no Amortization Event shall have
                  occurred and be continuing, to the Class D Distribution Sub-Account, in the following order of priority, the sum of:

                         (A)      the Class D Overdue Principal, if any; and

                         (B)      the Class D Monthly Principal;

                        (xii) PROVIDED that no Amortization Event shall have
                  occurred and be continuing, to the Class E Distribution Sub-Account, in the following order of priority, the sum of:

                         (A)      the Class E Overdue Principal, if any; and

                         (B)      the Class E Monthly Principal;

                       (xiii) PROVIDED that no Amortization Event shall have
                  occurred and be continuing, to the Reserve Account, the Reserve Account Deposit Amount;

                        (xiv) if an Amortization Event shall have occurred and
                  is continuing and is not subject to a continuing waiver from Noteholders evidencing not less than 662/3% of the Voting Rights, in the following order of priority:

                                  FIRST, to the Class A Distribution Sub-Account
                            the amount necessary to reduce the Class A-1 Note Balance to zero; then, to the Class A Distribution Sub-Account, the amount necessary to reduce the Class A-2 Note Balance to zero and then, to the Class A Distribution Sub-Account, the amount necessary to reduce the Class A-3 Note Balance to zero; PROVIDED, HOWEVER, that upon the occurrence of a Subordination Deficiency Event, after the Class A-1 Note Balance has been reduced to zero, the Class A-2 Note Balance and the Class A-3 Note Balance will be paid PRO RATA, PARI PASSU; and

                                  SECOND, to the Class B Distribution
                           Sub-Account the amount necessary to reduce the Class B Note Balance to zero; and

                                  THIRD, to the Class C Distribution Sub-Account
                            the amount necessary to reduce the Class C Note Balance to zero;

                                  FOURTH, to the Class D Distribution
                            Sub-Account the amount necessary to reduce the Class D Note Balance to zero; and

                                  FIFTH, to the Class E Distribution Sub-Account
                            the amount necessary to reduce the Class E Note Balance to zero;

                         (xv) if the Servicer is no longer DVI, and the Servicer
                  has, in its good faith and reasonable business judgment, deemed the Servicing Fee to be commercially unreasonable, then, to the Servicer, the amount agreed upon between the then Servicer and the Trustee, each in their good faith and commercially reasonable judgment, as necessary to make the Servicing Fee commercially reasonable and to cover the reasonable costs in transferring the servicing obligations.

                        (xvi) any remaining Available Funds on deposit in the
                  Collection Account to the Issuer, or, if the Class F Instrument has been issued, to the Class F Distribution Sub-Account.

                  If on any Payment Date, the Available Funds on deposit in the Collection Account (the "DEPOSITED AVAILABLE FUNDS") are less than the sum necessary to make the payments required pursuant to clauses (iii) through (xii) inclusive and (xiv), each as applicable (the sum of such payments, the "PRIORITY PAYMENTS"), then the Trustee shall withdraw from the Reserve Account, to the extent that such funds are on deposit in the Reserve Account and after taking into account payments to be made pursuant to clauses (i) and (ii) above, and deposit into the Distribution Account for payment on such Payment Date, funds equal to the amount of the Priority Payments less any Deposited Available Funds (such funds, the "AVAILABLE RESERVE ACCOUNT FUNDS") for payment in accordance with clauses (iii) through and including (xii) above, as applicable.

                  "SUBORDINATION DEFICIENCY EVENT" shall mean, the occurrence of the Class A Note Balance being greater than the Aggregate Discounted Contract Balance as of the date of determination.

                  "VOTING RIGHTS" shall mean, for so long as any Notes remain outstanding, and shall encompass, for so long as any Class A Note, Class B Note, Class C Note, Class D Note or Class E Note is outstanding, the voting rights of each such class which shall include, as of the date of determination (i) the votes of Class A-1 Noteholders evidencing 100% of the then-outstanding Class A-1 Note Balance, (ii) the votes of Class A-2 Noteholders evidencing 100% of the then-outstanding Class A-2 Note Balance, (iii) the votes of the Class A-3 Noteholders evidencing 100% of the then-outstanding Class A-3 Note Balance, (iv) the votes of Class B Noteholders evidencing 100% of the then-outstanding Class B Note Balance, (v) the votes of the Class C Noteholders evidencing 100% of the then-outstanding Class C Note Balance, (vi) the votes of Class D Noteholders evidencing 100% of the then-outstanding Class D Note Balance and (vii) the votes of the Class E Noteholders evidencing 100% of the then-outstanding Class E Note Balance When none of the Class A Notes, Class B Notes, Class C Notes, Class D Notes and the Class E Notes is outstanding, 100% of the Voting Rights shall be exercised by the Holders of the Class F Instrument, if any.

                  An "AMORTIZATION EVENT" shall mean the occurrence of any one of the following events and notice from Noteholders evidencing not less than 662/3% of the Voting Rights to the Trustee declaring that such event shall constitute an Amortization Event:

                         (i) The entry by a court having jurisdiction in the
                  premises of (A) a decree or order for relief in respect of DVI, Inc. in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) a decree or order adjudging DVI, Inc. a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of DVI, Inc. under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of DVI, Inc. or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

                        (ii) The commencement by DVI, Inc. of a voluntary case
                  or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of DVI, Inc. in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of DVI, Inc. or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or DVI, Inc.'s failure to pay its debts generally as they become due, or the taking of corporate action by DVI, Inc. in furtherance of any such action; or

                       (iii) On and as of any Determination Date, (x) the
                  quotient of (1) the sum of the Discounted Contract Principal Balances of all Contracts listed as more than 90 days delinquent as of the last day of the three immediately preceding calendar months, divided by (2) three exceeds (y) the product of (1) 0.08 and (2) the quotient of (A) the sum of the Aggregate Discounted Contract Principal Balance as of the last day of the three immediately preceding Collection Periods, divided by (B) three; or

                        (iv) As of any Determination Date, the sum of Discounted
                  Contract Balances of all Contracts that have been classified as Defaulted Contracts since the Closing Date (such
                  Discounted Contract Balances to be determined immediately prior to the classification as a Defaulted Contract) exceeds the product of (1) 0.06 and (2) Aggregate Discounted
                  Contract Balance on the Closing Date.

                  Noteholders evidencing not less than 662/3% of the Voting Rights shall have the ability to waive or defer any Amortization Event. Upon the occurrence of any Amortization Event, Noteholders evidencing not less than 662/3% of the Voting Rights shall have the right to replace DVI as Servicer with a successor Servicer as permitted under the Contribution and Servicing Agreement.

CLASS A DISTRIBUTION SUB-ACCOUNT; CLASS B DISTRIBUTION SUB-ACCOUNT; CLASS C DISTRIBUTION SUB-ACCOUNT; CLASS D DISTRIBUTION SUB-ACCOUNT; CLASS E DISTRIBUTION SUB-ACCOUNT

                  (a) On each Payment Date the Trustee shall pay to the Class A Noteholders the amounts then on deposit in the Class A Distribution Sub-Account. Such payments are to be made, first to the Class A-1 Noteholders, PRO RATA, in the following order of priority:

                            (i)       the Class A-1 Monthly Interest;
                           (ii)       the Class A-1 Overdue Interest, if any;
                          (iii)       the Class A-1 Overdue Principal, if any;
                           (iv)       the Class A-1 Monthly Principal; and
                            (v) additional principal payable pursuant to the Indenture;

                  second, to the Class A-2 Noteholders, PRO RATA, the amount then on deposit in the Class A Distribution Sub-Account. Such payments to the Class A-2 Noteholders shall be made in the following order of priority:

                            (vi)      the Class A-2 Monthly Interest;
                           (vii)      the Class A-2 Overdue Interest, if any;
                          (viii)      the Class A-2 Overdue Principal, if any;
                            (ix)      the Class A-2 Monthly Principal; and
                             (x) additional principal payable pursuant to the Indenture;

                  and third, to the Class A-3 Noteholders, PRO RATA, the amount then on deposit in the Class A Distribution Sub-Account. Such payments to the Class A-3 Noteholders shall be made in the following order of priority:

                            (xi)      the Class A-3 Monthly Interest;
                           (xii)      the Class A-3 Overdue Interest, if any;
                          (xiii)      the Class A-3 Overdue Principal, if any;
                           (xiv)      the Class A-3 Monthly Principal; and
                            (xv) additional principal payable pursuant to the Indenture.

                  (b) On each Payment Date the Trustee shall pay to the Class B Noteholders, PRO RATA, the amount then on deposit in the Class B Distribution Sub-Account. Such payments to the Class B Noteholders shall be made in the following order of priority:

                            (i)       the Class B Monthly Interest;
                           (ii)       the Class B Overdue Interest, if any;
                          (iii)       the Class B Overdue Principal, if any;
                           (iv)       the Class B Monthly Principal; and
                            (v) additional principal payable pursuant to the Indenture.

                  (c) On each Payment Date the Trustee shall pay to the Class C Noteholders, PRO RATA, the amount then on deposit in the Class C Distribution Sub-Account. Such payments to the Class C Noteholders shall be made in the following order of priority:

                            (i)       the Class C Monthly Interest;
                           (ii)       the Class C Overdue Interest, if any;
                          (iii)       the Class C Overdue Principal, if any;
                           (iv)       the Class C Monthly Principal; and
                            (v) additional principal payable pursuant to the Indenture.

                  (d) On each Payment Date the Trustee shall pay to the Class D Noteholders, PRO RATA, the amount then on deposit in the Class D Distribution Sub-Account. Such payments to the Class D Noteholders shall be made in the following order of priority:

                            (i)       the Class D Monthly Interest;
                           (ii)       the Class D Overdue Interest, if any;
                          (iii)       the Class D Overdue Principal, if any;
                           (iv)       the Class D Monthly Principal; and
                            (v) additional principal payable pursuant to the Indenture.

                  (e) On each Payment Date the Trustee shall pay to the Class E Noteholders, PRO RATA, the amount then on deposit in the Class E Distribution Sub-Account. Such payments to the Class E Noteholders shall be made in the following order of priority:

                            (i)       the Class E Monthly Interest;
                           (ii)       the Class E Overdue Interest, if any;
                          (iii)       the Class E Overdue Principal, if any;
                           (iv)       the Class E Monthly Principal; and
                            (v) additional principal payable pursuant to the Indenture.

REPORTS TO NOTEHOLDERS

                  Following each payment to the Noteholders, the Trustee shall mail to the Issuer, Cede, the Rating Agencies and make available to each Noteholder the Monthly Servicer Report furnished to the Trustee by the Servicer on the Determination Date prior to such Payment Date pursuant to the Contribution and Servicing Agreement or, if such report has not been received, a written statement to such effect. The Trustee shall deliver to the Servicer, and within two business days after the request of the Issuer, deliver to the Issuer, a written statement setting forth the amount on deposit as of such Payment Date in the Collection Account and the Reserve Account, in each case after giving effect to all of the withdrawals and applications or transfers required on such Payment Date pursuant to the Indenture.

OPTIONAL REDEMPTION

                  The Notes may be redeemed by the Issuer, in whole but not in part, at the Redemption Price on any Payment Date on which the Pool A Aggregate Discounted Contract Balance is less than 10% of the Pool A Aggregate Discounted Contract Balance as of the Closing Date and the Pool B Aggregate Contract Balance is less than 20% of the Pool B Aggregate Contract Balance as of the Closing Date. In the event that the Notes are redeemed in full, an amount equal to the sum of (i) the entire outstanding principal balance of the Notes and (ii) accrued interest thereon at the Class A-1 Note Rate, Class A-2 Note Rate, Class A-3 Note Rate, Class B Note Rate, Class C Note Rate, Class D Note Rate or Class E Note Rate, as applicable, will be required to be paid to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders and the Class E Noteholders on such Payment Date.

                  The Notes may be redeemed in part by the Issuer at the Partial Redemption Price on any Payment Date on which the Pool B Aggregate Discounted Contract Balance is less than 20% of the Pool B Aggregate Discounted Contract Balance as of the Closing Date. In the event that the Notes are redeemed in part, an amount equal to the sum of (i) the product of (A) the quotient of (x) the Aggregate Discounted Contract Balance of the Contracts in Pool B, divided by
(y) the Aggregate Discounted Contract Balance and (B) the entire outstanding principal balance of the Notes, and (ii) accrued interest thereon at the Class A-1 Note Rate, Class A-2 Note Rate, Class A-3 Note Rate, Class B Note Rate, Class C Note Rate, Class D Note Rate or Class E Note Rate, as applicable, will be required to be paid to the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders and the Class E Noteholders on such Payment Date.

BOOK-ENTRY REGISTRATION OF THE NOTES

                  GENERAL. Beneficial Owners that are not Participants (as defined in the Prospectus) or intermediaries but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Notes, Class B Notes and Class C Notes (collectively, the "OFFERED NOTES") may do so only through Participants (as defined in the Prospectus), either directly or indirectly. In addition, Beneficial Owners will receive all distributions of principal of and interest on the Offered Notes from the paying agent through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Securities are issued for the Offered Notes, it is anticipated that the only registered Noteholder of such Offered Notes will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Trustee or the Servicer as Noteholders, as such term is used in the Contribution and Servicing Agreement, and Beneficial Owners will be permitted to receive information furnished to Noteholders and to exercise the rights of Noteholders only indirectly through DTC, its Participants and intermediaries.

                  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Offered Notes among Participants and to receive and transmit distributions of principal of, and interest on, such Offered Notes. Participants and intermediaries with which Beneficial Owners have accounts with respect to such Offered Notes similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Offered Notes, the Rules provide a mechanism by which Beneficial Owners, through their Participants and intermediaries, will receive distributions and will be able to transfer their interests in the Offered Notes.

                  None of the Issuer, the Servicer, the Transferor or the Trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  DEFINITIVE SECURITIES. Definitive Securities will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "DESCRIPTION OF THE SECURITIES--DEFINITIVE SECURITIES."

                  Upon the occurrence of an event described in the Prospectus in the first paragraph under "DESCRIPTION OF THE SECURITIES--DEFINITIVE SECURITIES," the Trustee is required to notify, through DTC, Participants who have ownership of Offered Notes as indicated on the records of DTC of the availability of Definitive Securities for their Offered Notes. Upon surrender by DTC of the definitive certificates representing the Offered Notes and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Offered Notes as Definitive Securities issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee and the Servicer will recognize the holders of such Definitive Securities as Noteholders under the Contribution and Servicing Agreement.

                  For additional information regarding DTC and the Offered Notes, see "DESCRIPTION OF THE SECURITIES--BOOK-ENTRY REGISTRATION" in the Prospectus.

                  BOOK-ENTRY FACILITIES. Beneficial Owners may elect to hold their interests in the Book-Entry Securities through DTC in the United States or through Cedel or Euroclear in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities of each class will be issued in one or more certificates which equal the Outstanding Note Balance of such class and will initially be registered in the name of Cede, the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC.

                  Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Cedel Participants (each as defined below) on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this Prospectus Supplement.

                  Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

                  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the institution acting as a depositary for Cedel or Euroclear (such an institution in such capacity, "RELEVANT DEPOSITORY" and collectively, the EUROPEAN DEPOSITORIES"); however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

                  DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

                  Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

                  Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

                  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

                  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

                  Distributions on the Book-Entry Securities will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Securities that it represents and to each intermediary for which it acts as agent. Each such intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

                  Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Since transactions in the Book-Entry Securities will be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a Beneficial Owner to pledge Offered Notes to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Offered Notes, may be limited due to lack of a physical certificate representing such Offered Notes. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Offered Notes in the secondary market since certain potential investors may be unwilling to purchase Offered Notes for which they cannot obtain physical certificates.

                  DTC has advised the Issuer and the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the Agreement only at the direction of one or more Participants to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of intermediaries whose holdings include such Book-Entry Securities. DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes which conflict with actions taken with respect to other Offered Notes.

                  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Offered Notes among Participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                  DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems". DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

                  However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 complaint; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

                  According to DTC, the foregoing information with respect to DTC has been provided to the Industry for information purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

INDENTURE EVENTS OF DEFAULT AND ACCELERATION

                  "INDENTURE EVENT OF DEFAULT" wherever used herein means any one of the following events:


                                                   (i) default in the payment of
                                    (A) any interest on any outstanding Class A
                                    Notes, any Class B Notes, any Class C Notes, any Class D Notes or any Class E Notes when such payment becomes due and payable, (B) any principal owed on the outstanding Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes on the Stated Maturity Date related thereto or (C) any payment of principal of or interest on any outstanding Note when it becomes due and payable to the extent that sufficient Available Funds are on deposit in the Collection Account and to the extent that sufficient Available Reserve Account Funds are on deposit in the Reserve Account;

                                 (ii) default in the performance, or breach, of any covenant set forth in Sections 8.04, 8.07(c) or 8.08 of the Indenture;

                                (iii) default in the performance, or breach, of
                  any covenant of the Issuer in the Indenture (other than a covenant described in (ii) above), the Notes, the Contribution and Servicing Agreement or the other Transaction Documents and continuance of such default or breach for a period of 30 days after the earliest of (A) any officer of the Issuer first acquiring knowledge thereof, (B) the Trustee's giving written notice thereof to the Issuer or (C) the holder of any Note giving written notice thereof to the Issuer;

                                 (iv) if any representation or warranty of the
                  Issuer, its Owner Trustee, the Transferor or DVI made in the Indenture, the Trust Agreement, the Contribution and Servicing Agreement, respectively, or any other writing provided to the Noteholders in connection with the foregoing documents shall prove to be incorrect in any material respect as of the time when the same shall have been made; PROVIDED, HOWEVER, that the breach of any representation or warranty made by DVI in
                  Section 2.03 or 2.04 of the Contribution and Servicing Agreement with respect to any of the Contracts or the security interest in the Equipment subject thereto shall not constitute an Indenture Event of Default if DVI substitutes one or more Substitute Contracts and the security interest in the Equipment subject thereto for such Contract and Equipment in accordance with the Contribution and Servicing Agreement or repurchases a Contract and the security interest in the related Equipment in accordance with the Contribution and Servicing Agreement;

                                  (v) the entry by a court having jurisdiction
                  in the premises of (A) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) a decree or order adjudging the Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Issuer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

                                 (vi) the commencement by the Issuer of a
                  voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the Issuer's failure to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action.

                  If an Indenture Event of Default occurs and is continuing, then and in every such case the Trustee with the consent of the holders of Notes evidencing not less than 662/3% of the Voting Rights, may declare the unpaid principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by such Noteholders), and upon any such declaration such principal amount shall become immediately due and payable together with all accrued and unpaid interest thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer.

REMEDIES

                  If an Indenture Event of Default occurs and is continuing, the Trustee shall give notice to each Noteholder as set forth in the Indenture. The Trustee shall then take such action, if any, as may be directed by the holders of Notes evidencing not less than 662/3% of the Voting Rights. Following any acceleration of the Notes, the Trustee shall have all the rights, powers and remedies with respect to the Trust Property as are available to secured parties under the Uniform Commercial Code or other applicable law. Such rights, powers and remedies may be exercised by the Trustee in its own name as trustee of an express trust.

                  Any money collected by the Trustee pursuant to the Indenture following an Indenture Event of Default, and any moneys that may then be held or thereafter received by the Trustee, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation of the Notes and surrender thereof:

                  FIRST, to the payment of all costs and expenses of collection incurred by the Trustee (including the reasonable fees and expenses of any counsel to the Trustee) and all other amounts due the Trustee under the Indenture;

                  SECOND, to the payment of all unreimbursed Servicer Advances due to the Servicer;

                  THIRD, only in the event that DVI is no longer the Servicer, and the Servicer has, in its good faith and reasonable business judgment, deemed the Servicing Fee to be commercially unreasonable, then, to the Servicer, the amount agreed upon between the then Servicer and the Trustee, each in their good faith and commercially reasonable judgment, as necessary to make the Servicing Fee commercially reasonable and to cover the reasonable costs in transferring the servicing obligations;

                  FOURTH, to the payment of all accrued and unpaid interest on the outstanding Class A Note Balance to the date of payment thereof, ratably to each Class A Noteholder, without preference or priority of any kind;

                  FIFTH, to the payment of all accrued and unpaid interest on the outstanding Class B Note Balance to the date of payment thereof, ratably to each Class B Noteholder without preference or priority of any kind;

                  SIXTH, to the payment of all accrued and unpaid interest on the outstanding Class C Note Balance to the date of payment thereof, ratably to each Class C Noteholder without preference of any kind;

                  SEVENTH, to the payment of all accrued and unpaid interest on the outstanding Class D Note Balance to the date of payment thereof, ratably to each Class D Noteholder without preference or priority of any kind;

                  EIGHTH, to the payment of all accrued and unpaid interest on the outstanding Class E Note Balance to the date of payment thereof, ratably to each Class E Noteholder without preference of any kind;

                  NINTH, to the payment of the outstanding Class A-1 Note Balance, and any other amounts due to the Class A-1 Noteholders, ratably, without preference or priority of any kind until the Class A-1 Note Balance has been reduced to zero, then (PROVIDED that a Subordination Deficiency Event has not occurred and is continuing, in which case the outstanding Class A-2 Note Balance and the Class A-3 Note Balance shall be paid pro rata in accordance with their respective outstanding Note Balances) to the payment of the outstanding Class A-2 Note Balance, and any other amounts due to the Class A-2 Noteholders, ratably, without preference or priority of any kind, until the Class A-2 Note Balance has been reduced to zero, then (PROVIDED that a Subordination Deficiency Event has not occurred and is continuing, in which case the outstanding Class A-2 Note Balance and the Class A-3 Note Balance shall be paid pro rata in accordance with their respective outstanding Note Balances) to the payment of the outstanding Class A-3 Note Balance, and any other amounts due to the Class A-3 Noteholders, ratably, without preference or priority of any kind, until the Class A-3 Note Balance has been reduced to zero;

                  TENTH, to the payment of the outstanding Class B Note Balance, and any other amounts due to the Class B Noteholders ratably, without preference or priority of any kind;

                  ELEVENTH, to the payment of the outstanding Class C Note Balance, and any other amounts due to the Class C Noteholders ratably, without preference or priority of any kind;

                  TWELFTH, to the payment of the outstanding Class D Note Balance, and any other amounts due to the Class D Noteholders ratably, without preference or priority of any kind;

                  THIRTEENTH, to the payment of the outstanding Class E Note Balance, and any other amounts due to the Class E Noteholders ratably, without preference or priority of any kind;

                  FOURTEENTH, to the payment of all accrued and unpaid interest on outstanding Class F Instruments, if any, to the date of payment thereof, ratably to each Holder of the Class F Instruments without preference or priority of any kind;

                  FIFTEENTH, to the payment of the outstanding principal balance of the Class F Instruments, if any, and any other amounts due to the Holders of any Class F Instruments ratably, without preference or priority of any kind;

                  SIXTEENTH, in the event that DVI is the Servicer, to the payment of all unreimbursed Servicing Fees due to the Servicer; and

                  SEVENTEENTH, to the payment of the remainder, if any, to, or at the order of, the Issuer.

SERVICING PROCEDURE

                  The Servicer will make reasonable efforts to collect all payments due with respect to the Contracts comprising the Trust Property and, will continue such collection procedures as the Servicer follows with respect to the particular type of Contract in the particular pool it services for itself and others. Some of such arrangements may result in the Servicer acquiring such Contract if such Contract becomes a Defaulted Contract. The Servicer may sell the Equipment securing the respective Defaulted Contract, if any, at a public or private sale, or take any other action permitted by applicable law.

PAYMENTS ON CONTRACTS

                  All payments on the related Contracts (from whatever source) and all proceeds of such Contracts collected in the Lockbox Account including any investments thereon during each Collection Period will be remitted to the Trustee or deposited into the Collection Account. Except under certain conditions, the Servicer will be required to remit such amounts to the Trustee or deposit such amounts into the Collection Account within two (2) Business Days of receipt thereof. If certain Rating Agency conditions are satisfied, however, the deposit of collections for a particular

Collection Period will be made by the Servicer within two (2) Business Days prior to the related Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer.

SERVICER EVENTS OF DEFAULT

                  Any of the following acts or occurrences shall constitute a "SERVICER EVENT OF DEFAULT" by the Servicer under the Contribution and Servicing
Agreement:


                                  (i) failure on the part of the Servicer (or
                  for so long as DVI is the Servicer, the Transferor) to (A) remit any payment to the Trustee within the time period required or (B) make any Servicer
                  Advance;

                        (ii) failure to pay to the Trustee on or before the date when due, any deposit required to be made by the Servicer pursuant to the Contribution and Servicing Agreement;

                       (iii) failure on the part of either the Servicer (or for so long as DVI is the Servicer, the Transferor) duly to observe or perform in any material respect any other of their respective covenants or agreements in the Contribution and Servicing Agreement (including without limitation, failure of the Servicer to deliver a Monthly Servicer Report on the date required or the delivery of a Monthly Servicer Report which is materially incorrect) which failure materially and adversely affects the rights of the Noteholders and continues unremedied for a period of 30 days after the Servicer becomes aware of such failure or the giving of written notice of such failure (A) to the Servicer (or the Transferor, if applicable) by the Trustee or (B) to the Servicer (or the Transferor, if applicable) and the Trustee by Noteholders evidencing not less than 662/3% of the Voting Rights, taken together;

                        (iv) if any representation or warranty of the Servicer made in the Contribution and Servicing Agreement or in any certificate or other writing delivered pursuant hereto or the Transaction Documents or made by any successor Servicer in connection with such successor Servicer's assumption of the duties of the Servicer shall prove to be incorrect in any material respect as of the time when the same shall have been made;

                         (v) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Servicer (or for so long as DVI is the Servicer, the Transferor) in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) a decree or order adjudging the Servicer (or for so long as DVI is the Servicer, the Transferor) bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Servicer (or for so long as DVI is the Servicer, the Transferor) under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Servicer (or for so long as DVI is the Servicer, the Transferor) or of any substantial part of the property of either, or ordering the winding up or liquidation of the affairs of either, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

                        (vi) the commencement by the Servicer (or for so long as DVI is the Servicer, the Transferor) of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Servicer (or for so long as DVI is the Servicer, the Transferor) in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either, or the filing by either of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by either to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Servicer (or for so long as DVI is the Servicer, the

         Transferor) or of any substantial part of the property of either, or the making by either of an assignment for the benefit of creditors, or the failure by the Servicer (or for so long as DVI is the Servicer, the Transferor) to pay its debts generally as they become due, or the taking of corporate action by the Servicer (or for so long as DVI is the Servicer, the Transferor) in furtherance of any such action;

                       (vii) any assignment by the Servicer, or any attempt by the Servicer to assign its duties or rights hereunder, except as specifically permitted hereunder;

                      (viii) (A) the failure of the Servicer to make one or more payments with respect to aggregate recourse indebtedness for borrowed money exceeding $2,000,000 or (B) the occurrence of any other event or the existence of any other condition, the effect of which event or condition is to cause more than $2,000,000 of aggregate recourse indebtedness for borrowed money of the Servicer to become due before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment, so long as such failure, event or condition specified in either clause (A) or (B) shall be continuing and shall not have been waived by the Person or Persons entitled to performance;

                        (ix) the rendering against the Servicer of a final judgment, decree or order (all possible appeals having been exhausted) for the payment of money in excess of $2,000,000 which is uninsured, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 60 consecutive days without a stay of execution; or

                         (x) the occurrence of an Amortization Event (so long as DVI is the Servicer).

TERMINATION OF THE SERVICER

                  If a Servicer Event of Default shall have occurred and be continuing, the Trustee shall, upon the request of the holders of Notes evidencing more than 662/3% of the Voting Rights, give written notice to the Servicer of the termination of all of the rights and obligations of the Servicer (but none of DVI's obligations thereunder, which shall survive any such termination) under the Contribution and Servicing Agreement. On the receipt by the Servicer of such written notice, all rights and obligations of the Servicer under the Contribution and Servicing Agreement, including without limitation the Servicer's right thereunder to receive Servicing Fees accruing subsequent to such termination date, but none of DVI's obligations thereunder, shall cease and the same shall pass to and be vested in, and assumed by the Trustee pursuant to and under the Contribution and Servicing Agreement and the Indenture; and, without limitation, the Trustee is authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and assignment of any Contract and the related Equipment or such passing, vesting or assumption or to cause Obligors to remit all future Contract Payments and other amounts due under any Contract to such account as shall be specified by the Trustee.

                  The Servicer agrees to cooperate with the successor Servicer in effecting the termination and transfer of the responsibilities and rights of the Servicer to the successor Servicer, including, without limitation, the execution and delivery of assignments of UCC financing statements, and title transfer to the successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer or thereafter received with respect to the Contracts. The Servicer also agrees to transfer to the successor Servicer its electronic records and all other records, correspondence and documents relating to the Contracts in the manner and at such times as the successor Servicer shall reasonably request. The Servicer has designated the successor Servicer its agent and attorney-in-fact to execute transfers of UCC financing statements (including any and all financing statements naming an individual Obligor as debtor and DVI as secured party) and any and all other filings or instruments which may be necessary or advisable to effect such transfer of the Servicer's responsibilities and rights hereunder. Upon any such termination or appointment of a successor Servicer, the Trustee shall give prompt written notice thereof to each holder of the Notes in the manner provided in the Indenture.

DUTIES AND IMMUNITIES OF THE TRUSTEE

                  The Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than the authentication thereof) or of any Contract or related document, and will not be accountable for the use or application by the Issuer or DVI of any funds paid to DVI in consideration of the sale of the Notes to the investors. The Trustee will be required to perform only those duties specifically required of it under the Indenture. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, order or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Indenture.

                  No recourse is available based on any provision of the Indenture, the Notes or any Contract or assignment thereof against the Trustee, in its individual capacity, and the Trustee has no personal obligation, liability or duty whatsoever to any Noteholder or any other person with respect to any such claim and such claim shall be asserted solely against the Trust Property or any indemnitor, except for such liability as is determined to have resulted from the Trustee's own negligence or willful misconduct.

                  The Servicer agrees to pay to the Trustee from time to time such compensation for all services rendered by it under the Indenture as the Servicer and the Trustee have agreed in writing prior to the Closing Date (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), such payment to be made independent of the other payment obligations of the Servicer thereunder and, except as otherwise expressly provided in the Indenture, to reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with any provision of the Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement, or advance as may be attributable to the Trustee's negligence or bad faith.

                       PREPAYMENT AND YIELD CONSIDERATIONS

                  The rate of principal payments on the Notes will be directly related to the scheduled rate of principal payments on the underlying Contracts. If purchased at a price of other than par, the yield to maturity will also be affected by the rate of principal payments. The extent to which the yield to maturity of a Note is sensitive to the rate of principal payments will depend, in part, upon the degree to which the Note is purchased at a discount or a premium. If the purchaser of a Note purchased at a discount from its initial principal balance calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on such Note, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Note purchased at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on such Note, the actual yield to maturity will be lower than that so calculated. The principal payments on such Contracts may be in the form of scheduled principal payments or liquidations due to default, casualty and the like. Any such payments will result in payments to Noteholders of amounts which would otherwise have been paid over the remaining term of the Contracts. Generally, prepayments on the Contracts will tend to shorten the weighted average lives of the Notes, whereas delays in payments on the Contracts and modifications extending the maturity of the Contract will tend to lengthen the weighted average lives of the Notes. Any changes in weighted average lives may adversely affect the yield to Noteholders. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the Contracts from the pool and the deposit of the related Prepayment Amount or Partial Prepayment Amount, as applicable, into the Collection Account.

                  The Contracts generally do not provide for the right of the Obligor to prepay. However, under the Contribution and Servicing Agreement, the Servicer is permitted to allow prepayments in an amount not less than the Prepayment Amount or Partial Prepayment Amount, as applicable. In addition, in the event that an Obligor requests an upgrade or trade-in of Equipment, the Servicer may remove the Equipment and related Contract from the Trust Property, but only upon payment of the Prepayment Amount or Partial Prepayment Amount, as applicable. In either case, DVI may also replace such Contracts with Substitute Contracts. See "THE CONTRACTS -- SUBSTITUTE Contracts." Any such Prepayment Amounts or Partial Prepayment Amounts, as applicable, paid shall be remitted by the Servicer to the Trustee or deposited into the Collection Account and shall be applied as a prepayment of the Notes. The Servicer historically has permitted Obligors to terminate contracts early (or, in case of contracts covering more than one item of equipment, to partially prepay contracts) either in connection with the execution of a new contract of replacement equipment, or upon payment of a negotiated premium, or both.

                  The effective yield to Noteholders will depend upon, among other things, the price at which the Notes are purchased, the amount of and rate at which principal, including both scheduled and nonscheduled payments thereof, is paid to the Noteholders.

                  The following tables set forth the percentage of the initial Note Balance of the Class A-1, Class A-2, Class A-3, Class B and Class C Notes (assuming initial Note Balances equal to $36,662,000, $118,804,000, $38,767,000,
$4,440,000 and $4,995,000 which would be outstanding on the Payment Dates set forth below assuming a CPR of 0%, 3%, 7%, 11% and 15%, respectively, and were calculated using the Assumed Discount Rate. Such information is hypothetical and is set forth for illustrative purposes only. The CPR ("CONDITIONAL PAYMENT RATE") assumes that a fraction of the Aggregate Discounted Contract Balance is prepaid at the end of each Collection Period, which implies that each Contract is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the Conditional Payment Rate for the Contract pool. The CPR measures prepayments based on the outstanding Aggregate Discounted Contract Balance, after the payment of all scheduled Contract Payments during such Collection Period. The CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contract will be either paid as scheduled or prepaid in full. The information set forth herein are based upon the timely receipt of scheduled Contract Payments, assumes that the Issuer does not exercise its option to redeem the Notes, assumes the Closing Date is December 10, 1998, the first Payment Date is January 11, 1999, distributions on the Notes are made on the eleventh day of each month regardless of the day on which the Payment Date actually occurs, no delinquencies or defaults in the payment of principal and interest on the Contracts are experienced, no Contract is repurchased for breach of representation or warranty or otherwise, the Assumed Discount Rate is 6.25%, payments on the Contracts are received on the last day of each Collection Period, the Servicing Fee is 0.45%, the initial Note Balance of the Class D Notes is $4,995,000, the initial Note Balance of the Class E Notes is $4,995,000, the Contract Pool consists of a single Contract with an Aggregate Discounted Contract Balance of $221,981,508.66 on which interest is accrued at the Assumed Discount Rate, scheduled payments on the Contracts are timely received and no Restricting Event, Amortization Event, Subordination Deficiency Event, Indenture Event of Default or other event of default occurs (collectively, the "MODELING ASSUMPTIONS").

                  Since the tables were prepared on the basis of the Modeling Assumptions, there are discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the tables. Any such discrepancies may have an effect upon the percentages of the Note Balance outstanding and weighted average lives of the Notes set forth in the tables. In addition, since the actual Contracts in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the related weighted average life may be longer or shorter than as indicated in the tables.

                  The Contracts will not have the characteristics assumed above, and there can be no assurance that (i) the Contracts will prepay at any of the rates shown in the tables or at any other particular rate or will prepay proportionately or (ii) the weighted average lives of the Notes will be as calculated above. Because the rate of distributions of principal of the Notes will be a result of the actual amortization (including prepayments) of the Contracts, which will include Contracts that have remaining terms to stated maturity shorter or longer than those assumed, the weighted average lives of the Notes will differ from those set forth above, even if all of the Contracts prepay at the indicated constant prepayment rates.

                               PERCENTAGE INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING
                                                     CLASS A-1


                                                                      PREPAYMENT SPEED (CPR)
                                             -------------------------------------------------------------------------------

Payment Date In                                  0.00%          3.00%          7.00%         11.00%         15.00%
----------------------------------------------------------------------------------------------------------------------------
Closing Date................................            100            100            100           100            100
January 1999................................             91             89             87            86             84
February 1999...............................             81             78             75            71             67
March 1999..................................             71             67             62            57             51
April 1999..................................             61             56             49            42             35
May 1999....................................             51             45             36            28             19
June 1999...................................             40             33             24            14              4
July 1999...................................             30             22             11             *              0
August 1999.................................             20             11              0             0              0
September 1999..............................             10              *              0             0              0
October 1999................................              0              0              0             0              0
November 1999...............................              0              0              0             0              0
December 1999...............................              0              0              0             0              0

-------------------------------------------- -------------- -------------- ---------------------------- --------------

Weighted Average Life (years)...............          0.465          0.421          0.374         0.334          0.303

*The percentage of the outstanding principal balance of the Class A-1 Notes is less than 0.5% of the initial Class A-1 note principal balance.

                               PERCENTAGE INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING
                                                     CLASS A-2


                                                                               PREPAYMENT SPEED (CPR)
                                             ---------------------------------------------------------------------------------

Payment Date In                                        0.00%          3.00%          7.00%         11.00%         15.00%
-------------------------------------------  --------------------  ------------  -------------  ------------  ----------------
Closing Date................................            100            100            100           100            100
January 1999................................            100            100            100           100            100
February 1999...............................            100            100            100           100            100
March 1999..................................            100            100            100           100            100
April 1999..................................            100            100            100           100            100
May 1999....................................            100            100            100           100            100
June 1999...................................            100            100            100           100            100
July 1999...................................            100            100            100           100             97
August 1999.................................            100            100            100            96             92
September 1999..............................            100            100             96            92             88
October 1999................................            100             97             92            88             83
November 1999...............................             97             93             89            84             79
December 1999...............................             94             90             85            80             75
January 2000................................             91             87             81            76             71
February 2000...............................             88             84             78            72             67
March 2000..................................             85             80             75            69             63
April 2000..................................             82             77             71            65             59
May 2000....................................             79             74             68            62             56
June 2000...................................             76             71             65            58             52
July 2000...................................             73             68             61            55             49
August 2000.................................             70             65             58            52             46
September 2000..............................             67             62             55            49             42
October 2000................................             64             59             52            45             39
November 2000...............................             61             56             49            42             36
December 2000...............................             58             53             46            39             33
January 2001................................             55             50             43            36             30
February 2001...............................             52             47             40            33             27
March 2001..................................             50             44             37            31             24
April 2001..................................             47             41             34            28             22
May 2001....................................             44             39             32            25             19
June 2001...................................             41             36             29            23             17
July 2001...................................             39             33             26            20             14
August 2001.................................             36             31             24            18             12
September 2001..............................             33             28             21            15             10
October 2001................................             31             25             19            13              7
November 2001...............................             28             23             17            11              5
December 2001...............................             26             21             14             9              3
January 2002................................             23             18             12             6              1
February 2002...............................             21             16             10             4              0
March 2002..................................             18             13              8             2              0
April 2002..................................             16             11              5             *              0
May 2002....................................             13              9              3             0              0
June 2002...................................             11              7              1             0              0
July 2002...................................              9              4              0             0              0
August 2002.................................              6              2              0             0              0
September 2002..............................              4              0              0             0              0

PERCENTAGE INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING
                  CLASS A-2

                 (CONTINUED)

                                                                      PREPAYMENT SPEED (CPR)
                                             -------------------------------------------------------------------------
Payment Date In                                      0.00%          3.00%          7.00%         11.00%         15.00%
-------------------------------------------- -------------- -------------- ----------------- ---------- --------------
October 2002................................            2              0              0             0              0
November 2002...............................            0              0              0             0              0
December 2002...............................            0              0              0             0              0

-------------------------------------------- -------------- -------------- ----------------- ---------- --------------

Weighted Average Life (years)...............        2.326          2.180          2.000         1.835          1.685


*The percentage of the outstanding principal balance of the Class A-2 Notes is less than 0.5% of the initial Class A-2 note principal balance.


                               PERCENTAGE INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING
                                                     CLASS A-3


                                                                      PREPAYMENT SPEED (CPR)
                                             ---------------------------------------------------------------------------

Payment Date In                                  0.00%          3.00%          7.00%         11.00%         15.00%
-------------------------------------------- -------------- -------------- ------------- ---------------- --------------


Closing Date...........................           100            100            100           100            100
January 1999...........................           100            100            100           100            100
February 1999..........................           100            100            100           100            100
March 1999.............................           100            100            100           100            100
April 1999.............................           100            100            100           100            100
May 1999...............................           100            100            100           100            100
June 1999..............................           100            100            100           100            100
July 1999..............................           100            100            100           100            100
August 1999............................           100            100            100           100            100
September 1999.........................           100            100            100           100            100
October 1999...........................           100            100            100           100            100
November 1999..........................           100            100            100           100            100
December 1999..........................           100            100            100           100            100
January 2000...........................           100            100            100           100            100
February 2000..........................           100            100            100           100            100
March 2000.............................           100            100            100           100            100
April 2000.............................           100            100            100           100            100
May 2000...............................           100            100            100           100            100
June 2000..............................           100            100            100           100            100
July 2000..............................           100            100            100           100            100
August 2000............................           100            100            100           100            100
September 2000.........................           100            100            100           100            100
October 2000...........................           100            100            100           100            100
November 2000..........................           100            100            100           100            100
December 2000..........................           100            100            100           100            100
January 2001...........................           100            100            100           100            100
February 2001..........................           100            100            100           100            100
March 2001.............................           100            100            100           100            100
April 2001.............................           100            100            100           100            100
May 2001...............................           100            100            100           100            100
June 2001..............................           100            100            100           100            100
July 2001..............................           100            100            100           100            100
August 2001............................           100            100            100           100            100
September 2001.........................           100            100            100           100            100
October 2001...........................           100            100            100           100            100
November 2001..........................           100            100            100           100            100
December 2001..........................           100            100            100           100            100
January 2002...........................           100            100            100           100            100
February 2002..........................           100            100            100           100             98
March 2002.............................           100            100            100           100             92
April 2002.............................           100            100            100           100             86
May 2002...............................           100            100            100            95             81
June 2002..............................           100            100            100            89             76
July 2002..............................           100            100             97            83             70
August 2002............................           100            100             91            78             66
September 2002.........................           100            100             85            72             61


PERCENTAGE INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING
                  CLASS A-3

                 (CONTINUED)

                                                                      PREPAYMENT SPEED (CPR)
                                             --------------------------------------------------------------------------
Payment Date In                                  0.00%          3.00%          7.00%         11.00%         15.00%
--------------------------------------- -------------- -------------- ---------------------------- --------------------
October 2002...........................           100             94             80            67             56
November 2002..........................            99             87             74            62             52
December 2002..........................            92             81             69            58             48
January 2003...........................            85             75             63            53             44
February 2003..........................            79             69             58            48             40
March 2003.............................            72             63             53            44             36
April 2003.............................            65             57             48            39             32
May 2003...............................            59             51             43            35             29
June 2003..............................            52             46             38            31             25
July 2003..............................            47             40             33            27             22
August 2003............................            42             36             30            24             20
September 2003.........................            37             32             26            21             17
October 2003...........................            33             29             24            19             15
November 2003..........................            30             26             21            17             13
December 2003..........................            26             22             18            15             12
January 2004...........................            23             20             16            13             10
February 2004..........................            20             17             14            11              9
March 2004.............................            18             15             12            10              8
April 2004.............................            16             13             11             8              7
May 2004...............................            13             11              9             7              6
June 2004..............................            12             10              8             6              5
July 2004..............................            10              8              7             5              4
August 2004............................             8              7              6             4              3
September 2004.........................             7              6              5             4              3
October 2004...........................             6              5              4             3              3
November 2004..........................             6              5              4             3              2
December 2004..........................             5              4              3             3              2
January 2005...........................             5              4              3             2              2
February 2005..........................             4              3              3             2              1
March 2005.............................             3              3              2             2              1
April 2005.............................             3              2              2             1              1
May 2005...............................             2              2              1             1              1
June 2005..............................             2              1              1             1              1
July 2005..............................             1              1              1             1              *
August 2005............................             1              1              1             *              *
September 2005.........................             1              1              *             *              *
October 2005...........................             1              *              *             *              *
November 2005..........................             0              0              0             0              0

-----------------------------------------------------------------------------------------------------------------------

Weighted Average Life (years)..........         4.740          4.629          4.472         4.308          4.136

*The percentage of the outstanding principal balance of the Class A-3 Notes is less than 0.5% of the initial Class A-3 note principal balance.


                               PERCENTAGE INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING
                                                CLASS B AND CLASS C

                                                                      PREPAYMENT SPEED (CPR)
                                             ---------------------------------------------------------------------------

Payment Date In                                  0.00%          3.00%          7.00%         11.00%         15.00%
-------------------------------------------- -------------- -------------- ------------- ---------------- --------------

Closing Date...........................           100            100            100           100            100
January 1999...........................            98             98             98            97             97
February 1999..........................            96             96             95            95             94
March 1999.............................            95             94             93            92             91
April 1999.............................            93             92             90            89             88
May 1999...............................            91             90             88            86             85
June 1999..............................            89             87             86            84             82
July 1999..............................            87             85             83            81             79
August 1999............................            85             83             81            79             76
September 1999.........................            83             81             79            76             73
October 1999...........................            81             79             76            74             71
November 1999..........................            79             77             74            71             68
December 1999..........................            77             75             72            69             66
January 2000...........................            75             73             70            67             63
February 2000..........................            74             71             68            64             61
March 2000.............................            72             69             66            62             59
April 2000.............................            70             67             63            60             56
May 2000...............................            68             65             61            58             54
June 2000..............................            66             63             59            56             52
July 2000..............................            64             61             57            54             50
August 2000............................            63             60             56            52             48
September 2000.........................            61             58             54            50             46
October 2000...........................            59             56             52            48             44
November 2000..........................            57             54             50            46             42
December 2000..........................            56             52             48            44             40
January 2001...........................            54             51             46            42             38
February 2001..........................            52             49             44            40             37
March 2001.............................            50             47             43            39             35
April 2001.............................            49             45             41            37             33
May 2001...............................            47             44             39            35             32
June 2001..............................            45             42             38            34             30
July 2001..............................            44             40             36            32             29
August 2001............................            42             39             35            31             27
September 2001.........................            40             37             33            29             26
October 2001...........................            39             36             32            28             24
November 2001..........................            37             34             30            27             23
December 2001..........................            36             33             29            25             22
January 2002...........................            34             31             27            24             21
February 2002..........................            33             30             26            23             20
March 2002.............................            31             28             25            21             18
April 2002.............................            30             27             23            20             17
May 2002...............................            28             25             22            19             16
June 2002..............................            27             24             21            18             15
July 2002..............................            25             23             19            17             14
August 2002............................            24             21             18            15             13
September 2002.........................            22             20             17            14             12
------------------------------------------------------------------------------------------------------------------------

PERCENTAGE INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING
             CLASS B AND CLASS C

                 (CONTINUED)

                                                                      PREPAYMENT SPEED (CPR)
                                             ---------------------------------------------------------------------------
Payment Date In                                  0.00%          3.00%          7.00%         11.00%         15.00%
-------------------------------------------- -------------- -------------- ------------- ---------------- --------------
October 2002...........................            21             19             16            13             11
November 2002..........................            20             17             15            12             10
December 2002..........................            18             16             14            12             10
January 2003...........................            17             15             13            11              9
February 2003..........................            16             14             12            10              8
March 2003.............................            14             13             11             9              7
April 2003.............................            13             11             10             8              6
May 2003...............................            12             10              8             7              6
June 2003..............................            10              9              8             6              5
July 2003..............................             9              8              7             5              4
August 2003............................             8              7              6             5              4
September 2003.........................             7              6              5             4              3
October 2003...........................             7              6              5             4              3
November 2003..........................             6              5              4             3              3
December 2003..........................             5              4              4             3              2
January 2004...........................             5              4              3             3              2
February 2004..........................             4              3              3             2              2
March 2004.............................             4              3              2             2              2
April 2004.............................             3              3              2             2              1
May 2004...............................             3              2              2             1              1
June 2004..............................             2              2              2             1              1
July 2004..............................             2              2              1             1              1
August 2004............................             2              1              1             1              1
September 2004.........................             1              1              1             1              1
October 2004...........................             1              1              1             1              1
November 2004..........................             1              1              1             1              *
December 2004..........................             1              1              1             1              *
January 2005...........................             1              1              1             *              *
February 2005..........................             1              1              1             *              *
March 2005.............................             1              1              *             *              *
April 2005.............................             1              *              *             *              *
May 2005...............................             *              *              *             *              *
June 2005..............................             *              *              *             *              *
July 2005..............................             *              *              *             *              *
August 2005............................             *              *              *             *              *
September 2005.........................             *              *              *             *              *
October 2005...........................             *              *              *             *              *
November 2005..........................             0              0              0             0              0

------------------------------------------------------------------------------------------------------------------------

Weighted Average Life (years)..........         2.457          2.337          2.186         2.045          1.913

*The percentage of the respective outstanding principal balance of each of the Class B Notes and Class C Notes is less than 0.5% of the initial Class B and Class C note principal balance, as the case may be.

                       CERTAIN LEGAL MATTERS AFFECTING AN
                        OBLIGOR'S RIGHTS AND OBLIGATIONS

GENERAL

                  The Contracts are either "accounts," "instruments" or "chattel paper" as defined in the Uniform Commercial Code in effect generally throughout the United States. Pursuant to the Uniform Commercial Code for most purposes, a sale of accounts or chattel paper is treated in a manner similar to a transaction creating a security interest in accounts or chattel paper. DVI, the Transferor and the Issuer will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities in the Commonwealth of Pennsylvania or the State of Delaware to give notice of DVI's transfer of the Contracts to the Transferor, of the SPC's transfer of the Contracts to the Issuer and of the Issuer's pledge of the Contracts to the Trustee. Under the Contribution and Servicing Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trustee's interests in the Contracts and their proceeds.

                  A 1993 decision of the United States Court of Appeals for the Tenth Circuit states that, among other things, accounts sold by a company remain property of that entity's bankruptcy estate in the event of its reorganization or bankruptcy proceedings subsequent to the sale. Even though that decision addressed "accounts" rather than "chattel paper" such as the Contracts, if a court in any bankruptcy proceedings of DVI were to adopt the reasoning of the Tenth Circuit reflected in that 1993 decision, then the Contracts would be included in the bankruptcy estate of DVI and delays in payment of collections on or in respect of the Contracts could occur. In addition, such a court, among other remedies, could elect to accelerate payment of the Notes and liquidate the Contracts and the Equipment, with the Holders of the Notes entitled to the then outstanding Contract Principal Balance thereof and interest thereon at the applicable Note Rate to the date of payment from the proceeds of such liquidation. Thus, the Holders of the Notes could lose the right to future payments of interest and might incur reinvestment losses.

THE EQUIPMENT

                  DVI will transfer to the Transferor, by grant or assignment, a security interest in the Equipment; the Transferor will transfer such security interest to the Issuer, and the Issuer will pledge such security interest to the Trustee. In the event of a default by the Obligor, the Servicer on behalf of the Trustee may take action to enforce such defaulted Contract and security interest by repossession and resale of the leased Equipment. Under the UCC in most states, a creditor such as DVI, the Transferor, the Issuer or the Trustee can, without prior notice to the Obligor, repossess assets securing the Obligor's obligations under a defaulted Contract by the Obligor's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace or by judicial process.

                  In the event of a default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

                  The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. The Contribution and Servicing Agreement will require the Servicer to sell promptly any repossessed Equipment.

                  Under most state laws, an Obligor has the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

                  In addition, because the market value of the Equipment of the type financed pursuant to the Contracts generally declines with age and because of obsolescence, the net disposition proceeds of leased Equipment at any time during the term of the Contract may be less than the outstanding balance on the Contract principal balance which it secures. Because of this, and because other creditors may have rights in the related leased Equipment superior to those of the related Trust Property, the Servicer may not be able to recover the entire amount due on a defaulted Contract in the event that the Servicer elects to repossess and sell such leased Equipment at any time.

                  Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from an Obligor for any deficiency on repossession and resale of the asset securing the unpaid balance of such Obligor's contract. However, some states, including those where some of the Obligors may be located, impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the Equipment in a commercially reasonable manner and to "mitigate damages" in the event of an Obligor's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the Equipment and to offset the net proceeds of such disposition against its claim. In addition, an Obligor may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the leased Equipment is found to be a retention discharging the Obligor from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the Obligor for the shortfall, but a defaulting Obligor may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

                  In the event of the bankruptcy or reorganization of an Obligor, various provisions of the Bankruptcy Reform Act of 1978, as amended (the "BANKRUPTCY CODE"), and related laws may delay, interfere with and/or eliminate or reduce the ability of the Trustee to enforce its rights under the Contracts. With regard to any Contract not constituting a "true lease", the Bankruptcy Code permits an Obligor to be treated as the owner of such Equipment. If bankruptcy cases or proceedings were instituted in respect of an Obligor, the Trustee could be prevented from continuing to collect payments due from or on behalf of such Obligor or exercising any remedies assigned to the Trustee without the approval of the bankruptcy court, and the bankruptcy court could permit the Obligor to use, sublease, sell or dispose of the Equipment and provide the Trustee with a lien on replacement collateral, so long as such replacement collateral constituted "adequate protection" as defined under the Bankruptcy Code. In the event that, as a result of the bankruptcy or reorganization of an Obligor, the Trustee is prevented from collecting payments with respect to a Contract and such Contract becomes a defaulted Contract, Noteholders could experience delays in the payment of principal and interest and/or losses on their investment.

                  With regard to any Contract constituting a "true lease", the Bankruptcy Code grants to the bankruptcy trustee for an Obligor, or the Obligor as a debtor-in-possession, a right to elect to assume or reject such an unexpired lease. Additionally, a bankruptcy court may permit an Obligor to assign its rights and obligations under the Contract.
Any assumption of such Contract requires the Obligor to cure any default thereunder (which may mean "adequate assurance" of prompt cure) and to provide "adequate assurance" of future performance thereunder and of compensation for any actual pecuniary loss incurred by Holders of Notes resulting from such default. Any rejection of such Contract constitutes a breach thereof, entitling the Trustee to return of the Equipment and to a pre-petition unsecured claim for damages for breach of such Contract. The Trustee also would be entitled to collect from an Obligor's bankruptcy estate any administrative rent or adequate protection amounts payable by the Obligor as provided under the Bankruptcy Code. Bankruptcy court approval might be necessary prior to the Trustee repossessing the Equipment or obtaining payments on its unsecured pre-petition claims and/or claims against the Obligor's bankruptcy estate.

                  Most states have adopted a version of Article 2A of the Uniform Commercial Code ("ARTICLE 2A"), which is applicable to "true leases" such as Fair Market Value Leases. Article 2A purports to codify many provisions of existing common law. Although there is little precedential authority regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for any lessor breach or default, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." However, DVI will represent that, to the best of its knowledge (i) no Contract is a "consumer lease"; and (ii) each Obligor has accepted the Equipment leased to it and, after reasonable opportunity to inspect and test, has continued to make scheduled payments under the related Contract. Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide latitude to vary provisions of the law.

                  Certain governmental and quasi-governmental entities, such as municipalities and public hospitals, condition contract payments on the availability of budgeted funds. If such Contracts are part of the Trust Property and such budgeted funds are not available, the Servicer or Trustee may be forced to repossess related Equipment and Noteholders may experience delays and/or losses in payment.

                  Title 6 of the Bankruptcy Reform Act of 1994 established the National Bankruptcy Review Commission ("NBRC") for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. A similar commission was involved in developing the Bankruptcy Code. The final NBRC report has been issued and may ultimately lead to substantive changes to the existing Bankruptcy Code which could affect the Contracts.

                  These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of leased Equipment, may limit the amount realized on the sale of the collateral to less than the amount due on the related Contract.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

                  The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), the Treasury regulations promulgated thereunder, published rulings of the Internal Revenue Service (the "IRS") and judicial decisions, all in effect as of the date hereof, all of which authorities are subject to change or differing interpretations, which could apply retroactively. The discussion below does not purport to deal with the federal income tax consequences applicable to all categories of investors and is directed solely to Class A, Class B or Class C Noteholders that are institutional investors, hold the Notes as capital assets within the meaning of section 1221 of the Code and acquire such Notes for investment and not as a dealer or for resale. This discussion does not address every aspect of the federal income tax laws that may be relevant to a Class A, Class B or Class C Noteholder in light of its particular investment circumstances, nor does it purport to deal with federal income tax consequences applicable to all categories of Class A, Class B or Class C Noteholders (some categories of which, such as banks, insurance companies and foreign investors, among others, may be subject to special rules or treatment under the federal income tax laws). Further, this discussion does not address certain collateral tax consequences that may result from ownership of the Notes. For purposes of this tax discussion, references to a "Noteholder" or a "holder" are to the beneficial owner of a Note.

                  Class A, Class B or Class C Noteholders and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, Class A, Class B or Class C Noteholders should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

                  Prospective investors should be aware that the Servicer and the Issuer will not seek any rulings from the IRS regarding any of the tax consequences discussed herein. Further, while the Issuer will receive an opinion of counsel, as described generally below, with respect to the federal income tax treatment of the Notes, such opinion is not binding on the IRS or the courts, and no assurance can be given that the IRS will not take contrary positions that may be sustained by a court.

                  In addition to the federal income tax consequences described herein, potential investors should consider the tax consequences, if any, of the purchase, ownership and disposition of the Notes under the tax laws of any applicable state, locality or foreign jurisdiction. See "CERTAIN STATE, LOCAL AND OTHER TAX CONSIDERATIONS." The Servicer and the Issuer make no representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the Notes should consult their own tax advisors regarding such tax consequences. All investors are urged to consult their own tax advisors in determining the federal, state, local and foreign and any other tax consequences to them of an investment in the Notes and the purchase, ownership and disposition thereof.

           CHARACTERIZATION OF THE CLASS A, CLASS B AND CLASS C NOTES

                  Thacher Proffitt & Wood, special counsel to the Underwriters ("TAX COUNSEL"), is of the opinion that, under existing law, and assuming compliance in all material respects with all provisions of the Indenture, the Contribution and Servicing Agreement and the other Transaction Documents relating to the issuance of the Notes, and based in part on the facts set forth in this Prospectus Supplement and additional information and representations (including financial calculations relating to the Contracts provided or reviewed and verified by DVI or the Underwriters) for federal income tax purposes, the Class A Notes, the Class B Notes and the Class C Notes will be treated as indebtedness.

                  Except where indicated to the contrary, the following discussion sets forth the consequences that will follow if the Class A, Class B and Class C Notes are treated as indebtedness for federal income tax purposes.

                  TAXATION OF CLASS A, CLASS B AND CLASS C NOTEHOLDERS

                  PAYMENTS OF INTEREST. The following discussion of federal income taxation of the Notes is based in part upon the rules governing original issue discount within the meaning of section 1273(a) of the Code ("OID") that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID REGULATIONS"). The OID Regulations do not adequately address certain issues relevant to, and in some instances may not be applicable to, securities such as the Notes.

                  It is not anticipated that the Class A, Class B or Class C Notes will be treated as having been issued with OID within the meaning of section 1273 of the Code. Rather, interest on the Notes will be taxable as ordinary income for federal income tax purposes when received by a Class A, Class B or Class C Noteholder using the cash method of accounting or when accrued by a Class A, Class B or Class C Noteholder using the accrual method of accounting. Interest received on the Notes also may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense by taxpayers other than corporations.

                  MARKET DISCOUNT. A subsequent holder who purchases a Note at a market discount (I.E., in the case of a Note issued without OID, at a purchase price less than its remaining stated principal amount, or in the case of a Note issued with OID, at a purchase price less than its adjusted issue price) may be subject to the "market discount" rules of section 1276 of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Note, and for the deferral of interest deductions with respect to debt incurred to acquire or carry a Note purchased with market discount. In particular, under section 1276 of the Code, a holder who purchases a Note at a discount that exceeds DE MINIMIS market discount generally will be required to allocate a portion of each such partial principal payment or proceeds of disposition to accrued market discount not previously included in income, and to recognize ordinary income to that extent. If the provisions of section 1272(a)(6) of the Code apply to the Notes, as described above with respect to the use of a reasonable prepayment assumption (and adjustments resulting from actual prepayments), such provisions also would affect the accrual of any market discount.

                  A Class A, Class B or Class C Noteholder may elect to include such market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing discussion. If made, such election will apply to all market-discount bonds acquired by such Class A, Class B or Class C Noteholder on or after the first day of the first taxable year to which such election applied. If such election is made, the interest deferral rule described above will not apply and the adjusted basis of a Note will be increased to reflect market discount included in gross income, thereby reducing any gain (or increasing any loss) on a sale, redemption, or other taxable disposition. Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than a DE MINIMIS amount. In that case, the actual discount will be required to be allocated amounts the principal payments to be made on such Note, and the portion of such discount allocated to each principal payment will be required to be reported as income as each principal payment is made, in the same manner as discussed above regarding DE MINIMIS OID.

                  In addition, the OID Regulations permit a Class A, Class B or Class C Noteholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Note with market discount, the Class A,

Class B or Class C Noteholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments that such Noteholder owns or acquires during the taxable year of the election or thereafter. Similarly, a Class A, Class B or Class C Noteholder that made this election for a Note that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments that such Noteholder owns as of the beginning of the taxable year for which the election is made or thereafter acquires. See "PREMIUM." Each of these elections to accrue interest, discount and premium with respect to a Note on a constant yield method or as interest would be irrevocable.

                  For purposes of the foregoing discussion, market discount with respect to a Note will be considered to be DE MINIMIS for purposes of section 1276 of the Code if such market discount is less than 0.25% of the stated redemption price of such Note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount.

                  Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Conference Committee Report (the "COMMITTEE REPORT") accompanying the Tax Reform Act of 1986 will apply. The Committee Report indicates that in each accrual period market discount on Notes should accrue, at the option of the Class A, Class B or Class C Noteholder: (i) on the basis of a constant yield method, (ii) in the case of a Note issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Note as of the beginning of the accrual period, or (iii) in the case of a Note issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the Note at the beginning of the accrual period. Moreover, if the provisions of section 1272(a)(6) of the Code apply to the Notes, as described above with respect to the use of a reasonable prepayment assumption, the Prepayment Assumption used in calculating the accrual of OID also would be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Note purchased at a discount in the secondary market. The Prepayment Assumption used in calculating the accrual of OID, premium, market discount, if any, will be equal to a CPR of 7%. No representation is made that the Contracts will prepay at that rate or at any other rate.

                  To the extent that Notes provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were OID. Moreover, in any event, a Class A, Class B or Class C Noteholder generally will be required to treat a portion of any gain on the sale or exchange of such Note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

                  PREMIUM. A Note that is purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. A Class A, Class B or Class C Noteholder may elect under section 171 of the Code to amortize such premium under the constant yield method over the life of the Note. If made, such an election will apply to all debt instruments having amortizable bond premium that such Noteholder owns as of the beginning of the taxable year for which the election is made or thereafter acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument (with a corresponding reduction in such Noteholder's basis of such instrument), rather than as a separate interest deduction. The OID Regulations also permit Class A, Class B and Class C Noteholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Noteholder as having made the election to amortize premium generally. See "MARKET DISCOUNT." The Committee Report states that the same rules that apply to accrual of market discount (which rules might, as described above, require use of a prepayment assumption in accruing market discount with respect to Notes without regard to whether such Notes have OID) also will apply in amortizing bond premium under section 171 of the Code. Bond premium on a Note held by a Class A, Class B or Class C Noteholder who does not elect to offset the premium will decrease the gain, or increase the loss, otherwise recognized on the sale, redemption or other taxable disposition of the Note.

                  REALIZED LOSSES. Under section 166 of the Code, both corporate holders of Notes and noncorporate holders of Notes that acquire such Notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Notes become wholly or partially worthless as the result of one or more realized losses on the Contracts that are allocable to such Notes. However, it appears that a noncorporate holder that does not acquire a Note in connection with its trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's Note becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

                  Each Class A, Class B or Class C Noteholder will be required to accrue OID, if any, and, if such holder uses an accrual method of accounting for federal income tax purposes, interest with respect to such Note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Contracts until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Note could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

                  SALES OF NOTES. Except as described above with respect to the market discount rules, and except as provided under section 582(c) of the Code in the case of banks and other financial institutions, any gain or loss, equal to the difference between the amount realized on the sale and the adjusted basis of such Note, recognized on the sale or exchange of a Note by an investor who holds such Note as a capital asset, will be capital gain or loss. However, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Note is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Notes or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that may be recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such transaction at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS), subject to appropriate reduction (to the extent provided in regulations to be issued) to reflect prior inclusion of interest or other ordinary income items from the transaction.

                  Finally, taxpayers other than corporations may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to such a taxpayer's net investment income.

                  The adjusted basis of a Note generally will equal its cost, increased by any income previously reported (including any OID and market discount income) by the selling Class A, Class B or Class C Noteholder and reduced (but not below zero) by any deduction previously allowed for losses and any amortized premium and by any payments previously received with respect to such Note. Principal payments on the Note will be treated as amounts received upon a sale or exchange of the Note under the foregoing rules relating to OID.

                  INFORMATION REPORTING. The Servicer is required to furnish or cause to be furnished to each Class A, Class B or Class C Noteholder with each payment a statement setting forth the amount of such payment allocable to principal on the Note and to interest thereon. In addition, the Servicer is required to furnish or cause to be furnished, within a reasonable time after the end of each calendar year, to each Class A, Class B or Class C Noteholder who was such a holder at any time during such year, a report indicating such other customary factual information as the Servicer deems necessary to enable holders of Notes to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. If the Class A, Class B or Class C Notes are issued with OID, the Servicer will provide or cause to be provided to the IRS and, as applicable, to the Class A, Class B or Class C Noteholder information statements with respect to OID as required by the Code or as such holders of the Notes may reasonably request from time to time. If the Notes are issued with OID, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Class A, Class B or Class C Noteholder that purchased their Notes at the initial offering price used in preparing such reports. Class A, Class B or Class C

Noteholders should consult their own tax advisors to determine the amount of any OID and market discount includible in income during a calendar year.

                  As applicable, the Note information reports will include a statement of the adjusted issue price of the Notes at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the Noteholder's purchase price that the Servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "MARKET DISCOUNT."

                  FOREIGN INVESTORS. Class A, Class B or Class C Noteholder that is not a "United States person" (as defined below) and is not holding the Note in connection with a United States trade or business generally will not be subject to United States federal income or 30% withholding tax in respect of interest (including any accrued OID) paid on a Note, PROVIDED that the Class A, Class B or Class C Noteholder complies to the extent necessary with certain identification requirements (including delivery of a statement, such as a properly executed IRS Form W-8, signed by the Class A, Class B or Class C Noteholder under penalties of perjury, certifying that such Class A, Class B or Class C Noteholder is not a United States person and providing the name and address of such Class A, Class B or Class C Noteholder). The foregoing exemption does not apply to payments of interest (including payments in respect of any accrued OID), received by a Class A, Class B or Class C Noteholder that either
(i) owns directly or indirectly a 10% or greater interest in the Issuer, (ii) is a bank that is treated as receiving such interest "on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business," (iii) is a person within a foreign country which the IRS has included in a list of countries that do not provide adequate exchange of information with the United States to prevent tax evasion by United States persons, or (iv) is a "controlled foreign corporation" (within the meaning of section 957 of the Code) with respect to which the Issuer is a "related person" (within the meaning of section 881(c)(3)(C) of the Code). If the Class A, Class B or Class C Noteholder does not qualify for the foregoing exemption from withholding, payments of interest (including payments in respect of any accrued
OID) to such Class A, Class B or Class C Noteholder may be subject to withholding tax at a tax rate of 30%, subject to reduction (including exemption) under any applicable tax treaty, PROVIDED the Class A, Class B or Class C Noteholder supplies (at the time of its initial purchase, and at such subsequent times as are required under the Treasury regulations) a properly executed IRS Form 1001 to report its eligibility for such reduced rate or exemption.

                  Amounts allocable to interest (including any accrued OID) received by a Class A, Class B or Class C Noteholder that is not a United States person, which constitute income that is effectively connected with a United States trade or business carried on by the Class A, Class B or Class C Noteholder, will not be subject to withholding tax, but rather will be subject to United States income tax at the graduated rates applicable to United States persons, PROVIDED the Class A, Class B or Class C Noteholder supplies (at the time of its initial purchase, and at such subsequent times as are required under the Treasury regulations) a written statement, such as a properly executed IRS Form 4224, that the income is, or is expected to be, effectively connected with the conduct of a trade or business within the United States of such holder and that such income is includible in such holder's gross income for the taxable year. This statement must include, among other things, the name and address of the Class A, Class B or Class C Noteholder, such holder's identifying number and the trade or business with which the income is, or is expected to be, effectively connected.

                  In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

                  For these purposes, "UNITED STATES PERSON" means a citizen or resident of the United States, a corporation, partnership or any other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust other than a "foreign trust" as described in Section 7701(a)(31) of the Code. Class A, Class B or Class C Noteholders who are not United States persons should consult their own tax advisors regarding the tax consequences of purchasing, owning or disposing of a Note.

                  BACKUP WITHHOLDING. Payments of interest and principal, as well as payments of proceeds from the sale of Notes, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Information returns will be sent annually to the IRS and each Class A, Class B and Class C Noteholder setting forth the amount of interest paid on the Notes and the amount of any federal income tax withheld thereon.

                  NEW WITHHOLDING REGULATIONS. The Treasury Department has issued new regulations (the "NEW WITHHOLDING REGULATIONS") which make certain modifications to the withholding and information reporting rules described above. The New Withholding Regulations attempt to unify certification requirements and modify reliance standards. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Withholding Regulations.

                CERTAIN STATE, LOCAL AND OTHER TAX CONSIDERATIONS

                  Investors should consult their own tax advisors regarding whether the purchase of the Notes, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based, for example, on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider, and consult their own tax advisors regarding, the state, local, foreign and other tax consequences of purchasing, owning or disposing of a Note.
State,
local and foreign tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state, local, foreign or other jurisdiction.

                  THE FEDERAL TAX CONSEQUENCES SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CLASS A, CLASS B OR CLASS C NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

INVESTORS AFFECTED

                  A federal law called the Employee Retirement Income Security Act of 1974, as amended, or "ERISA", the Code and a variety of state laws may affect your decision whether to invest in Offered Notes if you are investing for:

         o a pension or other employee benefit plan of employers in the private sector that are regulated under ERISA, referred to as an "ERISA plan,"

         o an individual retirement account or annuity, called an "IRA", or a pension or other benefit plan for self-employed individuals, called a "Keogh plan,"

         o a pension and other benefit plan for the employees of state and local governments, called a "government plans," or

         o an insurance company general or separate account, a bank collective investment fund and other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.

A summary of the effects of those laws follows.

FIDUCIARY STANDARDS FOR ERISA PLANS AND RELATED INVESTMENT VEHICLES

                  ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these standards in deciding whether to invest the plan's assets in Offered Notes. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA Plan, you should consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

PROHIBITED TRANSACTION ISSUES FOR ERISA PLANS, KEOGH PLANS, IRAS AND RELATED INVESTMENT VEHICLES

                  GENERAL. Certain transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called "prohibited transactions", may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan or IRA, known as a "party in interest" or a "disqualified person", engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code. There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor. Prohibited transactions exemptions waive the excise taxes and civil money penalties for certain prohibited transactions which are structured to satisfy prescribed conditions.

                  PURCHASE AND SALE OF OFFERED NOTES. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires Offered Notes from, or sells Offered Notes to, a party in interest or a disqualified person, a prohibited transaction may occur. In such a case, the party in interest or disqualified person might be liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

                  TRANSACTIONS INCIDENTAL TO THE OPERATION OF THE ISSUER. Transactions involving the assets of the Issuer may also give rise to prohibited transactions to the extent that an investment in Offered Notes causes the assets of the Issuer to be considered assets (commonly known as "plan assets") of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in Offered Notes will cause the Issuer's assets to be treated as plan assets depends on whether the Offered Notes are debt or equity investments for purposes of ERISA. The United States Department of Labor has issued regulations, commonly known as the "plan asset regulations", which define debt and equity investments. The plan asset regulations appear at 12 C.F.R. ss.2510.3-101.

                  Under the plan asset regulations, the Issuer's assets will not be "plan assets" of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases Offered Notes if the Offered Notes are considered debt. For this purpose, the Offered Notes will be debt if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term "substantial equity features" has no definition under the plan asset regulations. In the absence of such a definition, we cannot assure you that the Offered Notes, either when they are issued or at any later date, will have no substantial equity features. Thus, we cannot assure you that the Offered Notes will be treated as debt.

                  To the extent that the Offered Notes do not constitute debt for purposes of ERISA, they will constitute equity investments unless (1) the Issuer is an operating company or a venture capital operating company as defined in the plan asset regulations, (2) the Offered Notes are "publicly offered securities" as defined in the plan asset regulations, (3) "benefit plan investors" as defined in the plan asset regulations do not own 25% or more of the Offered Notes or any other class of equity security issued by the Issuer. In this case, an ERISA plan, Keogh plan, IRA or related investment vehicle that acquires an Offered Note would also acquire an undivided interest in each asset of the Issuer. This would cause all of the Issuer's assets to be plan assets under the plan asset regulations. If the Offered Notes are treated as equity investment under the plan asset regulations, we cannot assure you that any of these exceptions will apply.

POSSIBLE EXEMPTIVE RELIEF

                  The United States Department of Labor has issued Prohibited Transaction Class Exemptions, or PTCEs, which conditionally waive the excise taxes and civil money penalties that might otherwise apply to certain types of transactions. A PTCE's exemptive relief is available to any party to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in Offered Notes follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption before relying on that exemption's availability to you.

                  CLASS EXEMPTIONS FOR PURCHASES AND SALES OF OFFERED NOTES. The following exemptions may apply to a purchase or sale of Offered Notes between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

                  o PTCE 84-14, which exempts certain transactions approved on behalf of the plan by a qualified professional asset manager, or "QPAM".

                  o PTCE 86-128, which exempts certain transactions between a plans and certain broker-dealers.

                  o PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which plans have made investments.

                  o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which plans have made investments.

                  o PTCE 96-23, which exempts certain transaction approved on behalf of a plan by an in-house investment manager, or "INHAM".

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of the Issuer. We cannot assure you that a purchase or sale of Offered Notes in reliance on one of these exemptions will not give rise to indirect prohibited transactions as a result of the operation of the Issuer for which there is no exemption.

                  CLASS EXEMPTION FOR PURCHASES AND SALES OF OFFERED NOTES AND TRANSACTIONS INCIDENTAL TO THE OPERATION OF THE ISSUER. PTCE 95-60, which exempts certain transactions involving insurance company general accounts, may apply to purchases and sales of Offered Notes. It also provides express exemptions for prohibited transactions that may result from transactions incidental to the operation of the Issuer. If this exemption applies to your purchase or sale of Offered Notes, it will also apply to prohibited transaction that may result from transactions incident to the operation of the Issuer.

                  STATUTORY EXEMPTION FOR INSURANCE COMPANY GENERAL ACCOUNTS. In addition to the PTCEs described above, a temporary statutory exemption may be available if you are investing on behalf of an insurance company general account that includes plan assets. This exemption appears in section 401(c) of ERISA.
Section 401(c) of ERISA requires the United States Department of Labor to issue regulations defining when an insurance company general account will be deemed to include plan assets and, hence, be subject to the ERISA prohibited transaction rules. Generally, until 18 months after the issuance of such regulations, no person will be subject to liability for prohibited transactions that result from the inclusion of plan assets in an insurance company general account. If you are investing on behalf of an insurance company general account, section 401(c) generally provides an exemption for your purchases and sales of Offered Notes, as well as prohibited transactions resulting from transactions incident to the operation of the Issuer, until 18 months after the issuance of regulations. This will be the case as long as you have not acted to avoid the regulations or committed a breach of fiduciary responsibilities which would also constitute a violation of federal or state criminal law. If you are investing on behalf of an insurance company general account, we cannot assure that the purchase or sale of Offered Notes, the continued holding of Offered Notes previously purchased, or transactions incidental to the operation of the Issuer, more than 18 months after the issuance of final regulations would qualify for further exemptive relief.

GOVERNMENT PLANS

                  Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in Offered Notes on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

REQUIRED REPRESENTATIONS OF INVESTORS

                  It is anticipated that, as of the date of this Prospectus Supplement, the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the plan asset regulations. However, even if the Offered Notes are treated as indebtedness for such purposes, the acquisition or holding of Offered Notes by or on behalf of an ERISA plan, a Keogh plan, an IRA or related investment vehicle could be considered to give rise to a prohibited transaction if the Issuer, the Servicer, the Trustee, an Underwriter or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to such ERISA plan, Keogh plan, IRA or related investment vehicle, unless certain exemptions from the prohibited transaction rules were applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire an Offered Note. In view of the investor-specific nature of the conditions on the exemptive relief available under the PTCEs and section 401(c) of ERISA we are requiring each investor to determine whether it is investing plan assets in the Offered Notes and, if it is, to determine that appropriate exemptive relief from ERISA's prohibited transaction provisions is available. The Offered Notes will be issued and transferred only in book-entry form through The Depository Trust Company, whose issuance and transfer procedures do not permit us to secure written representations from each investor and subsequent transferee. As a result, by acquiring an Offered Note, each purchaser will be deemed to represent that either (1) it is not acquiring the Offered Notes with the assets of an ERISA plan, a Keogh plan, an IRA or related investment vehicle; or (2) the acquisition and holding of the Offered Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code. If a purchaser is investing on behalf of more than one party or using more than one source of funds, such purchaser will be deemed to have made one (but not necessarily the same) of these representations as to each party or source of funds.

                  If the Offered Notes are issued as definitive securities, the transfer of the Offered Notes to you will not be registered by the Trustee unless you provide the Issuer, the Trustee, the Servicer and any successor Servicer with a representation that the statements in clause (1) or (2) in the preceding paragraph is an accurate representation as to all sources of funds you are using to pay the purchase price of the Offered Notes.

                  THIS DISCUSSION IS A GENERAL DISCUSSION OF SOME OF THE RULES WHICH APPLY TO ERISA PLANS, KEOGH PLANS, IRAS, GOVERNMENT PLANS AND THEIR RELATED INVESTMENT VEHICLES. PRIOR TO MAKING AN INVESTMENT IN THE OFFERED NOTES, PROSPECTIVE PLAN INVESTORS SHOULD CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE IMPACT OF ERISA AND THE CODE (AND, PARTICULARLY IN THE CASE OF GOVERNMENT PLANS AND RELATED INVESTMENT VEHICLES, ANY ADDITIONAL STATE LAW CONSIDERATIONS), AND THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES.

                                LEGAL INVESTMENT

                  The Class A-1 Notes will be eligible securities for purchase by money market funds under the Investment Company Act of 1940, as amended.

                                     RATINGS

                  As a condition to the issuance of the Class A Notes, the Class A-1 Notes must be rated "D-1+" by DCR , "F1+/AAA" by Fitch and "P-1" by Moody's, the Class A-2 Notes and the Class A-3 Notes must be rated "AAA" or "Aaa", as applicable by the Rating Agencies, the Class B Notes must be rated "AA" or "Aa3", as applicable, by the Rating Agencies, and the Class C Notes must be rated "A", "A+" or "A2", as applicable, by the Rating Agencies. A rating on a security is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the Notes address the likelihood of the receipt by Class A Noteholders, Class B Noteholders and Class C Noteholders of all distributions to which such Noteholders are entitled. The ratings assigned to the Notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Class A Noteholders, Class B Noteholders and Class C Noteholders might suffer a lower than anticipated yield.

                                  LEGAL MATTERS

                  Certain legal matters relating to the issuance of the Notes will be passed upon for the Transferor, the Contributor and the Servicer by Melvin C. Breaux, Esq., general counsel to such parties, by Thacher Proffitt & Wood, New York, New York, special counsel to the Underwriters and by Richards, Layton & Finger, special counsel to the Owner Trustee.

                             INDEX OF DEFINED TERMS

1933 Act.................................................................14, 52
Actual Discount Rate.........................................................16
Affiliated...................................................................17
Affiliated Contracts.........................................................32
Aggregate Discounted Contract Balance........................................16
Amortization Event...........................................................48
Article 2A...................................................................69
Assumed Discount Rate........................................................19
Available Funds..............................................................45
Available Reserve Account Funds..............................................47
Balloon Payment..............................................................29
Bankruptcy Code..............................................................69
Beneficial Owner.............................................................42
Book-Entry Securities........................................................41
Brokered Transactions........................................................17
Brokers......................................................................17
Cede ........................................................................42
Cedel Participants...........................................................52
Class A Monthly Interest.....................................................38
Class A Notes................................................................14
Class A Overdue Interest.....................................................38
Class A Overdue Principal....................................................38
Class A Percentage...........................................................38
Class A-1 Monthly Interest...................................................38
Class A-1 Monthly Principal..................................................38
Class A-1 Notes..............................................................14
Class A-1 Overdue Interest...................................................38
Class A-1 Overdue Principal..................................................38
Class A-2 Monthly Interest...................................................38
Class A-2 Monthly Principal..................................................38
Class A-2 Notes..............................................................14
Class A-2 Overdue Interest...................................................38
Class A-2 Overdue Principal..................................................39
Class A-3 Monthly Interest...................................................39
Class A-3 Monthly Principal..................................................39
Class A-3 Notes..............................................................14
Class A-3 Overdue Interest...................................................39
Class A-3 Overdue Principal..................................................39
Class B Monthly Interest.....................................................39
Class B Monthly Principal....................................................39
Class B Notes................................................................14
Class B Overdue Interest.....................................................39
Class B Overdue Principal....................................................39
Class B Percentage...........................................................39
Class C Monthly Interest.....................................................39
Class C Monthly Principal....................................................39
Class C Notes................................................................14
Class C Overdue Interest.....................................................40
Class C Overdue Principal....................................................40
Class C Percentage...........................................................40
Class D Monthly Interest.....................................................40
Class D Monthly Principal....................................................40
Class D Notes................................................................14
Class D Overdue Interest.....................................................40
Class D Overdue Principal....................................................40
Class D Percentage...........................................................40
Class E Monthly Interest.....................................................40
Class E Monthly Principal....................................................40
Class E Notes................................................................14
Class E Overdue Interest.....................................................40
Class E Overdue Principal....................................................40
Class E Percentage...........................................................40
Code ........................................................................70
Collection Account...........................................................43
Collection Period............................................................16
Commission...................................................................15
Committee Report.............................................................72
Conditional Payment Rate.....................................................60
Considerations for Benefit Plan Investors.....................................9
Contract File................................................................18
Contract Schedule............................................................28
Contributor..................................................................14
Cooperative..................................................................52
Corporate Trust Office.......................................................37
CT   ....................................................................23, 30
DCR  ........................................................................35
Defaulted Contract...........................................................16
Definitive Security..........................................................42
Delinquency Condition........................................................43
Delinquent Contract..........................................................16
Deposited Available Funds....................................................47
Determination Date...........................................................35
Discount Rate................................................................16
Discounted Contract Balance..................................................16
Distribution Account.........................................................43
DTC  ........................................................................41
DVI  ........................................................................14
Eligible Contract............................................................29
Eligible Investments.........................................................43
ERISA........................................................................75
Euroclear Operator...........................................................52
Euroclear Participants.......................................................52
Facilities...................................................................30
Fair Market Value Leases......................................................2
Finance Leases................................................................2
Financially Stronger Hospitals...............................................31
Fitch........................................................................35
Indenture Event of Default...................................................54
Initial Aggregate Discounted Contract Balance................................16
Initial Contracts............................................................17
Initial Reserve Account Required Amount......................................44
IRS  ........................................................................70
Lease Receivable Purchases....................................................2
Leveraged Lease Loans.........................................................2
Lockbox Account..............................................................45
Lockbox Bank.................................................................45
Medium-Sized Hospitals.......................................................30
Modeling Assumptions.........................................................60
Monthly Interest.............................................................40
Monthly Principal............................................................41
Monthly Servicer Report......................................................35
Moody's......................................................................35
MRI  ....................................................................22, 30
NBRC ........................................................................70

Nonrecoverable Advance.......................................................16
Note Balance.................................................................41
Note Rate....................................................................41
Note Register............................................................37, 42
Notes........................................................................14
Offered Notes................................................................50
Officer's Certificate........................................................34
OID  ........................................................................71
OID Regulations..............................................................71
Outstanding..................................................................41
Overdue Interest.............................................................41
Partial Prepayment Amount....................................................18
Payment Date.................................................................17
Physician Groups.............................................................30
Pool A.......................................................................28
Pool A Aggregate Discounted Contract Balance.................................28
Pool A Contract..............................................................28
Pool A Non-Performing Contract Substitution..................................28
Pool A Prepaid Contract Substitution.........................................28
Pool B.......................................................................28
Pool B Aggregate Discounted Contract Balance.................................28
Pool B Contract..............................................................28
Pool B General Contract Substitution.........................................28
Pool B Prepaid Contract Substitution.........................................28
Predecessor Contract.........................................................17
Prepayment Amount............................................................18
Priority Payments............................................................47
Rating Agencies..............................................................35
Repurchase Amount ...........................................................17
Reserve Account..............................................................14
Reserve Account Deposit Amount...............................................44
Reserve Account Property.....................................................44
Reserve Account Required Amount..............................................44
Reserve Account Withdrawal...................................................44
Restricting Event............................................................44
Rules........................................................................51
Scheduled Termination Date................................................4, 29
Secured Equipment Notes.......................................................2
Securities Act...............................................................14
Servicer Advance.............................................................17
Servicer Event of Default....................................................57
Servicing Charges............................................................35
Servicing Fee................................................................35
Shared Service Providers.....................................................30
Stated Maturity Date.........................................................17
Statistical Contracts........................................................19
Subordination Deficiency Event...............................................47
Substitute Contract......................................................28, 29
Tax Counsel..................................................................70
Terms and Conditions.........................................................53
Transferor...................................................................14
Trust Agreement..............................................................37
Underwriters.................................................................14
Underwriting Agreement.......................................................14
United States person.........................................................74
Voting Rights................................................................47

PROSPECTUS
----------
                   ASSET BACKED SECURITIES ISSUABLE IN SERIES

                              DVI RECEIVABLES CORP.
                                     COMPANY

                           DVI FINANCIAL SERVICES INC.
                                    SERVICER

         This Prospectus describes certain Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each a "Prospectus Supplement"). Each series of Securities may include one or more classes (each, a "Class") of Notes and one or more Classes of Certificates, which will be issued either by DVI Receivables Corp. (the "Company"), a wholly owned subsidiary of DVI Financial Services Inc. ("DVI"), or by a trust (each a "Trust") to be formed by the Company for the purpose of issuing one or more series of such Securities. The Company or a Trust, as appropriate, issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer."

         Each Class of Securities of any series will either represent indebtedness of the Issuer secured by a segregated pool of assets (the "Trust Property") (such Securities, the "Notes") or will evidence beneficial ownership in the Trust Property (such Securities, the "Certificates"), as described herein and in the related Prospectus Supplement. The Trust Property will consist of a pool of notes secured by equipment, noncancelable equipment finance leases, conditional sales agreements or loans from DVI to Lessors secured by a pledge of noncancelable equipment finance contracts and the related equipment ("Loans"; together with the foregoing, the "Contracts"), together in each case with payments and proceeds received relating thereto that are payable after the Cut-off Date set forth in the related Prospectus Supplement (the "Cut-off Date") (the "Receivables"), all as more fully described herein and in the related Prospectus Supplement. The Trust Property may also include interests in the underlying equipment, which is principally medical diagnostic and therapeutic equipment, together with the proceeds thereof (the "Equipment"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to the Trust Property or any Class of Securities may include any one or more of the following: a financial guaranty insurance policy issued by an insurance company, subordination of one or more Classes of Securities, a reserve account, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. The Receivables will have been originated by DVI or acquired by DVI from others in DVI's ordinary course of financing activities. The Company will acquire the Receivables from DVI on or prior to the date of issuance of the related Securities, as described herein and the related Prospectus Supplement.

         A series of Securities may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities within any series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A series may include one or more Classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series, and certain characteristics of the Receivables, will be set forth in the related Prospect Supplement.

         PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                              --------------------

  THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND THE
        CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN
            THE RELATED TRUST ONLY AND NEITHER NOTES NOR CERTIFICATES
             REPRESENT INTERESTS IN OR OBLIGATIONS OF DVI OR ANY OF
                      ITS AFFILIATES OTHER THAN THE ISSUER.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
     MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                              --------------------

         Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any series and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of a series of Securities unless accompanied by a Prospectus Supplement.


                The date of this Prospectus is November 30, 1998

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which is available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048 and at the Northwestern Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by the Company or the Servicer on behalf of a Trust relating to any series of Securities referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Company or a Trust shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part of hereof and thereof from the respective dates of filing of such documents. Any statement continued herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the related Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement.

                           REPORTS TO SECURITYHOLDERS

         Periodic and annual reports concerning any Security and the related Trust will be provided to the Securityholders. See "Description of the Securities-Reports to Securityholders." If the Securities of a series are to be issued in book-entry form, such reports will be provided to the Securityholder of record and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of Securities-Book-Entry Registration."

         The Servicer will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such copies should be directed to: DVI Financial Services Inc., 500 Hyde Park, Doylestown, Pennsylvania 18901, Attention: Lisa J. Cruikshank, Vice President, (215) 230-6375, fax number (215) 230-5328.

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO THE SECURITIES OF ANY SERIES CONTAINED IN THE RELATED PROSPECTUS SUPPLEMENT TO BE PREPARED AND DELIVERED IN CONNECTION WITH THE OFFERING OF EACH SERIES OF SECURITIES. CERTAIN CAPITALIZED TERMS USED IN THIS PROSPECTUS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT. A LISTING OF THE PAGES ON WHICH SOME OF SUCH TERMS ARE DEFINED IS FOUND IN THE "INDEX OF DEFINED TERMS."

Issuer   ................................With respect to each series of
                                         Securities, either the Company or the
                                         Trust to be formed for the purpose of
                                         issuing such Securities. See "The
                                         Issuer."

Servicer.................................DVI Financial Services Inc., a Delaware
                                         corporation (the "Servicer" or "DVI").
                                         The principal office of DVI is 500 Hyde
                                         Park, Doylestown, Pennsylvania 18901,
                                         and its telephone number is (215)
                                         345-6600. Its facsimile number is (215)
                                         230-5328. See "The Originator and
                                         Servicer."

Originator...............................The Company will acquire the
                                         Receivables from DVI (the
                                         "Originator"). See "The Originator and
                                         Servicer."

Trustee..................................The Trustee for each series of
                                         Securities will be specified in the
                                         related Prospectus Supplement. See "The
                                         Trustee."

The Securities...........................Each class (a "Class") of Securities of any series will either represent
                                         indebtedness of the Issuer secured by a
                                         segregated pool of assets (the "Trust
                                         Property") (such Securities, "Notes")
                                         or will evidence beneficial ownership
                                         in the Trust Property (such Securities,
                                         "Certificates"), as described herein
                                         and in the related Prospectus
                                         Supplement. The Trust Property will
                                         consist of a pool of notes secured by
                                         equipment, non-cancelable equipment
                                         finance leases, conditional sales
                                         agreements, or loans from DVI to
                                         various lessors ("Lessors") secured by
                                         a pledge of a noncancelable equipment
                                         finance contract and the related
                                         equipment ("Loan"; together with the
                                         foregoing, the "Contracts"), together
                                         in each case with all payments and
                                         proceeds received relating thereto that
                                         are payable after the Cut-off Date set
                                         forth in the related Prospectus
                                         Supplement (the "Cut-off Date") other
                                         than certain amounts included in the
                                         Obligor's payments for which DVI is not
                                         the ultimate beneficiary, including,
                                         but not limited to, property taxes,
                                         sales taxes, manufacturer's maintenance
                                         costs, insurance premiums and supplies
                                         and transaction costs (the
                                         "Receivables"). The "Obligor" is the
                                         obligor under each Contract, including
                                         any guarantor. The Trust Property may
                                         also include interests in the
                                         underlying equipment, which is
                                         principally medical diagnostic and
                                         therapeutic equipment, together with
                                         the proceeds thereof (the "Equipment").
                                         See "The Trust Property." If and to the
                                         extent specified in the related
                                         Prospectus Supplement, credit
                                         enhancement ("Credit Enhancement") may
                                         be provided with respect to the Trust
                                         Property or any Class of Securities.
                                         See "Credit Enhancement" below. The
                                         Receivables will have been originated
                                         by DVI or acquired by DVI from others
                                         in DVI's
                                         ordinary course of financing
                                         activities. The Company will acquire
                                         the Receivables from DVI on or prior to
                                         the date of issuance of the related
                                         Securities, as described herein and in
                                         the related Prospectus Supplement.

                                         Each Class of Notes will be issued
                                         pursuant to an indenture (each, an
                                         "Indenture") by and between the Issuer
                                         and the trustee named in such Indenture
                                         (the "Indenture Trustee"). Each
                                         Indenture will describe the related
                                         pool of Receivables comprising the
                                         Trust Property and securing the Notes.

                                         Each Class of Certificates will be
                                         issued and each Trust will be
                                         established pursuant to an Agreement
                                         (each, a "Pooling Agreement") by and
                                         between the Issuer and the Trustee
                                         named therein. Each Pooling Agreement
                                         will describe the related pool of
                                         Receivables held by the Trust.

                                         The Receivables comprising the Trust
                                         Property will be serviced by the
                                         Servicer pursuant to a servicing
                                         agreement (each, a "Servicing
                                         Agreement") by and between the Servicer
                                         and the Company and/or the related
                                         Trustee.

                                         The contractual arrangements relating
                                         to the establishment of a Trust, if
                                         any, the servicing of the related
                                         Receivables and the issuance of the
                                         related Securities may be contained in
                                         a single agreement, or in several
                                         agreements which combine certain
                                         aspects of the Pooling Agreement, the
                                         Servicing Agreement and the Indenture
                                         described above (for example, a pooling
                                         and servicing agreement, or a servicing
                                         and collateral management agreement).
                                         For purposes of this Prospectus, the
                                         term "Trust Agreements" for a Class of
                                         Securities means, collectively, and
                                         except as otherwise described in the
                                         related Prospectus Supplement, any and
                                         all agreements relating to the
                                         establishment of a Trust, if any, the
                                         servicing of the related Receivables
                                         and the issuance of the related
                                         Securities. The term "Trustee" means
                                         any and all persons acting as a trustee
                                         pursuant to a Trust Agreement. See
                                         "Description of the Trust Agreements."

                                         SECURITIES WILL BE NON-RECOURSE TO THE
                                         ORIGINATOR.

                                         The Securities will not be obligations,
                                         either recourse or nonrecourse, of the
                                         Servicer, the Originator or any person
                                         other than the Issuer. The Notes of a
                                         given series represent obligations of
                                         the Issuer, and the Certificates of a
                                         given series represent beneficial
                                         interests in the related Trust only,
                                         and neither Notes nor Certificates
                                         represent interests in or obligations
                                         of DVI or any of its respective
                                         affiliates other than the related
                                         Issuer and, to the extent described in
                                         the related Prospectus Supplement, the
                                         Company. The Notes and Certificates
                                         will not be guaranteed by any
                                         government agency or other person. In
                                         the case of Certificates, the sole
                                         source of payment will be the assets of
                                         such Trust. In the case of Notes, the
                                         sole source of payment will be assets
                                         comprising the related Trust Property.

                                         Notwithstanding the foregoing, and as
                                         to be described in the related
                                         Prospectus Supplement, certain types of
                                         Credit Enhancement, such as a letter of
                                         credit, a Policy, a special hazard
                                         policy, a reserve fund or other form of
                                         Credit Enhancement may constitute a
                                         full recourse obligation of the issuer
                                         of such Credit Enhancement. See
                                         "Description of the Securities."

                                         GENERAL NATURE OF THE SECURITIES AS
                                         INVESTMENTS.

                                         All of the Securities offered pursuant
                                         to this Prospectus and the related
                                         Prospectus Supplement will be rated in
                                         one of the four highest rating
                                         categories by one or more Rating
                                         Agencies. See "Ratings."

                                         Additionally, all of the Securities
                                         offered pursuant to this Prospectus and
                                         the related Prospectus Supplement will
                                         be of the fixed-income type ("Fixed
                                         Income Securities"). Fixed Income
                                         Securities may be in the form of
                                         Certificates or Notes.

                                         Each series or Class of Fixed Income
                                         Securities offered pursuant to this
                                         Prospectus may have a different
                                         Interest Rate, which may be a fixed or
                                         adjustable Interest Rate. The related
                                         Prospectus Supplement will specify the
                                         Interest Rate for each series or Class
                                         of Fixed Income Securities described
                                         therein, or the initial Interest Rate
                                         and the method for determining
                                         subsequent changes to the Interest
                                         Rate.

                                         A series may include one or more
                                         Classes of Fixed Income Securities
                                         ("Strip Securities") entitled (i) to
                                         principal distributions with
                                         disproportionate, nominal or no
                                         interest distributions, or (ii) to
                                         interest distributions, with
                                         disproportionate, nominal or no
                                         principal distributions. In addition, a
                                         series of Securities may include two or
                                         more Classes of Fixed Income Securities
                                         that differ as to timing, sequential
                                         order, priority of payment, Interest
                                         Rate or amount of distribution of
                                         principal or interest or both, or as to
                                         which distributions of principal or
                                         interest or both on any Class may be
                                         made upon the occurrence of specified
                                         events, in accordance with a schedule
                                         or formula, or on the basis of
                                         collections from designated portions of
                                         the related pool of Receivables, or may
                                         include one or more Classes of Fixed
                                         Income Securities ("Accrual
                                         Securities") as to which certain
                                         accrued interest will not be
                                         distributed but rather will be added to
                                         the principal balance (or nominal
                                         balance, in the case of Accrual
                                         Securities which are also Strip
                                         Securities) thereof on each Payment
                                         Date, as hereinafter defined, or in the
                                         manner described in the related
                                         Prospectus Supplement.

                                         If so provided in the related
                                         Prospectus Supplement, a series may
                                         include one or more other Classes of
                                         Fixed Income Securities (collectively,
                                         the "Senior Securities") that are
                                         senior to one or more other Classes of
                                         Fixed Income Securities (collectively,
                                         the "Subordinate Securities") in
                                         respect of
                                         certain distributions of principal and
                                         interest and allocations of losses on
                                         Receivables.

                                         In addition, certain Classes of Senior
                                         (or Subordinate) Securities may be
                                         senior to or subordinate to other
                                         Classes of Senior (or Subordinate)
                                         Securities in respect of such
                                         distributions or losses. See
                                         "Description of the
                                         Securities-General."

                                         GENERAL PAYMENT TERMS OF SECURITIES.

                                         As provided in the related Trust
                                         Agreements and as described in the
                                         related Prospectus Supplement, the
                                         holders of the Securities (the
                                         "Securityholders") will be entitled to
                                         receive payments on their Securities on
                                         specified dates (each, a "Payment
                                         Date"). Payment Dates with respect to
                                         Fixed Income Securities will occur
                                         monthly, quarterly or semi-annually, as
                                         described in the related Prospectus
                                         Supplement.

                                         The related Prospectus Supplement will
                                         describe a date (the "Record Date")
                                         preceding such Payment Date, as of
                                         which the Trustee or its paying agent
                                         will fix the identity of the
                                         Securityholders for the purpose of
                                         receiving payments on the next
                                         succeeding Payment Date. Unless
                                         otherwise described in the related
                                         Prospectus Supplement, the Payment Date
                                         will be the same day of each month (or,
                                         in the case of quarterly-pay
                                         Securities, the same day of every third
                                         month; and in the case of semi-annual
                                         pay Securities, the same day of every
                                         sixth month; or if such day is not a
                                         day on which commercial banks in New
                                         York, New York and in the city in which
                                         the Trustee's principal corporate trust
                                         office ("Corporate Trust Office") is
                                         located are required to be open for
                                         commercial banking business (a
                                         "Business Day"), the next following
                                         Business Day) and the Record Date will
                                         be the close of business as of the last
                                         day of the calendar month that precedes
                                         the calendar month in which such
                                         Payment Date occurs.

                                         Each Trust Agreement will describe a
                                         period (each, a "Remittance Period")
                                         antecedent to each Payment Date (for
                                         example, in the case of monthly-pay
                                         Securities, the calendar month
                                         preceding the month in which a Payment
                                         Date occurs). Unless otherwise provided
                                         in the related Prospectus Supplement,
                                         collections received on or with respect
                                         to the related Receivables constituting
                                         the Trust Property during a Remittance
                                         Period will be required to be remitted
                                         by the Servicer to the related Trustee
                                         prior to the related Payment Date and
                                         will be used to fund payments to
                                         Securityholders on such Payment Date.
                                         As may be described in the related
                                         Prospectus Supplement, the related
                                         Trust Agreements may provide that all
                                         or a portion of the payments collected
                                         on or with respect to the related
                                         Receivables may be applied by the
                                         related Trustee to the acquisition of
                                         additional Receivables (the "Additional
                                         Receivables") during a specified period
                                         (rather than be used to fund payments
                                         of principal to Securityholders during
                                         such period) with the result that the
                                         related Securities will possess an
                                         interest-only period, also commonly
                                         referred to as a revolving period,
                                         which will be followed by an
                                         amortization period. Any such interest
                                         only or revolving period may, upon the
                                         occurrence of certain events to be
                                         described in the related Prospectus
                                         Supplement, terminate prior to the end
                                         of the specified period and result in
                                         the earlier than expected amortization
                                         of the related Securities. As a result,
                                         the actual yield may be less than the
                                         anticipated yield.

                                         In addition, and as may be described in
                                         the related Prospectus Supplement, the
                                         related Trust Agreements may provide
                                         that all or a portion of such collected
                                         payments may be retained by the Trustee
                                         (and held in certain temporary
                                         investments, including Receivables) for
                                         a specified period prior to being used
                                         to fund payments of principal to
                                         Securityholders.

                                         Such retention and temporary investment
                                         by the Trustee of such collected
                                         payments may be required by the related
                                         Trust Agreements for the purpose of (a)
                                         slowing the amortization rate of the
                                         related Securities relative to the rent
                                         payment schedule of the related
                                         Receivables, or (b) attempting to match
                                         the amortization rate of the related
                                         Securities to an amortization schedule
                                         established at the time such Securities
                                         are issued. Any such feature applicable
                                         to any Securities may terminate upon
                                         the occurrence of events to be
                                         described in the related Prospectus
                                         Supplement, resulting in distributions
                                         to the specified Securityholders and an
                                         acceleration of the amortization of
                                         such Securities. See "Description of
                                         the Securities-General Payment Terms of
                                         Securities."

                                         If and to the extent provided in the
                                         related Prospectus Supplement, the
                                         Company will be obligated (subject only
                                         to the availability thereof) to acquire
                                         from the Originator and to either
                                         transfer to a Trust or pledge to a
                                         Trustee on behalf of Securityholders,
                                         Additional Receivables from time to
                                         time during any Pre-Funding Period
                                         specified in the related Prospectus
                                         Supplement.

No Investment Companies..................Neither the Company nor any Trust will register as an "investment company"
                                         under the Investment Company Act of
                                         1940, as amended (the "Investment
                                         Company Act").

The Company's Interest...................With respect to each Trust, the
                                         "Company's Interest" at any time
                                         represents the rights to the related
                                         Trust Property remaining after
                                         satisfaction of all Securityholders'
                                         interests in such Trust Property. The
                                         Company's Interest in any Trust
                                         Property will fluctuate as the
                                         aggregate Discounted Contract Balance
                                         of such Trust Property changes from
                                         time to time. In addition, the Company
                                         may issue or cause one or more of the
                                         Trusts (such a Trust, a "Master Trust")
                                         to issue additional series of
                                         Securities from time to time and any
                                         such issuance will have the effect of
                                         decreasing the Company's Interest in
                                         the related Trust Property to the
                                         extent of the aggregate principal
                                         amount of the Securities. A portion of
                                         the Company's Interest may be sold
                                         separately in one or more public or
                                         private transactions. See "Description
                                         of the Securities-Master Trusts."

Master Trusts; Issuance
of Additional Series.....................As may be described in the related
                                         Prospectus Supplement, a Trust
                                         Agreement will authorize the Trustee to
                                         issue certificates (the "Company's
                                         Certificates") evidencing the Company's
                                         Interest in a Master Trust, which
                                         initially will be held by the Company,
                                         and may provide that, pursuant to any
                                         one or more supplements to such Trust
                                         Agreement, the Company may cause the
                                         related Trustee to issue one or more
                                         new series of Securities and
                                         accordingly cause a reduction in the
                                         related Company's Interest in such
                                         Master Trust represented by the related
                                         Company's Certificate. Under each such
                                         Trust Agreement (each, a "Master Trust
                                         Agreement"), the Company may determine
                                         the terms of any such new series. See
                                         "Description of the Securities-Master
                                         Trusts."

                                         The Company may cause the related
                                         Trustee to offer any such new series to
                                         the public or other investors, in
                                         transactions either registered under
                                         the Securities Act or exempt from
                                         registration thereunder, directly or
                                         through one or more underwriters or
                                         placement agents, in fixed-price
                                         offerings or in negotiated transactions
                                         or otherwise.

                                         A new series to be issued by a Trust
                                         which has a series outstanding may,
                                         unless otherwise described in the
                                         related Prospectus Supplement, only be
                                         issued upon satisfaction of the
                                         conditions described herein under
                                         "Description of the Securities-Master
                                         Trusts" including, among others, that
                                         such issuance will not affect the
                                         rating given to any existing series
                                         issued by such Master Trust. Securities
                                         secured by Receivables held by a Master
                                         Trust shall be entitled to moneys
                                         received relating to such Receivables
                                         on an equal and pro rata basis with
                                         other Securities issued pursuant to the
                                         other Trust Agreements by such Master
                                         Trust. See "Description of the
                                         Securities-Master Trusts."

Cross-Collateralization..................Unless otherwise provided in the related Trust Agreements and described
                                         in the related Prospectus Supplement.
                                         the source of payment for Securities of
                                         each series will be the assets of the
                                         related Trust Property only.

                                         However, as may be described in the
                                         related Prospectus Supplement, a series
                                         or Class of Securities may include the
                                         right to receive moneys from a common
                                         pool of Credit Enhancement which may be
                                         available for more than one series of
                                         Securities, such as a master reserve
                                         account, master insurance policy,
                                         master collateral pool consisting of
                                         similar Receivables, or other forms of
                                         cross-collateralization.
                                         Notwithstanding the foregoing, unless
                                         specifically described in the related
                                         Prospectus Supplement, no payment
                                         received on any Receivable held as
                                         Trust Property may be applied to the
                                         payment of Securities issued in respect
                                         of any other Trust Property (except to
                                         the limited extent that certain
                                         collections in excess of the
                                         amounts needed to pay the related
                                         Securities may be deposited in a common
                                         master reserve account or an
                                         overcollateralization account that
                                         provides Credit Enhancement for more
                                         than one series of Securities issued
                                         pursuant to the related Trust
                                         Agreement). If a form of Credit
                                         Enhancement covers more than one series
                                         of Securities, Securityholders of any
                                         such series will be subject to the risk
                                         that such Credit Enhancement will be
                                         exhausted by the claims of
                                         Securityholders of other series. See
                                         "Description of the Trust
                                         Agreements-Credit Enhancements."

Trust Property...........................As specified in the related Prospectus
                                         Supplement, the Trust Property will
                                         consist of the related Receivables, and
                                         may include the related Equipment. The
                                         Contracts are contracts for the finance
                                         or lease of the Equipment, entitling
                                         the lessor thereunder (the "Lessor") to
                                         payments of rent and related payments
                                         and to either the return of the
                                         Equipment at the termination of the
                                         related Contract or payment for the
                                         residual value of the Equipment at the
                                         election of the Obligor thereunder. The
                                         Receivables will be originated by DVI
                                         or acquired by DVI from others in DVI's
                                         ordinary course of financing
                                         activities. The Contracts will
                                         generally be notes, loans, operating
                                         leases, finance leases or conditional
                                         sales agreements. The related
                                         Prospectus Supplement will describe the
                                         characteristics of the Receivables
                                         included in Trust Property relating to
                                         the Securities offered pursuant to this
                                         Prospectus and the related Prospectus
                                         Supplement. See "The Trust Property."

                                         Pursuant to a Contribution Agreement,
                                         the Company will receive the related
                                         Receivables from the Originator at or
                                         prior to the time the related
                                         Securities are issued. The Company will
                                         either transfer such Receivables to a
                                         Trust pursuant to a Pooling Agreement
                                         or pledge the Company's right, title
                                         and interests in and to such
                                         Receivables to a Trustee on behalf of
                                         Securityholders pursuant to an
                                         Indenture. The Receivables transferred
                                         to a Trust or pledged to a Trustee
                                         shall have a Discounted Contract
                                         Balance specified in the related
                                         Prospectus Supplement. The rights and
                                         benefits of the Company under such
                                         Contribution Agreement will be assigned
                                         to the Trustee on behalf of the related
                                         Securityholders. The obligations of the
                                         Company and the Servicer under such
                                         Trust Agreements include those
                                         specified below and in the related
                                         Prospectus Supplement. The "Discounted
                                         Contract Balance" of a Contract as of
                                         any Cut-off Date is the present value
                                         of all of the remaining payments
                                         scheduled to be made with respect to
                                         such Contract, discounted at a rate
                                         specified in the related Prospectus
                                         Supplement and the applicable Trust
                                         Agreement. See "The Trust Property" and
                                         "Description of the Trust
                                         Agreements-Assignment of the
                                         Receivables Pursuant to Contribution
                                         Agreement."

                                         In addition, if so specified in the
                                         related Prospectus Supplement, the
                                         Trust Property will include monies on
                                         deposit in a Pre-Funding Account (the
                                         "Pre-Funding Account") to be
                                         established with the Trustee, which
                                         will be used to acquire Additional
                                         Receivables from time to time during
                                         the "Pre-

                                         Funding Period" specified in the
                                         related Prospectus Supplement. If and
                                         to the extent specified in the related
                                         Prospectus Supplement, Credit
                                         Enhancement may be provided with
                                         respect to the Trust Property or any
                                         Class of Securities. See "The Trust
                                         Property."

Book-Entry Registration..................Unless otherwise specified in the related Prospectus Supplement, the
                                         Securities will be represented by
                                         global securities registered in the
                                         name of Cede & Co. ("Cede"), as nominee
                                         of The Depository Trust Company
                                         ("DTC"), or another nominee. ln such
                                         case, Securityholders will not be
                                         entitled to receive definitive
                                         securities representing such holders'
                                         interests, except in certain
                                         circumstances described in the related
                                         Prospectus Supplement. See "Description
                                         of the Securities-Book-Entry
                                         Registration" and "-Definitive
                                         Securities."

Credit
Enhancement..............................If and to the extent specified in the related Prospectus Supplement, Credit
                                         Enhancement with respect to any Class
                                         or Classes of Securities may include
                                         any one or more of the following: a
                                         financial guaranty insurance policy
                                         issued by an insurer (a "Policy"),
                                         subordination of one or more other
                                         classes of Securities, a reserve
                                         account, overcollateralization, letters
                                         of credit, credit or liquidity
                                         facilities, third party payments or
                                         other support, cash deposits or other
                                         arrangements.

                                         Unless otherwise specified in the
                                         related Prospectus Supplement, any form
                                         of Credit Enhancement will have certain
                                         limitations and exclusions from
                                         coverage thereunder which will be
                                         described in the related Prospectus
                                         Supplement. See "Description of the
                                         Trust Agreements-Credit Enhancements."

Contribution Agreement...................Unless otherwise provided in the related Prospectus Supplement, the
                                         Company will be obligated to acquire
                                         from the related Trust Property, and
                                         DVI will be obligated to acquire from
                                         the Company contemporaneously, any
                                         Receivable if the interest of the
                                         Securityholders therein is materially
                                         adversely affected by a breach of any
                                         representation or warranty made by the
                                         Company or DVI with respect to such
                                         Receivable, which breach has not been
                                         cured. The Company's acquisition
                                         obligation is subject to DVI's
                                         acquisition of such Receivable from the
                                         Company. See "Description of the Trust
                                         Agreements-Assignment of the
                                         Receivables Pursuant to Sales
                                         Agreement" and the related Prospectus
                                         Supplement.

Servicer's Compensation..................Unless otherwise specified in the related Prospectus Supplement, the
                                         Servicer shall be entitled to receive a
                                         fee for servicing the Receivables equal
                                         to a specified percentage of the
                                         Discounted Contract Balance of such
                                         Receivables, as set forth in the
                                         related Prospectus Supplement. See
                                         "Description of the Trust
                                         Agreements-Servicing Compensation"
                                         herein and the related Prospectus
                                         Supplement.

Certain Legal Matters
Affecting an Obligor's
Rights and Obligations...................With respect to the transfer of the
                                         Receivables to the related Trust
                                         pursuant to a Pooling Agreement or the
                                         pledge of the Company's right, title
                                         and interests in and to such
                                         Receivables on behalf of
                                         Securityholders pursuant to an
                                         Indenture, the Company will warrant, in
                                         each case, that the transfer by it is
                                         either a valid transfer and assignment
                                         of the Receivables to the Trust or the
                                         pledge of a security interest in the
                                         Receivables. The Company will be
                                         required to take such action as is
                                         required to perfect either the Trust's
                                         or the Securityholders' security
                                         interest in the Receivables. The
                                         Company will warrant that if the
                                         transfer or pledge by it to the Trust
                                         or to the Securityholders is deemed to
                                         be a pledge to the Trust or to the
                                         Securityholders of a security interest
                                         in the Receivables, then the Trust or
                                         the Securityholders will have a first
                                         priority perfected security interest
                                         therein, except for certain liens which
                                         have priority over previously perfected
                                         security interests by operation of law,
                                         and, with certain exceptions, in the
                                         proceeds thereof. If the Company, the
                                         Servicer or the Trustee, while in
                                         possession of a Receivables, sells or
                                         pledges and delivers such a Receivable
                                         to another party, in violation of the
                                         related Trust Agreements, there is a
                                         risk that such other party could
                                         acquire an interest in such Receivable
                                         having priority over that of the
                                         related Trust or the Securityholders.

                                         Unless otherwise specified in the
                                         related Prospectus Supplement, because
                                         of the administrative burden and
                                         expense that would be entailed in so
                                         doing, neither the Originator nor the
                                         Company has filed or will be required
                                         to file Uniform Commercial Code ("UCC")
                                         financing statements identifying the
                                         Equipment as collateral pledged in
                                         favor of the related Trust or the
                                         Trustee on behalf of the
                                         Securityholders. In the absence of such
                                         filings, any security interest in the
                                         Equipment will not be perfected in
                                         favor of the related Trust or Trustee.
                                         Upon request, the Originator and/or the
                                         Company will be required to make such
                                         filings with respect to defaulted
                                         Receivables. See "Certain Legal Matters
                                         Affecting an Obligor's Rights and
                                         Obligations."


Optional Termination.....................The Company, or, if specified in the related Prospectus Supplement, certain
                                         other entities may, at their respective
                                         options, effect early retirement of a
                                         series of Securities under the
                                         circumstances and in the manner set
                                         forth herein under "Description of the
                                         Trust Agreements-Termination" and the
                                         related Prospectus Supplement.

Tax Considerations.......................The Prospectus Supplement for each series of Securities will summarize,
                                         subject to the limitations stated
                                         therein, the anticipated material
                                         federal income tax considerations
                                         relevant to the purchase, ownership and
                                         disposition of such Securities. See
                                         "Material Federal Income Tax
                                         Consequences" in the related Prospectus
                                         Supplement.

ERISA Considerations.....................The Prospectus Supplement for each series of Securities will summarize,
                                         subject to the limitations discussed
                                         therein, considerations under the
                                         Employee Retirement Income Act of 1974,
                                         as amended ("ERISA") relevant to the
                                         purchase of such Securities by employee
                                         benefit plans and individual retirement
                                         accounts. See "ERISA Considerations" in
                                         the related Prospectus Supplement.

Ratings..................................Each Class of Securities offered pursuant to this Prospectus and the
                                         related Prospectus Supplement will be
                                         rated in one of the four highest rating
                                         categories by one or more "national
                                         statistical rating organizations" as
                                         defined in the Securities Exchange Act
                                         of 1934, as amended (the "Exchange
                                         Act"), and commonly referred to as
                                         "Rating Agencies." Such ratings will
                                         address, in the opinion of such Rating
                                         Agencies, the likelihood of the receipt
                                         by the related Securityholders of all
                                         distributions to which such
                                         Securityholders are entitled. Such
                                         ratings will neither address any
                                         prepayment or yield considerations
                                         applicable to any Securities nor
                                         constitute a recommendation to buy,
                                         sell or hold any Securities and may be
                                         subject to revision or withdrawal at
                                         any time. See "Ratings" in the related
                                         Prospectus Supplement.

                                         The ratings expected to be received
                                         with respect to any Securities will be
                                         set forth in the related Prospectus
                                         Supplement.

                                  RISK FACTORS

                 Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

                 LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Securities of any series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. Unless otherwise specified in the related Prospectus Supplement, the Securities will not be listed on any securities exchange.

                 OWNERSHIP OF RECEIVABLES. In connection with the issuance of any series of Securities, the Originator will contribute the Receivables to the Company. The Originator will warrant in a Contribution Agreement that the transfer of the Receivables by it to the Company is a valid assignment, transfer and conveyance of such Receivables. The Company will warrant in a Trust Agreement (x) if the Company retains title to the Receivables, that it has granted to the Trust for the benefit of Securityholders a valid first priority perfected security interest in such Receivables or (y) if the Company transfers such Receivables to a Trust, that the transfer of the Receivables by it to such Trust is either a valid assignment, transfer and conveyance of the Receivables to the Trust or a pledge to the Trustee on behalf of the Securityholders of a valid first priority perfected security interest in such Receivables. Unless otherwise stated in the related Prospectus Supplement, initially DVI, as Servicer, will hold the original counterparts of the Contracts as well as copies of documents and instruments relating to each Contract and evidencing the security interest in the Equipment securing each Contract (collectively the "Contract File"); PROVIDED that upon the occurrence of a Servicer Event of Default, the Trustee may take possession of such original documents as necessary to protect the Securityholders' rights, powers and remedies with respect to the Trust Property. If the Company, the Servicer or the Trustee, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the Contribution Agreement or the Trust Agreements, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. However, DVI or the Company, as the case may be, has caused the electronic ledger, the Contract File (including the Contract, unless otherwise specified in the related Prospectus Supplement) with respect to each Contract and the list of receivables (the "List of Receivables") to be clearly and unambiguously marked to show that such Contract has been contributed by DVI to the Company and pledged by the Company to the Trustee for the benefit of the Securityholders pursuant to the applicable Trust Agreements. The Originator and the Company will make certain representations and warranties with respect to the ownership of the Receivables as of the date of the transfer to the Company and the Trust, if any, respectively. Unless otherwise provided in the related Prospectus Supplement, the Company will be obligated to acquire from the related Trust Property any Receivables if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Company or the Originator with respect to such Receivable, which breach has not been cured. The Originator will be obligated to acquire any such Receivable from the Company pursuant to the related Contribution Agreement contemporaneously with the Company's acquisition of any such Receivable from the applicable Trust Property. The obligation of the Company to acquire any such Receivable with respect to which the Originator has breached a representation or warranty is subject to the Originator's acquisition of such Receivable from the Company.

                 SECURITY INTEREST IN THE EQUIPMENT. The Originator will also contribute all of its right, title and interest in and to the Equipment to the Company. The Contribution Agreement requires the Originator to make certain representations and warranties with respect to the transfer of title and priority of such security interest in the Equipment. The Company will either transfer the Equipment to a Trust or will pledge all of its right, title and interest in and to such Equipment to secure the Securities. Pursuant to a Trust Agreement, the Company will warrant (x) if the Company transfers such Equipment to a Trust, that such transfer is either a valid assignment, transfer and conveyance of such Equipment to the Trust or a grant to the Trust of a valid security interest in such Equipment or (y) if the Company retains title, that it has granted to the Trustee for the benefit of Securityholders a valid security interest in such Equipment. Unless otherwise specified in the related Prospectus Supplement, because of the administrative burden and expense that would be entailed in so doing, neither DVI nor the Company has filed or will be required to file UCC financing statements identifying the Equipment as collateral pledged in favor of the related Trust or the Trustee on behalf of the Securityholders. In the absence of such filings, any security interest in the Equipment will not be perfected in favor of the related Trust or Trustee. In most states, an assignment such as those under the Contribution Agreement and the applicable Trust Agreement should be an effective conveyance of an existing security interest in the Equipment (but not of an ownership interest in the Equipment) without the filing of such UCC financing statements, and the assignee should succeed to the assignor's rights as secured party against the transferees and creditors of the Obligor. However, if the assignment was determined not to be an effective conveyance of a security interest in the Equipment, or if the Obligor of the Equipment relocated to another state or resold the Equipment in another state without re-perfection of the security interest in such state, of if there has been fraud, the Trust may not have a perfected security interest in such Equipment. In the event of a breach of the Company's warranty which has a material and adverse effect on the interests of the Trust in a Receivable and which remains uncured, the only recourse of the Trust would be to require the Company to repurchase the affected Receivable.

                 RESTRICTIONS ON RECOVERIES. Unless otherwise specified in the related Prospectus Supplement, the Contracts provide that the obligations of the Obligors thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Obligor may have against the Originator or any other person or entity whatsoever. Obligors of the Equipment may be entitled to assert against the Originator, the Company, or the Trust, if any, claims and defenses which they have against the Originator with respect to the Receivables. The Originator will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

                 In the event that the Company or the Trustee must rely on repossession and disposition of Equipment to recover scheduled payments due on defaulted Contracts, the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Contract include the lack of financing statements to perfect the security interest in the Equipment, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

                 RECEIVABLE SUBSTITUTIONS. DVI may have the right in certain circumstances to replace prepaid or defaulted Receivables with substitute Receivables. See "The Receivables" in the related Prospectus Supplement. In the event of a substitution, Securityholders will experience different payment flows than if the proceeds of the defaulted or prepaid Receivable had been paid through to Securityholders.

                 INSOLVENCY AND BANKRUPTCY MATTERS. The Company has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the Originator under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Company with those of the Originator. These steps include the creation of the Company as a separate, limited-purpose subsidiary pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Company's business and a restriction on the Company's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of the Company would not result in a court concluding that the assets and liabilities of the Company should be consolidated with those of the Originator in a proceeding under any Insolvency Law. See "The Company."

                 In addition, while the Originator is the Servicer, cash collections held by the Originator may, subject to certain conditions, be commingled and used for the benefit of the Originator prior to each Payment Date and, in the event of the bankruptcy of the Originator, the Company, a Trust or Trustee may not have a perfected security interest in such collections.

                 The Originator will warrant in a Contribution Agreement that the transfer of the Receivables by Originator to the Company will be treated as a valid assignment, transfer and conveyance of the Receivables. However, in the event of an insolvency of the Originator, a court, among other remedies, could attempt to recharacterize the transfer of the Receivables by the Originator to the Company as a borrowing by the Originator from the Company or the related Securityholder, secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Securityholders and liquidate the Receivables, with the Securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Interest Rate to the date of payment. Thus, the Securityholders could lose the right to future payments of interest and might incur reinvestment losses. Unless otherwise described in the related Prospectus Supplement, in the event the Company is rendered insolvent, the Trustee for a Trust, in accordance with the Trust Agreements, will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables. If the proceeds from the liquidation of the Receivables and any amount available from any Credit Enhancement, if any, are not sufficient to pay Securities of the related series in full, such Securityholders will incur a loss.

                 EQUIPMENT OBSOLESCENCE. In the event a Receivable becomes a defaulted Contract and the Obligor has insufficient assets available to pay the contract payments on the scheduled payment dates, the only other source of payment (other than the applicable Credit Enhancements, if any) for such amounts will be the income and proceeds from the disposition of the related Equipment. Because the market value of equipment generally declines with age, in the event of a repossession and sale of Equipment subject to a defaulted Contract, the Issuer may not recover the entire amount due on such Receivable. Some of the Equipment also may be subject to sudden, significant declines in value because of technological advances. As a result, the Securityholders may be subject to delays in payments and losses.

                 DELINQUENCIES. There can be no assurance that the levels of delinquencies and losses experienced in recent years by the Originator on its equipment lease portfolio are indicative of the performance of the Receivables comprising any Trust Property or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax law, changes in the local, regional or national economies or other events which are unknown at this time.

                 SUBORDINATION; LIMITED ASSETS. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Securities of a series will be subordinated in priority of payment to interest and principal due on other Classes of Securities of a related series. In addition, holders of certain Classes of Securities of any series may have the right to take actions that are detrimental to the interests of the holders of Securities of certain other Classes of Securities of such series. Moreover, the Trust Property securing Securities of a related series will not include, nor is it permitted or expected to include, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, the related reserve account and any other Credit Enhancement. The Securities issued by a Trust or by the Company represent obligations solely of the related Trust or debt secured by the related Trust Property, and will not represent a recourse obligation to any other assets of the Company, the Originator, the Servicer or any other person. No series of Securities will be insured or guaranteed by the Company, the Servicer, the applicable Trustee or any other person or entity, except for any applicable Credit Enhancement. Consequently, holders of the Securities of any series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, the reserve account, if any, and any other Credit

Enhancement, all as specified in the related Prospectus Supplement. In certain circumstances, the Originator and the Company will be required to purchase Receivables from the related Trust with respect to which representations and warranties with respect to the characteristics of such Receivables have been breached. See "Description of the Trust Agreements-Sale and Assignment of Receivables." Any delay in such purchase, or failure to purchase, could delay payments or cause losses to Securityholders.

                 MASTER TRUSTS. As may be described in the related Prospectus Supplement, a Master Trust may issue from time to time more than one series. While the terms of any additional series will be specified in a supplement to the related Master Trust Agreement, the provisions of such supplement and, therefore, the terms of any additional series, will not be subject to prior review by, or consent of, holders of the Securities of any series previously issued by such Master Trust. Such terms may include methods for determining applicable investor percentages and allocating collections. provisions creating different or additional security or Credit Enhancements and any other provisions which are made applicable only to such series. The obligation of the related Trustee to issue any new series is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Securities of any outstanding series (any such reduction or withdrawal is referred to herein as a "Ratings Effect"). There can be no assurance, however, that the terms of any series might not have an impact on the timing or amount of payments received by a Securityholder of another series issued by the same Master Trust. See "Description of the Securities-Master Trusts."

                 BOOK-ENTRY REGISTRATION. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests. Since transactions in Securities will, in most cases, be able to be effected only through DTC or DTC's participants, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities. Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions will be forwarded by the Trustee to Cede, as nominee for DTC, and, in such cases, DTC will forward such payments to its Participants which thereafter will forward them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities-Book-Entry Registration."

                 SECURITY RATING. The rating of Securities which are credit enhanced by a letter of credit, a Policy, a special hazard policy, a reserve fund, credit or liquidity facilities, cash deposits or other forms of Credit Enhancement will depend primarily on the creditworthiness of the issuer of any such external Credit Enhancement (a "Credit Enhancer"). Any reduction in the rating assigned to the ability of the Credit Enhancer to honor its obligations pursuant to any such Credit Enhancements below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

                 MATURITY AND PREPAYMENT CONSIDERATIONS. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Receivables), payments upon the liquidation of defaulted Contracts, payments upon acquisitions by the Company of Contracts from the related Trust Property on account of a breach of certain representations and warranties in the related Trust Agreement, payments upon an optional acquisition by the Company of Contracts from the related Trust Property (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment) and residual payments. The Contracts generally do not permit Prepayment at the Obligor's option. The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors which are unknown at this time. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of Classes of

Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of Prepayment on the related Receivables than other Classes of Securities. No assurance can be given as to the level of Prepayments that a Trust will experience. See "The Receivables-Maturity and Prepayment Considerations."

                 Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

                 GOVERNMENT REGULATION. The current administration has recommended comprehensive changes in federal regulation and reimbursement policies relating to health care delivery in the United States. Any legislation ultimately adopted in 1998 or thereafter, may affect the regulation and availability of, and the pricing and reimbursement applicable to health care products and services, including financing services provided by the Servicer. The Servicer cannot accurately predict the effect, if any, that any such legislation will have on the Servicer or on the ability of an Obligor to satisfy its payment obligations.

                 LOANS. The Loans from DVI to various Lessors have been secured by a pledge by the Lessor to DVI of a first priority security interest in a noncancelable equipment finance contract and all of Lessor's right, title and interest in the related Equipment. If a Lessor were to seek protection under the Bankruptcy Code, then Lessor, as debtor-in possession, or a bankruptcy trustee, would have the option of assuming, rejecting or, subject to certain conditions, assigning to a third party any of its unexpired leases including such equipment finance contracts. If a Lessor were to reject any of the equipment finance contracts, then the Issuer and the Securityholders could experience delays in payment or losses on their investment.


                               THE TRUST PROPERTY

                 The Trust Property will include, unless otherwise specified in the related Prospectus Supplement, (i) a pool of Receivables, (ii) all payments and proceeds (including accrued interest) due thereunder on or after the applicable Cut-off Date other than certain amounts included in the Obligor's payment for which DVI is not the ultimate beneficiary, including, but not limited to, property taxes, sales taxes, manufacturer's maintenance costs, insurance premiums and supplies and transaction costs, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreements, as described below and in the related Prospectus Supplement, (iv) security interests in the Equipment relating to such pool of Receivables, (v) the right to proceeds from claims on physical damage policies, if any, covering such Equipment or the related Obligors, as the case may be, (vi) the proceeds of any such Equipment which is repossessed, (vii) the rights of the Company under the related Contribution Agreement and (viii) interest earned on short-term investments made by such Trust. The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account, which will be used by the Trustee to acquire or receive a security interest in Additional Receivables from the Company from time to time during the Pre-Funding Period specified in the related Prospectus Supplement. In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancements may be issued to or held by the Trustee on behalf of the related Trust Property for the benefit of the holders of one or more Classes of Securities.

                 The Receivables will, unless otherwise specified in the related Prospectus Supplement, be originated by the Originator or acquired by DVI from others in DVI's ordinary course of financing activities. The Contracts will generally be notes, loans, operating leases, finance leases or conditional sales agreements. Finance Leases provide that the Lessor transfer substantially all benefits and risks of ownership to the Obligor. In accordance with Statement of Financial Accounting

Standards No. 13 ("FASB 13"), a lease is classified as a Finance Lease if the collectibility of lease payments is reasonably certain and it meets one of the following criteria: (1) the lease transfers title and ownership of the equipment to the Obligor by the end of the lease term; (2) the lease contains a bargain purchase option; (3) the lease term at inception is at least 75% of the estimated life of the equipment; or (4) the present value of the minimum lease payments is at least 90% of the fair market value of the equipment at inception of the lease. All leases which do not meet the criteria of Finance Leases are classified, in accordance with FASB 13, as Operating Leases. The Receivables will be contributed to the Company by the Originator pursuant to a Contribution Agreement between the Originator and the Company (each, a "Contribution Agreement). The Receivables will be selected based on the criteria specified in the applicable Trust Agreement and described herein or in the related Prospectus Supplement. As of the applicable Cut-off Date, in accordance with the Contribution Agreement, no Obligor of any Receivable will be noted on the related records of the Originator as being the subject of a bankruptcy proceeding. No selection procedures believed by the Originator or the Company to be adverse to the Securityholders of any series will be used in selecting the related Receivables.

                 On or prior to the Closing Date on which the Securities are delivered to Securityholders (such date to be specified in the related Prospectus Supplement, the "Closing Date") with respect to each series of Securities, the Company will either transfer such Receivables to a Trust pursuant to a Trust Agreement between the Company and the Trustee or will pledge the Company's right, title and interest in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The Receivables transferred to a Trust or pledged to a Trustee shall have a Discounted Contract Balance specified in the related Prospectus Supplement. The "Discounted Contract Balance" of a Contract as of any Cut-off Date is the present value of all the remaining payments scheduled to be made with respect to such Contract, discounted at a rate specified in the related Prospectus Supplement and the applicable Trust Agreement.

                              UNDERWRITING CRITERIA

CREDIT UNDERWRITING AND REVIEW PROCESS

                 DVI has established specific credit guidelines that help identify and predict the ability of a prospective Obligor to meet its financial obligations to DVI. DVI believes these guidelines have contributed positively to its loss experience since its inception in July 1986. The guidelines are flexible so as to recognize the variables that are most relevant among different customer types within DVI's targeted markets, E.G., providers of medical services which are not located in a licensed hospital facility ("Outpatient Healthcare Providers"), physicians and multiple primary care physicians which have grouped together to provide medical services ("Physician Groups"), hospitals which contain between 50 to 400 beds ("Medium-Sized Hospitals") and entities which acquire and provide medical equipment to multiple users on a per use or time basis ("Shared Service Providers"). Because of the relatively large size of DVI's equipment financing transactions, each transaction is analyzed and reviewed on its own merits. Pursuant to DVI policy, the senior credit committee (the "Senior Credit Committee") has the final approval authority on all financial transactions.

                 DVI has historically focused most of its equipment financing efforts on the non-hospital sector of the medical equipment marketplace, which DVI believes requires a rigorous credit analysis and structuring discipline. From a credit perspective, most outpatient medical facilities ("Outpatient Medical Facilities") that operate high-cost equipment. such as magnetic resonance imaging ("MRI") systems, are businesses which have few employees, minimal inventory and limited space requirements. Outpatient Medical Facilities are facilities which provide medical service to patients who are not admitted to a hospital, or provide various services to a hospital's inpatients outside of the licensed hospital facility. They are normally characterized as having a high proportion of fixed costs to total costs and, as a result, are revenue driven. For these reasons, DVI's credit analysis is heavily focused on understanding and substantiating the projected revenue sources of a project. This process often takes from three to nine months and includes person-to-person contact with identified patient referral sources, analysis of a physician's patient referral history and a thorough analysis of actual and prospective competition. Projected expenses are examined for thoroughness and compared against the actual expenses of similar facilities financed by DVI.

                 DVI's policy is to become involved early in the planning process of a project, as it then has the opportunity to structure the transaction to DVI's specific credit guidelines. Among numerous factors, this process generally involves: (i) prescribing minimum working capital and net worth requirements; (ii) requiring outside financial support as needed in the form of cash equity, additional collateral, guarantees or fee subordinations;
(iii) ensuring that all key parties are at risk; and (iv) establishing that the contractual relationship with the user is well conceived and documented.

                 In evaluating Medium-Sized Hospital credits, DVI generally takes a similar approach, although in the case of financially stronger hospitals ("Financially Stronger Hospitals") a modified, somewhat less stringent approach may be applied. Financially Stronger Hospitals are hospitals which in DVI's judgment have a consistent history of earnings, a sound capital structure and generate sufficient cash flow to repay their short-term and long-term obligations with an adequate margin of safety. DVI also has made the impact on each customer of the industry trend toward managed care an increasingly important credit measurement for the past several years. In addition, DVI considers the ability of a prospective Obligor to contract with managed care payors and providers to be very important. At various stages in the structuring and credit approval process, credit information is submitted by field sales personnel to DVI's sales and credit personnel for discussion and structuring purposes. When fully completed, a formal credit package is prepared and sent to the Senior Credit Committee.

PORTFOLIO MONITORING AND CREDIT COLLECTIONS

                 Key members of the credit, sales, operations and accounting departments meet regularly to discuss the contract portfolio delinquency report and the status of delinquent borrowers. Delinquent Obligors are contacted immediately by the collection and/or sales department, with other staff members intervening as deemed necessary. The collection of large-balance delinquent accounts and severely delinquent accounts is administered personally by DVI's Director of Portfolio Management. Once DVI suspects that an Obligor may experience problems in meeting its obligations. DVI acts to identify a new operator of the equipment in the event that the Obligor defaults. Any repossessions are handled on an individual transaction basis. Due to the relatively small number of Contracts in DVI's portfolio, management possesses a high degree of familiarity with virtually the entire Obligor base.

                                 THE RECEIVABLES

RECEIVABLE POOLS

                 Information with respect to the Receivables comprising Trust Property will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by equipment type and current principal balance and/or Discounted Contract Balance as of the applicable Cut-off Date.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSSES

                 Certain information concerning the Originator's delinquency, repossession and net loss experience with respect to equipment lease contracts it has originated or acquired will be set forth in each Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this information will include the experience with respect to all equipment lease contracts in the Originator's portfolio during certain specified periods, including contracts which may not meet the criteria for selection as a Receivable for any particular Trust Property. There can be no assurance that the delinquency, repossession and net loss experience of any Trust Property will be comparable to the Originator's prior experience.

MATURITY AND PREPAYMENT CONSIDERATIONS

                 The related Prospectus Supplement will specify if the related Contracts will be prepayable at any time, although DVI's contracts generally may not be prepaid at the option of the Obligors. Unless otherwise described in the related Prospectus Supplement, each Prepayment received will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of economic, financial and other factors which are unknown at this time. In addition, under certain circumstances, the Company or the Originator will be obligated to acquire Receivables from the related Trust Property pursuant to the applicable Trust Agreement or Contribution Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.

                 The related Prospectus Supplement will set forth certain additional information with respect to the maturity and Prepayment considerations applicable to a particular pool of Receivables and the related series of Securities.

                                  POOL FACTORS

                 The "Pool Factor" for each Class of Securities will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Class of Securities indicating the remaining outstanding balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original denomination of such Securityholder's Security and (ii) the applicable Pool Factor.

                 Unless otherwise provided in the related Prospectus Supplement with respect to each series of Securities, the related Securityholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.


                                 USE OF PROCEEDS

                 Unless otherwise provided in the related Prospectus Supplement, the proceeds from the sale of the Securities of a given series will be applied by the related Issuer to the acquisition of the related Receivables. The Company expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offering will be dependent upon a number of factors, including the volume of Contracts acquired by the Company, prevailing interest rates, availability of funds and general market conditions.

                                   THE ISSUER

                 With respect to each series of Securities, the Company will either establish a separate Trust that will issue such Securities or the Company will issue such Securities, in each case pursuant to the related Trust Agreements. For purposes of this Prospectus and the related Prospectus Supplement, the Company, if the Company issues the related Securities, or the related Trust, if a Trust issues the related Securities, shall be referred to as the "Issuer." The Issuer will not engage in any activity other than (i) acquiring, holding and managing the Receivables received pursuant to the related Trust Agreement and the other Trust Property and proceeds therefrom, (ii) issuing the Securities of the related series, (iii) making payments, or causing payments to be made, on such Securities and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

                 Upon the issuance of the Securities of a given series, the proceeds from such issuance will be used to acquire Receivables from the Originator pursuant to the related Contribution Agreement. The Servicer will service the Receivables pursuant to the applicable Servicing Agreement, and will be compensated for acting as the Servicer. Unless otherwise indicated in the Prospectus Supplement, the Servicer will be appointed custodian for the related Receivables by each Trustee and the Company in order to facilitate servicing and to minimize administrative burden and expense.

                                   THE COMPANY

                 DVI Receivables Corp, (the "Company") is a limited purpose corporation organized under the laws of the State of Delaware on January 21, 1994. All of the Company's outstanding capital stock is owned by the Originator. The Company's principal executive office is located at 500 Hyde Park, Doylestown, Pennsylvania 18901. Its telephone number is (215) 345-6600.

                 The Company is a wholly owned subsidiary of the Originator. The Company does not intend to engage in any business or investment activities other than acquiring, owning, leasing, transferring, receiving or pledging the assets transferred to the Company pursuant to a Contribution Agreement. The Company's articles of incorporation (the "Articles of Incorporation") limit the Company's business and investment activities to the above purposes and to any activities necessary, suitable or convenient to accomplish the foregoing or incidental thereto. Pursuant to the Company's Articles of Incorporation, the limitations so imposed on the Company's business may only be altered upon the unanimous vote of the stockholders and the unanimous affirmative vote of all of the Company's directors, including the Independent Director. The Company's "Independent Director" is not permitted to be a director, officer or employee of any direct or ultimate parent or affiliate of the Originator, PROVIDED, HOWEVER, that such Independent Director may serve in similar capacities for other limited purpose corporations which are affiliated with the Originator. The Company's Articles of Incorporation require the Company, at all times, to have at least one Independent Director. The Articles of Incorporation further prohibit the Company, without the unanimous affirmative vote of its directors, from (1) instituting or consenting to the institution of bankruptcy or insolvency proceedings, (2) merging or consolidating with another corporation, (3) incurring, assuming or guaranteeing any indebtedness other than as otherwise provided in the Articles of Incorporation, or (4) engaging in any other actions that would have a negative impact on whether the separate legal entity of the Company and the Originator will be respected.

                 The Company has taken steps in structuring the transactions contemplated hereby that are intended to ensure that a voluntary or involuntary petition for relief by the Originator under any Insolvency Law will not result in consolidation of the assets and liabilities of the Company with those of the Originator. These steps include the creation of the Company as a separate, limited purpose corporation having restrictive Articles of Incorporation as described above. However, there can be no assurance that the activities of the Company would not result in a court's concluding that the assets and liabilities of the Company should be consolidated with those of the Originator in a proceeding under any Insolvency Law. See "Risk Factors-Insolvency and Bankruptcy Matters."

                 In addition, with respect to each Trust, the related Trustee and all Securityholders will covenant that they will not at any time institute against the Company any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                 The Company will not acquire any assets other than the Receivables and other assets transferred by the Originator pursuant to the Contribution Agreements.

                 The Originator will warrant to the Company in each Contribution Agreement that the transfer of the related Receivables by it to the Company is a valid transfer of the Receivables to the Company. In addition, the Originator and the Company will treat the transactions described herein and in the related Prospectus Supplement as a transfer of the Receivables to the Company and the Company will take all actions that are required to perfect the Company's ownership interest in the Receivables. Notwithstanding the foregoing, the Originator or others could later take the position that the transfer of the Receivables to the Company is a pledge, rather than a contribution, of such Receivables, which could adversely affect Securityholders. See "Risk Factors-Insolvency and Bankruptcy Matters."

                           THE ORIGINATOR AND SERVICER

                 DVI is engaged in the business of providing financing for users of diagnostic imaging, therapeutic and other sophisticated medical equipment. DVI focuses primarily on financing technologically advanced medical equipment such as computerized tomography ("CT"), MRI, nuclear medicine and radiation therapy systems for a customer base that consists principally of Outpatient Healthcare Providers, physicians and Physician Groups, Medium-Sized Hospitals and Shared Service Providers.

                 DVI's policy is to provide financing to its customers in transactions which, with very limited exceptions. take the form of direct financing leases and loans. Most of DVI's equipment financing transactions have a term of approximately 60 months and, in most cases, are full payout transactions that allow DVI to recover all the costs of acquiring and financing the equipment during the initial non-cancelable term. The equipment financed by DVI generally ranges from $100,000 to $2.0 million in cost.

                 DVI's principal office is located at 500 Hyde Park, Doylestown, Pennsylvania 18901, and its telephone number is (215) 345-6600. The servicing operations of DVI are located at 500 Hyde Park, Doylestown, Pennsylvania 18901, and its telephone number is (215) 345-6600. DVI is one of two wholly owned direct operating subsidiaries of DVI, Inc. DVI, on a consolidated basis, comprises the bulk of the assets of DVI, Inc. DVI, Inc. is headquartered in Doylestown, Pennsylvania, employs approximately 283 people and its stock is traded on the New York Stock Exchange (symbol "DVI").

                                   THE TRUSTEE

                 The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement. Unless otherwise provided in the related Prospectus Supplement, the Company will be responsible for payment of the fees of the Trustee.

                 With respect to each series of Securities, no resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign for cause at any time by giving written notice thereof to the Company and by mailing notice of resignation by first class mail, postage prepaid, to the Securityholders of such series at their addresses appearing on the Security register (the "Security Register"). Any successor Trustee shall meet the financial and other standards for qualifying as a successor Trustee under the Indenture. The Trustee may be removed at any time by written notice of the holders of Securities (or certain Classes of Securities) evidencing not less than 66-2/3% in aggregate outstanding principal amount of such Securities, delivered to the Trustee and the Company. The Company may remove the Trustee under certain circumstances set forth in the applicable Trust Agreement. If the Trustee shall resign, be removed, or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, with the consent of the holders of Securities (or certain Classes of Securities) evidencing not less than 66-2/3% in aggregate outstanding principal amount of such Securities, by an act of the Company, shall promptly appoint a successor Trustee. If no successor Trustee shall have been so appointed by the Company or the Securityholders of such series, or if no successor Trustee shall have accepted appointment within 30 days after notice of any such resignation or removal, existence of incapability, or occurrence of such vacancy, the Trustee or any Securityholder of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee. The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Securityholders, as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its principal corporate trust office ("Corporate Trust Office").

                          DESCRIPTION OF THE SECURITIES

GENERAL

                 The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement. The following summaries (together with additional summaries under "The Description of the Trust Agreements" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Agreements for the related Securities and the related Prospectus Supplement.

                 The Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

                 The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

                 Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                 A series may include one or more Classes of Strip Securities entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables, which series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

                 If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

                 In addition, certain Classes of Senior (or Subordinate) Securities may be senior to or subordinate to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

GENERAL PAYMENT TERMS OF SECURITIES

                 As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

                 The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. Unless otherwise described in the related Prospectus Supplement, the Payment Date will be the same day in each month (or, in the case of quarterly-pay Securities, the same day in every third month; and in the case of semi-annual pay Securities, the same day in every sixth month; or if such day is not a day on which commercial banks in New York, New York and in the city in which the Trustee's principal Corporate Trust Office is located are required to be open for commercial banking business (a "Business Day"), the next following Business Day) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

                 Each Trust Agreement will describe a Remittance Period antecedent to each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). Unless otherwise provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreements may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of Additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                 In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreements may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders. Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreements for the purposes of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

                 Unless otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Company, DVI, the Servicer, any Originator, any Trustee or any of their respective affiliates, except for any applicable Credit Enhancement.

                 Unless otherwise specified in the Prospectus Supplement with respect to a series, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interest in a separate pool of Trust Property created pursuant to such Trust Agreements or represent debt secured by the related Trust Property. To the extent that any Trust Property includes certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

MASTER TRUSTS

                 As may be described in the related Prospectus Supplement, each Trust Agreement may provide that, pursuant to any one or more supplements thereto, the Company may direct the related Trustee to issue from time to time new series subject to the conditions described below (each such issuance a "Master Trust New Issuance"). Each Master Trust New Issuance will have the effect of decreasing the Company's Interest in the related Master Trust. Under each such Master Trust Agreement, the Company may designate, with respect to any newly issued series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its Interest Rate (or formula for the determination thereof, which may provide that such rate is a floating rate); (iv) the Payment Dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Securityholders of such series; (vi) any bank accounts to be used by such series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of Credit Enhancement with respect thereto; (ix) the terms on which the Securities of such series may be repurchased or remarketed to other investors; (x) the number of Classes of Securities of such series, and if such series consists of more than one Class, the rights and priorities of each such Class; (xi) the extent to which the Securities of such series will be issuable in book-entry form; (xii) the priority of such series with respect to any other series; and (xiii) any other relevant terms. None of the Company, the Servicer, the related Trustee or any Master Trust is required or intends to obtain the consent of any Securityholder of any outstanding series to issue any additional series.

                 Each Master Trust Agreement provides that the Company may designate terms such that each Master Trust New Issuance has an amortization period which may have a different length and begin on a different date than such periods for any series previously issued by the related Master Trust and then outstanding. Moreover, each Master Trust New Issuance may have the benefits of Credit Enhancements issued by enhancement providers different from the providers of the Credit Enhancement, if any, with respect to any series previously issued by the related Master Trust and then outstanding. Under each Master Trust Agreement, the related Trustee shall hold any such Credit Enhancement only on behalf of the Securityholders to which such Credit Enhancement relates. The Company will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the Issuer or remarketed to other investors. Unless otherwise provided in a related Prospectus Supplement, there is no limit to the number of New Issuances that the Company may cause under a Master Trust Agreement. Each Master Trust Agreement will terminate only as provided in the related Master Trust Agreement. There can be no assurance that the terms of any Master Trust New Issuance might not have an impact on the timing and amount of payments received by Securityholders of another series issued by the same Master Trust.

                 Under each Master Trust Agreement and pursuant to a related supplement, a Master Trust New Issuance may only occur upon the satisfaction of certain conditions provided in each such Master Trust Agreement. The obligation of the related Trustee to authenticate the Securities of any such Master Trust New Issuance and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the following conditions: (a) on or before the fifth Business Day immediately preceding the date upon which the Master Trust New Issuance is to occur, the Company shall have given the related Trustee, the Servicer, the Rating Agency and certain related providers of Credit Enhancement, if any, written notice of such Master Trust New Issuance and the date upon which the Master Trust New Issuance is to occur; (b) the Company shall have delivered to the related Trustee a supplement to the related Master Trust Agreement, in form reasonably satisfactory to such Trustee, executed by each party to the related Master Trust Agreement other than such Trustee; (c) the Company shall have delivered to the related Trustee any related Credit Enhancement agreement; (d) the related Trustee shall have received written confirmation from the Rating Agency that such Master Trust New Issuance will not result in a Ratings Effect with respect to any other series or Class of such Trust; (e) the Company shall have delivered to the related Trustee, the Rating Agency and certain providers of Credit Enhancement, if any, an opinion of counsel reasonably acceptable to the related Trustee that for federal income tax purposes (i) following such Master Trust New Issuance the related Master Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such Master Trust New Issuance will not affect the tax characterization as debt of Securities of any outstanding series or Class issued by such Master Trust that were characterized as debt at the time of their issuance and (iii) such Master Trust New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholders or the related Master Trust (an opinion of counsel to the effect referred to in clauses
(i), (ii) and (iii) with respect to any action is referred to herein as a "Tax Opinion"); and (f) any other conditions specified in any supplement. Upon satisfaction of the above conditions, the related Trustee shall execute the supplement to the related Master Trust Agreement and issue the Securities of such new series.

BOOK-ENTRY REGISTRATION

                 DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

                 Securityholders who are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants or Indirect Participants (unless and until Definitive Securities are issued). In addition, Securityholders will receive all distributions of principal and interest on the Securities through DTC and its Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Securityholders. It is anticipated that the only "Securityholder" will be Cede, as nominee of DTC. Securityholders will not be recognized by the Trustee as Securityholders, as such term will be used in the applicable Trust Agreements, and Securityholders will only be permitted to exercise the rights of Securityholders indirectly through DTC and its Participants. Securityholders will not receive or be entitled to receive Definitive Securities representing their respective interests in the Securities, except under the limited circumstances described below.

                 While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC will be required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and will be required to receive and transmit distributions of principal and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities will be similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders.

                 Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of physical certificates for such Securities.

                 Unless and until Definitive Securities are issued, Securityholders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer such Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

                 DTC has advised the Company and the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by a Securityholder under the Trust Agreements only at the direction of one or more Participants to whose DTC accounts the Securities are credited. DTC may take conflicting actions with respect to different undivided interests as a result of different directions from Participants whose holdings include such undivided interests.

                 Neither the Company nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

                 Unless otherwise specified in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) DTC, in respect of the related series of Securities, advises the Company in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities or if at any time DTC shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, and the Company is unable to locate a qualified successor, (ii) the Company, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an "Event of Default" under the related Indenture or a default by the Servicer under the related Trust Agreement, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

                 Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify DTC of the availability of Definitive Securities. Upon surrender by DTC of the Definitive Securities representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

                 Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by wire transfer of immediately available funds to the account and number specified in the Security Register on the Record Date for such Payment Date for such holder or by check mailed to the address of such holder as it appears on the Security Register maintained by the applicable Trustee. All payments on the Securities shall be paid without any requirement of presentment but each Securityholder shall be deemed to agree, by its acceptance of the same, to surrender such Security within the time period set forth in the applicable Trust Agreement at the office or address specified in the notice of final distributions to the applicable Securityholders.

                 Definitive Securities in respect of a given series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

                 On or prior to each Payment Date with respect to each series of Securities, the Servicer will prepare and provide to the Trustee a statement or statements with respect to the related Trust Property. The Trustee will forward or cause to be forwarded to each holder of record of such Class of Securities such statement or statements on each Payment Date. Unless otherwise specified in the related Prospectus Supplement, each such statement or statements will set forth the information specifically described in the related Trust Agreements which generally will include, but not be limited to, the following information:

                                    (i) the amount of the distribution with
                 respect to each Class of Securities;

                                    (ii) the amount of such distribution
                 allocable to principal;

                                    (iii) the amount of such distribution
                 allocable to interest;

                                    (iv) the Pool Balance, if applicable, as of
                 the close of business on the last day of the related Remittance Period;

                                    (v) the aggregate outstanding principal
                 balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under (ii) above on such Payment Date;

                                    (vi) the amount paid to the Servicer, if
                 any, with respect to the related Remittance Period;

                                    (vii) the amount of the aggregate purchase
                 amounts for Receivables that have been acquired, if any, for such Remittance Period;

                                    (viii) the amount of coverage (including any
                 remaining amount of coverage) under any letter of credit, Policy, reserve account or other form of Credit Enhancement covering default risk as of the close of business on the applicable Payment Date and a description of any Credit Enhancement substituted therefor; and

                                    (ix) the amount of unreimbursed Servicer
                  Advances.

                 Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable.

                 Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Servicer will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.

                       DESCRIPTION OF THE TRUST AGREEMENTS

                 The following summary describes certain terms of each Trust Agreement pursuant to which a Trust will be created and the related Securities in respect of such Trust Property will be issued. For purposes of this Prospectus, the term "Trust Agreements" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities. Forms of the Trust Agreements have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Agreements.


ASSIGNMENT OF THE RECEIVABLES PURSUANT TO CONTRIBUTION AGREEMENT

                 On the Closing Date specified with respect to any given series of Securities, the Company will receive the related Receivables from the Originator pursuant to a Contribution Agreement. The Company will either transfer such Receivables to a Trust pursuant to a Trust Agreement or will pledge the Company's right, title and interest in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The rights and benefits of the Company under such Contribution Agreement will be assigned to the Trustee on behalf of Securityholders as collateral for the Securities of the related series issued by a Trust or pursuant to an Indenture. The obligations of the Company and the Servicer under such Trust Agreement include those specified below and in the related Prospectus Supplement.

                 Unless otherwise provided in the related Prospectus Supplement, the Company will be obligated to acquire its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Company or the Originator with respect to such Receivable, which breach has not been cured following the discovery by or notice to the Company of the breach. The Originator will be obligated to acquire the Receivable from the Company pursuant to the related Contribution Agreement contemporaneously with the Company's acquisition of its interest in the Receivable from the applicable Trust Property. The obligation of the Company to acquire its interest in any Receivable with respect to which the Originator has breached a representation or warranty is subject to the Originator's acquisition of such Receivable from the Company.

ACCOUNTS

                 With respect to each series of Securities, the Trustee will establish and maintain one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Trustee will also establish and maintain separate accounts, in the name of such Trustee on behalf of such related Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

                 Any other accounts to be established, including any reserve account, will be described in the related Prospectus Supplement.

                 For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by the Company or its affiliates or other trusts created by the Company or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account, a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

                 The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating

Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i)(A) has either (w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

                 To the extent that the Originator's unsecured debt ratings are acceptable to the Rating Agencies, amounts deposited to any Trust Account may be commingled with the Originator's general account moneys. Any rights to so commingle moneys will be described in the related Prospectus Supplement.

SERVICING PROCEDURE

                 With respect to each series of Securities, the Servicer will make reasonable efforts to collect all payments due with respect to the Receivables comprising the related Trust Property and, in a manner consistent with the related Trust Agreement, will continue such collection procedures as the Servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Obligor on a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation, any extension of the payment schedule beyond the final scheduled Payment Date for the related Securities) may result in the Servicer acquiring such Receivable if such Contract becomes a defaulted Contract. The Servicer may sell the Equipment securing the respective defaulted Contract, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Matters Affecting an Obligor's Rights and Obligations."

PAYMENTS ON RECEIVABLES

                 With respect to each series of Securities, all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected by the Servicer during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") will be remitted to the Trustee or deposited into the related Collection Account. Except under certain conditions described in the related Prospectus Supplement and the Servicing Agreement, the Servicer will be required to remit such amounts to the Trustee or deposit such amounts into the related Collection Account within two (2) Business Days of receipt thereof. If certain Rating Agency conditions are satisfied, the deposit of collections for a particular month will be made within two (2) Business Days prior to the related Payment Date. Pending deposit into the related Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer.

SERVICING COMPENSATION

                 Unless otherwise specified in the Prospectus Supplement or the Servicing Agreement with respect to any series of Securities, the Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to the product of (i) one-twelfth, (ii) a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") and (iii) the aggregate Discounted Contract Balance as of the beginning of the previous Collection Period. Unless otherwise disclosed in the related Prospectus Supplement and Servicing Agreement, the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid prior to the distribution to the related Securityholders.

                 Unless otherwise disclosed in the related Prospectus Supplement and Servicing Agreement, the Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

                 The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collection and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, accounting for collections and furnishing statements to the applicable Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

DISTRIBUTIONS

                 With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Trustee to the related Securityholders. The timing, calculation, allocation, order, source, priorities of and requirements for each Class of Securities of such series will be set forth in the related Prospectus Supplement.

                 With respect to each series of Securities, on each Payment Date, collections on the related Receivables will be transferred from the Collection Account to the applicable Distribution Account for distribution to the related Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

CREDIT ENHANCEMENTS

                 The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each Class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, Credit Enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, over-collateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

                 The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the Credit Enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.

STATEMENTS TO TRUSTEES

                 On or prior to each Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Trustee as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities-Reports to Securityholders."

RESIGNATION, LIABILITY AND MERGER OF SERVICER

                 With respect to each series of Securities, each applicable Trust Agreement will provide that DVI may not resign from its obligations and duties as Servicer thereunder, except in connection with a permitted assignment under such Trust Agreement or upon determination that DVI's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed DVI's servicing obligations and duties under such Trust Agreement.

                 Each applicable Trust Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees or agents shall be under any liability to the related Issuer, Trustee or the related Securityholders for any action taken or not taken in good faith pursuant to the terms of such Trust Agreement; PROVIDED, HOWEVER, that neither the Servicer nor any such person will be protected against any breach of representations or warranties made by the Servicer or such person in such Trust Agreement or for any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder.

                 Under the circumstances specified in any such Trust Agreement, any corporation or other entity into which the Servicer may be merged or consolidated, or any corporation or other entity resulting from any merger or consolidation to which the Servicer is a party, or any corporation or other entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Trust Agreement.

SERVICER DEFAULT

                 Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under a Trust Agreement will consist of (i) any failure by the Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied beyond the period set forth in the Trust Agreement; (ii) any failure by the Servicer (or for so long as DVI is the Servicer, the Company) duly to observe or perform in any material respect any other covenant or agreement in such Trust Agreement, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for a period of 30 days after the Servicer becomes aware of such failure or the giving of written notice of such failure (1) to the Servicer (or the Company, if applicable) by the applicable Trustee or (2) to the Servicer (or the Company, if applicable) and the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 66-2/3% of the aggregate outstanding principal amount of the related Securities; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer (or for so long as DVI is the Servicer, the Company) and certain actions by the Servicer (or for so long as DVI is the Servicer, the Company) indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations (each, an "Insolvency Event") .

RIGHTS UPON SERVICER DEFAULT

                 Unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Trust Agreement remains unremedied, the applicable Trustee, upon the request of the holders of Securities of the related series evidencing more than 66-2/3% of the aggregate principal amount of such then outstanding Securities, shall terminate all the rights and obligations of the Servicer, if any, under such Trust Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Agreement and will be entitled to similar compensation arrangements. If, however. a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Trust Agreement.

WAIVER OF PAST DEFAULTS

                 Unless otherwise provided in the related Prospectus Supplement, the holders of Securities evidencing not less than 66-2/3% of the aggregate outstanding principal amount of the related Securities (or certain Classes of Securities) may, on behalf of all the Securityholders of such related Securities, waive any default by the Company in the performance of its obligations under the related Trust Agreements and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the applicable Trust Agreements or a default in respect of a covenant or provision under a Trust Agreement which cannot be modified or amended without the consent of the holder of each outstanding Security affected. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.

EVENT OF DEFAULT UNDER TRUST AGREEMENTS

                 The events of default under the related Trust Agreements and the application of any money collected by the Trustee pursuant to the related Trust Agreements will be described in the related Prospectus Supplement.

AMENDMENT

                 Unless otherwise provided in the related Prospectus Supplement, each of the Trust Agreements may be amended by written amendment by the parties thereto, without the consent of the related Securityholders, (i) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders provided that such action will not, in the opinion of counsel reasonably satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholders,

(ii) to make any change to comply with applicable laws, rules or regulations or
(iii) for the purpose of issuing other Classes of Notes in accordance with the applicable Trust Agreement. Unless otherwise specified in the related Prospectus Supplement, the Trust Agreements may also be amended by the Company and the applicable Trustee with the consent of the holders of Securities evidencing at least a majority of the voting rights of such then outstanding Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; PROVIDED, HOWEVER, that no such amendment may
(i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders, (ii) reduce the aforesaid percentage of the Securities of such series which are required to consent to any such amendment, or (iii) release any of the Trust Property from the lien of the Trust Agreements (except as otherwise permitted therein) or modify certain sections of the Trust Agreement, without the consent of each affected Securityholder.

TERMINATION

                 The obligations of the Servicer, the Company and the applicable Trustee pursuant to the related Trust Agreements will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreements. The Company or, if specified in the related Prospectus Supplement, certain other entities may be permitted, unless otherwise specified in the related Prospectus Supplement, at their respective options to effect early retirement of a series of Securities, as of the end of any Collection Period immediately preceding a Payment Date, if the note balances of the related Contracts are less than a specified percentage (set forth in the related Prospectus Supplement) of the initial note balances. The Trust Property will be purchased at a price equal to the entire outstanding principal balance of the Securities to be redeemed, together with accrued interest thereon at the applicable interest rate. The related Securities will be redeemed following such purchase.

                 As more fully described in the related Prospectus Supplement, any outstanding Securities of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Securityholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreements may effect the prepayment of the Securities of such series.

       CERTAIN LEGAL MATTERS AFFECTING AN OBLIGOR'S RIGHTS AND OBLIGATIONS

GENERAL

                 The Contracts that compose the Receivables are "chattel paper" as defined in the Uniform Commercial Code in effect in the Commonwealth of Pennsylvania (the governing laws chosen in the DVI forms of lease contract). Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. DVI and the Company will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities in the Commonwealth of Pennsylvania to give notice of DVI's transfer of the Receivables to the Company and the Company's transfer of the Receivables to a Trust, if any. Under the applicable Trust Agreements, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's or the Trustees' interests in the Receivables and their proceeds.

                 Certain states, including Pennsylvania, have adopted a version of Article 2A of the Uniform Commercial Code ("Article 2A"). Article 2A purports to codify many provisions of existing common law. Although there is little precedential authority regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for any lessor breach or default and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." However, DVI has represented in the Contribution Agreement that (i) no lease is a "consumer lease"; and (ii) each lessee has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified DVI of any defects therein. Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide latitude to vary provisions of the law.

THE EQUIPMENT

                 The Originator will convey the Originator's interest in the Equipment to the Company. Unless otherwise specified in the related Prospectus Supplement, because of the administrative burden and expense that would be entailed in so doing, neither DVI nor the Company has filed or will be required to file UCC financing statements identifying the Equipment as collateral pledged in favor of the related Trust or the Trustee on behalf of the Securityholders. In the absence of such filings, any security interest in the Equipment will not be perfected in favor of the related Trust or Trustee. Upon request, DVI and/or the Company will be required to make such filings with respect to defaulted Receivables. Moreover, in the event of the repossession and resale of Equipment, it may be subject to a superior lien. In such case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims of the Servicer on behalf of the Trust Property.

                 In the event of a default by the Obligor, the Servicer on behalf of the related Trustee may take action to enforce such defaulted Contract by repossession and resale of the leased Equipment. Under the UCC in most states, a creditor such as DVI or the Company can, without prior notice to the Obligor, repossess assets securing a defaulted Contract by the Obligor's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace or by judicial process.

                 In the event of a default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

                 The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. Each applicable Trust Agreement will require the Servicer to sell promptly any repossessed Equipment.

                 Under most state laws, an Obligor has the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

                 In addition, because the market value of the Equipment of the type financed pursuant to the Receivables generally declines with age and because of obsolescence, the net disposition proceeds of leased Equipment at any time during the term of the Contract may be less than the outstanding balance on the Contract principal balance which it secures. Because of this, and because other creditors may have rights in the related leased Equipment superior to those of the related Trust Property, the Servicer may not be able to recover the entire amount due on a defaulted Contract in the event that the Servicer elects to repossess and sell such leased Equipment at any time.

                 Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from an Obligor for any deficiency on repossession and resale of the asset securing the unpaid balance of such Obligor's contract. However, some states, including Pennsylvania, where DVI is based and many of the Obligors may be located, impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the Equipment in a commercially reasonable manner and to "mitigate damages" in the event of an Obligor's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the Equipment and to offset the net proceeds of such disposition against its claim. In addition, an Obligor may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the leased Equipment is found to be a retention discharging the Obligor from all further obligations under UCC
Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the Obligor for the shortfall, but a defaulting Obligor may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

                 Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of an Obligor, various provisions of the Bankruptcy Code of 1978 (the "Bankruptcy Code") and related laws may interfere with or eliminate the ability of the Servicer or the Trustee to enforce its rights under the Receivables. If bankruptcy proceedings were instituted in respect of an Obligor, the Servicer or the Trustee could be prevented from continuing to collect payments due from or on behalf of such Obligor or exercising any remedies assigned to such Servicer or Trustee without the approval of the bankruptcy court, and the bankruptcy court could permit the Obligor to use or dispose of the leased Equipment and provide the Servicer or the Trustee with a lien on substitute collateral, so long as such substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code.

                 Certain governmental and quasi-governmental entities, such as municipalities and public hospitals, condition contract payments on the availability of budgeted funds. If such Contracts are part of the Trust Property and such budgeted funds are not available, the Servicer or Trustee may be forced to repossess related Equipment and Securityholders may experience delays and/or losses in payment.

                 These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of leased Equipment, may limit the amount realized on the sale of the collateral to less than the amount due on the related Receivable.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

                 The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, the anticipated material federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                              ERISA CONSIDERATIONS

                 Unless otherwise specified in the related Prospectus Supplement, the Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.

                              PLAN OF DISTRIBUTION

                 The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more methods, including firm commitment or best efforts underwriting and competitive bid. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Company from such sale.

                 If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The members of the underwriting syndicate, if any, will be named in the Prospectus Supplement relating to such series.

                 In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the Company.

                 It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

                 The Prospectus Supplement with respect to any series of Securities offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Securities of such series.

                 The Company anticipates that the Securities offered hereby will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

                 Certain legal matters relating to the issuance of the Securities of any series will be passed upon for the Issuer and the Servicer by Melvin Breaux, Esq., general counsel to the Issuer and the Servicer, and by Thacher Proffitt & Wood, New York, New York.

                              FINANCIAL INFORMATION

                 The Company has determined that its financial statements are not material to the offering made hereby. However, any prospective purchaser who desires to review financial information concerning the Company will upon request be provided with a copy of the most recent financial statements of the Company. See "Reports to Securityholders."

                 A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

                             ADDITIONAL INFORMATION

                 This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                             INDEX OF DEFINED TERMS

                 Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

Accrual Securities                  ...........................................3
Additional Receivables              ...........................................4
Articles of Incorporation           ..........................................20
Bankruptcy Code                     ..........................................35
Business Day                        ...........................................4
Cede                                ...........................................8
Certificates                        ........................................i, 1
Class                               ........................................i, 1
Closing Date                        ..........................................16
Collection Account                  ..........................................28
Collection Period                   ..........................................29
Commission                          ...........................................i
Company                             .......................................i, 19
Company's Certificates              ...........................................6
Company's Interest                  ...........................................5
Contract File                       ..........................................11
Contracts                           ........................................i, 1
Contribution Agreement              ..........................................16
Corporate Trust Office              .......................................4, 21
Credit Enhancement                  ...........................................1
Credit Enhancer                     ..........................................14
CT                                  ..........................................20
Cut-off Date                        ........................................i, 1
Definitive Securities               ..........................................26
Discounted Contract Balance         .......................................7, 16
Distribution Account                ..........................................28
DTC                                 ...........................................8
DVI                                 ....................................i, 1, 21
Eligible Deposit Account            ..........................................28
Eligible Institution                ..........................................28
Eligible Investments                ..........................................28
Equipment                           ........................................i, 1
ERISA                               ..........................................10
Exchange Act                        .......................................i, 10
FASB 13                             ..........................................16
Financially Stronger Hospitals      ..........................................17
Fixed Income Securities             ...........................................3
Indenture                           ...........................................2
Indenture Trustee                   ...........................................2
Independent Director                ..........................................20
Indirect Participants               ..........................................25
Insolvency Event                    ..........................................32
Insolvency Laws                     ..........................................12
Investment Company Act              ...........................................5
Investment Earnings                 ..........................................28
Issuer                              .......................................i, 19
Lessor                              ...........................................7
Lessors                             ...........................................1
List of Receivables                 ..........................................11
Master Trust                        ...........................................5
Master Trust Agreement              ...........................................6
Master Trust New Issuance           ..........................................23
Medium-Sized Hospitals              ..........................................17
MRI                                 ..........................................17
Notes                               ........................................i, 1
Obligor                             ...........................................1
Originator                          ...........................................1
Outpatient Healthcare Providers     ..........................................17
Outpatient Medical Facilities       ..........................................17
Participants                        ..........................................24
Payment Date                        ...........................................4
Physician Groups                    ..........................................17
Policy                              ...........................................8
Pool Balance                        ..........................................19
Pool Factor                         ..........................................19
Pooling Agreement                   ...........................................2
Pre-Funding Account                 ...........................................8
Prepayment                          ..........................................14
Prospectus Supplement               ...........................................i
Rating Agencies                     ..........................................10
Ratings Effect                      ..........................................14
Receivables                         ........................................i, 1
Record  Date                        ...........................................4
Registration Statement              ...........................................i
Remittance Period                   ...........................................4
Rules                               ..........................................25
Securities                          ...........................................i
Securities Act                      ...........................................i
Security Register                   ..........................................21
Securityholder                      ..........................................25
Securityholders                     ...........................................4
Senior Credit Committee             ..........................................17
Senior Securities                   ...........................................4
Servicer                            ...........................................1

Servicer Default                    ..........................................31
Servicing Agreement                 ...........................................2
Servicing Fee                       ..........................................29
Servicing Fee Rate                  ..........................................29
Shared Service Providers            ..........................................17
Strip Securities                    ...........................................3
Subordinate Securities              ...........................................4
Tax Opinion                         ..........................................24
Trust                               ...........................................i
Trust Accounts                      ..........................................28
Trust Agreements                    .......................................2, 27
Trust Property                      ........................................i, 1
Trustee                             ...........................................2
UCC                                 ...........................................9

                           DVI BUSINESS TRUST 1998-2,
                                     ISSUER



                                   $35,882,000
                                5.242% CLASS A-1
                               ASSET-BACKED NOTES

                                  $117,000,000
                                 5.64% CLASS A-2
                               ASSET-BACKED NOTES

                                   $38,090,000
                                 5.76% CLASS A-3
                               ASSET-BACKED NOTES

                                   $4,365,000
                                  5.93% CLASS B
                               ASSET-BACKED NOTES

                                   $4,910,955
                                  6.37% CLASS C
                               ASSET-BACKED NOTES

                      ------------------------------------


                              PROSPECTUS SUPPLEMENT

                             DATED DECEMBER 7, 1998

                      ------------------------------------


                                 LEHMAN BROTHERS
                                       AND
                              PRUDENTIAL SECURITIES
                                  INCORPORATED

                                  UNDERWRITERS


UNTIL MARCH 7, 1999 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.